AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                                ON FEBRUARY 19, 2001

                               Sec File No. 333-43512

--------------------------------------------------------------------------------

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                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549
           --------------------------------------------------------------

                                   Amendment No. 3

                                      FORM SB-2
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
           --------------------------------------------------------------

                                  PVAXX CORPORATION
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


        COLORADO               2821                         05-0499528

        (STATE OR OTHER        (PRIMARY STANDARD           (I.R.S. EMPLOYER
        JURISDICTION OF        INDUSTRIAL CLASSIFICATION   IDENTIFICATION NO.)
        INCORPORATION OR       CODE NUMBER)
        ORGANIZATION


                               PVAXX CORPORATION
                          12730 New Brittany Boulevard
                           Ft. Myers, Florida 33907
                                 941-274-9355

          (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
             AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             NADEAU & SIMMONS, P.C.
                            1250 TURKS HEAD BUILDING
                         PROVIDENCE, RHODE ISLAND 02903
                                  401-272-5800

           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                WITH COPIES TO:
                             DENNIS W. BERSCH, CPA
                            633 W. WISCONSIN AVENUE
                                   SUITE 610
                              MILWAUKEE, WI 53203
                                 414-272-8800

                      APPROXIMATE DATE OF COMMENCEMENT OF
                         PROPOSED SALE TO THE PUBLIC:

                    As soon as practicable after approval.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.

                                                         [X]

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.

                                                         [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering.

                                                         [ ]  _______

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

                                                         [ ] _________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

                                                         [ ]  ________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.

                                                         [ ] _________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------

Title of               Maximum        Maximum
Securities             Amount         Offering      Aggregate    Amount of
to be                  to be          Price         Offering     Registration
Registered             Registered     Per Share     Price        Fee
--------------         -------------  ------------  -----------  ------------

Common Stock,          1,200,000(1)   $    10.00    $ 12,000,000 $ 4,137.93
No Par Value

Common Stock,          4,708,985(2)   $    10.00    $ 47,089,860 $16,237.88
No Par Value

(1) Estimated solely for purposes of calculating registration fee. It is anticipated that the public offering price of the common stock will be approximately $10.00.

(2) Common stock owned by stockholders of the Company. The fee with respect to these shares has been calculated pursuant to Rules 457(f) and 457(c) under the Securities Act of 1933, as amended, and based upon the book value of our common stock on a date within five (5) days prior to the date of filing of this registration statement (since no quote is now published, it was assumed at $10.00 for purposes only of calculating the filing fee).

------------------------------------------------------------------------------

                          INVESTING IN OUR COMMON STOCK
               INVOLVES CERTAIN RISKS. SEE RISK FACTORS ON PAGE 3.

             NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY
           STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF
            THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY
                               OF THIS PROSPECTUS.

The information contained in this prospectus is subject to completion or amendment. The shares described in this prospectus may not be sold, nor may offers to buy be accepted, prior to the time this registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful, prior to registration under the securities laws of any such state.



                Subject to Completion Dated ______________, 2001

                               PVAXX CORPORATION

                               1,200,000 Shares
                                 Common Stock


This prospectus relates to the offer and sale of up to 1,200,000 shares of common stock, no par value of PVAXX Corporation (the "Company"). We are selling the Shares on a self-underwritten, no minimum basis for a period of 360 days. We will not use an underwriter or securities dealer. The Company cannot provide assurances that it will raise significant proceeds from this offering and may receive no or nominal proceeds, significantly restricting the Company's activities and plan of operations. Our corporate address is 12730 New Brittany Boulevard, Ft. Myers, Florida 33907. We estimate that total expenses will be approximately $75,000 in connection with this offering of our shares.

The registration statement of which this prospectus forms a part also relates to the potential resale of 4,708,985 shares of Common Stock that were issued to certain Selling Shareholders in connection with the Company's completed business combination on July 11, 2000. Such shares represent approximately 80% of the total shares being offered hereby and may be sold at the prevailing market price that may undercut the fixed price that shares are being offered in the primary offering of 1,200,000 shares. The sale of shares by Selling Shareholders may have a continuing depressive effect on the primary offering as there will be no arrangement to address the price of the Company's stock provided it moves below the price of shares to be sold in the primary offering.

                                TABLE OF CONTENTS


Prospectus Summary
Risk Factors
     Competition
     Potential Fluctuations in Quarterly Operating Results
     Limited Operating History
     Dependence on Third-Party Suppliers
     Patents, Trademarks and Proprietary Information
     Rapid Technological Changes
     Expansion
     Government Regulation
     Dependence on Key Personnel
     Control by Principal Shareholders, Officers and Directors
     Issuance of Preferred Stock
     Trading Market; Volatility of Stock Price
     Possible Need for Additional Financing
     Indemnification of Officers and Directors
     Dependence Upon Outside Advisors
     Rule 144 Sales
Use of Proceeds
Dilution
Dividend Policy
Business
Management's Discussion and Analysis of Financial Condition and
 Results of Operations
Management
Certain Transactions
Principal Shareholders
Description of Capital Stock
Plan of Distribution
Legal Matters
Experts
Additional Information
Financial Statements                                                   F-1


                                    PART I

                 Narrative Information Required in Prospectus

                  Inside Front and Outside Back Cover Pages
              See front and back cover pages of this prospectus.


                              PROSPECTUS SUMMARY

The following summary should be read in conjunction with the more detailed information and the financial statements. The registration statement of which this prospectus forms a part also relates to the potential resale of 4,708,985 shares of Common Stock that were issued to certain Selling Shareholders in connection with the Company's completed business combination on July 11, 2000. Such shares represent approximately 80% of the total shares being offered hereby and may be sold at the prevailing market prices that may undercut the fixed price that the 1,200,000 shares are being offered in the primary offering. The sale of shares by Selling Shareholders may have a continuing depressive effect on the primary offering as there will be no arrangement to address the price of the Company's stock provided it moves below the price of shares to be sold in the primary offering.

THE COMPANY

The Company is a development stage company whose primary business is the development of PVAXX(R), a biodegradable polymer primarily made of polyvinyl alcohol ("PVA") to be used as a raw material by manufacturers of many plastic items or components, such as trash bags, shotgun shell casings, pharmaceuticals (capsules and sutures) and bottles, in a variety of commercial, industrial and consumer sectors. PVAXX(R) is different from conventional plastics compounds, such as polystyrene and polypropylene, by the fact that PVAXX(R) is relatively harmless to the environment and in comparison to other PVA-containing products by PVAXX(R)'s lower cost to produce and, therefore, its price to the market.

Our corporate headquarters are located at 12730 New Brittany Boulevard, Ft. Myers, Florida 33907, (941) 274-9355. Our transfer agent is Computershare Trust Company, 12039 West Alameda Parkway, Suite Z-2, Lakewood CO 80228, telephone: (303) 986-5400.

We are selling the Shares on a self-underwritten, no minimum basis for a period of 360 days. We will not use an underwriter or securities dealer. The Company cannot provide assurances that it will raise significant proceeds from this offering and may receive no or nominal proceeds, significantly restricting the Company's activities and plan of operations.

The Company believes that obtaining net proceeds of at least $1,000,000, together with the cash generated from operations, will be sufficient to support the Company's anticipated growth, expansion and marketing efforts for at least 12 months following the completion of this Offering. There can be no assurances that the Company will be able to obtain at least $1,000,000 of net proceeds on a timely basis, or at all. In such event, the Company may be unable to complete its current plans for expansion. If the Company requires additional financing and is unable to obtain it, the Company's operations will be materially adversely effected.

We plan to register the Shares, if necessary, to be sold in the offering in Florida, Washington, D.C., Colorado and New York. We will not sell Shares to any investor in a state unless the Shares are registered or qualified in such state or the sale of our Shares is exempt from registration or qualification. Purchasers in any subsequent trading market must be residents of states in which our securities are registered or qualified.

                                  The Offering


Securities Offered by the Company (1).........1,200,000 shares of common stock.

Securities Outstanding Prior to the
  Offering....................................21,322,800 shares

Securities Outstanding Subsequent to the
  Offering....................................22,522,800 shares

Use of Proceeds...............................Expansion of production, manufacture and increased
                                              product marketing of PVAXX(R),
                                              and for working capital purposes.

Risk Factors..................................The common stock offered hereby involves a high degree of risk
                                              and immediate and substantial
                                              dilution. See "Risk Factors".

Proposed OTC Bulletin Board Symbol............Shares--"PVXX"
-------------------

(1) Concurrently with this Offering, the Company is registering the potential resale of the 4,708,985 shares of Common Stock previously issued to the Selling Shareholders.


                                  RISK FACTORS

We provide the following risk factor disclosure in connection with our continuing effort to qualify our written and oral forward looking statements for the safe harbor protection of the Reform Act and any other similar safe harbor provisions. Important factors currently known to us that could cause actual results to differ materially from those in forward looking statements include the following disclosures:

The shares offered hereby are speculative and involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment.

The registration statement of which this prospectus forms a part also relates to the potential resale of 4,708,985 shares of Common Stock that were issued to certain Selling Shareholders in connection with the Company's completed business combination on July 11, 2000. Such shares represent approximately 80% of the total shares being offered hereby and may be sold at the prevailing market prices that may undercut the fixed price that the 1,200,000 shares are being offered in the primary offering. None of the Selling Shareholders are subject to agreements restricting the sale or transfer of their shares and, therefore, the Selling Shareholders could sell their shares at prices substantially below the price of shares to be sold in the primary offering. In addition, if there is not sufficient demand for the Company's stock, the sale of shares by Selling Shareholders may have a continuing depressive effect on the primary offering as there will be no arrangement to address the price of the Company's stock provided it moves below the price of shares to be sold in the primary offering.

Technology Uncertainty and Lack of Market Acceptance

Although PVA-based polymers (like PVAXX(R)) and other polymers have been developed by various pharmaceutical or plastics manufacturing companies to replace conventional plastics, relatively limited research has been conducted in the expansion of PVA-based and other polymers to a wider range of products.

The Company has commenced market-study surveys and sold and shipped comparatively small orders to potential customers for evaluation by those potential customers. However, there can be no guarantee that any of the potential customers currently evaluating PVAXX(R) will actually purchase any more PVAXX(R). Additionally, although Management believes that the Company has demonstrated in initial manufacturing trials that PVAXX(R) may be capable of being used to produce a broad range of products, PVA-based polymers are currently marketed for only a limited number of products.

PVAXX(R) is subject to the risks of failure inherent in the development and marketing of products based on innovative technologies. These risks include the possibilities that any or all of the proposed uses for PVAXX(R) may be found to be ineffective, or otherwise may fail to receive necessary regulatory clearances; that PVAXX(R), although effective, may be uneconomical to market; or that third parties may market superior or equivalent products. Due to the current lack of acceptance of PVAXX(R) by manufacturers of plastics products, the Company does not expect to be able to realize significant revenues from the sale of PVAXX(R) in the near term.


Our Company does not have significant experience in international distribution that may negatively impact our plan of operation and selling strategies.

Our Company intends to sell PVAXX(R) through an international distribution strategy. The Company is currently negotiating with several distributors experienced in international distribution of products, but no decision as to which distributor will be utilized, or the terms of the distribution contract, has yet been made. There can be no guarantees that the Company will be able to secure a suitable distributor on terms favorable to the Company. Failure to secure a relationship with an international distributor could have an adverse affect on the Company's ability to successfully market PVAXX(R) and, ultimately, the Company's operations. Additionally, the Company's operations will be subject to the wide range of general business risks associated with international operations, including;

-unexpected changes in legal and regulatory requirements;
-changes in tariffs, exchange rates and other barriers;
-political and economic instability;
-inability to repatriate net income from foreign markets;
-difficulty in protecting the Company's intellectual property; and -potentially adverse tax consequences.

Additionally, the Company has not had pilot overseas distribution projects. Such inexperience combined with various other international manufacturing risks could cause our Company's attempted international growth strategy to fail, causing a material adverse affect to the operations of the Company.


Our Company does not have significant experience in foreign currency and foreign exchange regulation that may adversely affect our results of operations.

Our Company intends, although there can be no assurance, to arrange for the distribution of a significant amount of products throughout the world. We may be required to accomplish such transactions through the use of foreign currencies, directly or indirectly. We do not currently engage in currency exchange rate hedging transactions. To the extent, however, that our Company may engage in any such hedging transactions in the future, there can be no assurance that any currency hedging policies implemented by the Company in the future will be successful. As a result, fluctuations in exchange rates of the U.S. dollar, the Euro or British pound against foreign currencies could adversely affect our results of operations.


Our Company may experience significant risks relating to the use of foreign suppliers.

The Company intends, although there can be no assurance, to arrange for the manufacture of PVAXX(R) overseas. Such overseas manufacturing will be dependent upon foreign suppliers. The Company will not have contractual agreements with suppliers. Prices for and supply of those products may be adversely affected by changing economic conditions internationally.
Without a contract setting a specific price or price range, fluctuations in price could reduce the Company's profit margin resulting in adverse effects to the Company's operations.

Our Company may also be subject to other risks associated with its international relationships, including tariff regulations and requirements for export licenses, unexpected changes in regulatory requirements, potentially adverse tax consequences, economic and political instability, restrictions on repatriation of earnings and the burdens of complying with a wide variety of foreign laws. In addition, the laws of certain countries may not protect our products and intellectual property rights to the same extent as the laws of the United States or the United Kingdom. There can be no assurance that such factors will not have a material adverse effect on our Company's future sales or licenses and, consequently, on the Company's business, prospects, results of operations or financial condition as a whole.

If our Company cannot establish and maintain commercial relationships with suppliers of raw materials, we will not be able to produce our product.

Our Company does not have any oral or written contracts or agreements with suppliers of our raw materials. In the event that a relationship with a supplier upon which we depend is terminated, there can be no guarantee that we will be able to locate other satisfactory suppliers, or even if other suppliers could be located, that we will be able to establish and/or continue commercial relationships with any such suppliers on favorable terms, if at all. If we are unable to establish commercial relationships with other suppliers, we may not be able to produce our products. In addition, our products principal raw materials are currently readily available, but there can be no guarantee that a general shortage of such raw materials will not occur. Such a shortage could also suspend or curtail some of our operations. In the event we cannot secure such raw materials or any other raw materials on reasonable commercial terms, we may have to go to other sources and may not be able to secure similar quality or prices. Any suspension or curtailment of raw materials could have a material adverse effect on our Company.


We have experienced losses since inception, expect future losses and may not become profitable.

We have incurred losses since inception. To date, we have experienced no significant revenues from the sale of our product and expect this trend to continue until some indefinite date in the future. We may not become profitable. If we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis.


We may require additional capital in the future that may not be available.

Our future capital requirements will depend on many factors, including:

-   the cost of manufacturing scale-up;
-   the scope of market acceptance of our products
-   the timing of market acceptance of our products;
-   competing technological and market developments; and
-   the costs involved in filing, prosecuting and enforcing patent claims.

There is uncertainty as to our future profitability that may make it difficult for us to secure additional financing on acceptable terms, if we are able to secure additional financing at all. Insufficient funds may require us to delay, scale back or eliminate some or all of our activities or to obtain funds through arrangements with third parties that may require us to relinquish rights to some or all of our technologies, product candidates or products that we would otherwise seek to develop or commercialize ourselves.

The market for polymers such as PVAXX(R) is made up of companies which have significantly greater financial, technical and human resources and market products that are well-established and accepted, which may make our Company unable to compete in the marketplace.

There are many manufacturers of plastic polymers whose products are competitive with PVAXX in that they are currently being used by manufacturers of end-stage products. While PVAXX will provide an alternative raw material with significant environmental benefits, the products of our competitors are well entrenched. In addition, many of our competitors have significantly greater financial, technical and human resources than we do, which may diminish any competitive advantage that we may currently have over them. Currently, the company does not give samples of its products away. Rather it sells smaller quantities to manufacturers for their evaluation and testing. Our competitors may succeed in obtaining market acceptance for products more rapidly. They may have significant volume manufacturing efficiency and marketing capabilities that represent areas where we have limited or no experience.

The primary source of competition for our PVAXX(R) product currently comes from suppliers of conventional non-degradable plastic products. The use of non-degradable products is well-established and accepted by both consumers and the industry, many of which may be indifferent to the benefits offered by our products. Many of our competitors who provide these non-degradable products have significantly greater financial, technical and human resources than we do. Changes in political and consumer emphasis on environmental factors in waste disposal could significantly harm our competitive position relative to these established solutions with respect to some of our products whose principal advantage is degradability. Such changes may be imminent in light of the current United States political climate, the unlikelihood of increased United States environmental regulation and the possibility of a reduction in United States environmental regulation.


We are largely dependent on Henry Stevens, our Chairman, and may not be able to continue to attract, retain and motivate highly skilled personnel.

Our success depends to a significant extent upon the continued service of Henry Stevens, our founder and Chairman. Mr. Stevens has been intimately involved in the research and development of PVAXX from the beginning. His loss of service to our Company could have a material adverse effect on our business or results of operations. Currently, Mr. Stevens is under contract with the Company through 2006.


Demand notes between the Company and affiliates may have an adverse impact on our financial condition.

The Company's Principal shareholder, Jumik Investments, holds a non-interest bearing, unsecured demand note obligating the Company to repay, upon demand, loans made by Jumik to the Company. As of December 31, 2000, the balance on this note was approximately $1,000,000. While Jumik does not currently intend to call the note due, there can be no assurances that they will not demand the note. A demand could have an adverse effect on the Company's financial condition.

The Company's Chairman, Henry Stevens, holds a non-interest bearing, unsecured demand note obligating the Company to pay, upon demand, his deferred salary, as well as repay a loan made by Mr. Stevens to the Company. The current balance of this note, as of December 31, 2000, was approximately $530,000. While Mr. Stevens does not currently intend to call the note due, there can be no assurances that he will not demand the note. A demand could have an adverse effect on the company's financial condition.


Our early development stage may lead to potential fluctuations in quarterly operating results that could have a material adverse effect on business, prospects, financial condition and results of operations.

Our business and prospects must be considered along with the risks, expenses and difficulties frequently encountered by polymer manufacturing companies in their early stages of development. The risks we face include, but are not limited to,

(a) our product's performance;
(b) general economic conditions and economic conditions specific to the biodegradable plastics industry;
(c) our ability to manage rapid growth;
(d) our ability to anticipate and adapt to a developing market and unforeseen changes;
(e) developments in our strategic partners' activities and direction;
(f) our ability to retain and attract customers;
(g) the level of competition in the biodegradable plastics industry;
(h) our ability to upgrade and develop its product and infrastructure and attract new personnel in a timely and effective manner;
(i) the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations and infrastructure; and
(j) governmental regulation.

To address these risks, we must, among other things:

(a) implement and successfully execute our business strategy;
(b) continue to develop and upgrade our products and technology;
(c) provide superior customer service;
(d) respond to competitive developments;
(e) attract, retain and motivate qualified personnel; and
(f) meet the expectations of our strategic partners.

There can be no assurance that we will be successful in addressing such risks, and the failure to do so could have a material adverse effect on our business, prospects, financial condition and results of operations.

There can be no assurance that we will secure, or be able to protect any patents, trademarks or intellectual property.

On November 24, 2000, the Company received an International Preliminary Examination Report regarding International application No. PCT/GB99/02822, originally filed August 26, 1999 regarding its patent applications to protect different grades of PVAXX(R). Reasoned statements under Article 35(2) with regard to novelty, inventive step and industrial applicability were confirmed favorably by the International Preliminary Examining Authority on all claims asserted (1-30) in connection with the application as follows:

         Novelty                     Yes:             Claims     1-30
                                      No:             Claims        -
         Inventive step (IS)         Yes:             Claims     1-30
                                      No:             Claims        -
         Industrial applicability    Yes:             Claims     1-30
                                      No:             Claims        -

The Company through its wholly-owned subsidiary, PVAXX Technologies, Ltd. is also the holder of the rights to patents published under International Publication Numbers WO 98/26911 on June 25, 1998 and WO 00/12615 on
March 9, 2000.

The Company has applied for trademark protection on July 20, 2000, Application No. 2240024 in the United Kingdom and all other major-developed countries for the name "PVAXX". There can be no assurance that existing or future patents or trademarks, if any, will adequately protect the Company. Also, there can be no assurances that any patent or trademark applications will result in issued patents or trademarks. In addition, there can be no assurances that the Company's patents or trademarks will be upheld, if challenged. The Company also faces the risk that competitors will develop similar or superior methods or products outside the protection of any patent issued to the Company. Although the Company believes that its current European patents and trademarks, potential United States patent and trademarks, as well as the Company's products, do not and will not infringe patents or trademarks or violate the proprietary rights of others, it is possible that the Company's existing patent or trademark rights may not be valid or that infringement of existing or future patents, trademarks or proprietary rights may occur. Failure to do any of the foregoing could have a material adverse effect upon the Company.

In addition, there can be no assurance that the Company will have the financial or other resources necessary to enforce or defend a patent or trademark infringement or proprietary rights violation action that may be brought against it. Moreover, if the Company's products infringe patents, trademarks or proprietary rights of others, the Company could, under certain circumstances, become liable for damages, which also could have a material adverse effect on the Company.

The control of the Company by principal shareholders, officers and directors could impede its shareholders from having any ability to direct affairs and business.

Our principal shareholders, officers and directors will beneficially own approximately seventy-four percent (74%) of our Company's common stock. As a result, such persons will have the ability to control our Company and direct its affairs and business. Such concentration of ownership may also have the effect of delaying, deferring or preventing change in control of our company.


Jumik Investments' ownership and Henry Stevens' control of preferred stock may adversely affect holders of common stock or delay or prevent corporate takeovers.

Our Articles of Incorporation provide that we may, from time to time, issue preferred stock in one or more series. The Articles of Incorporation authorize our Board of Directors to determine the rights, preferences, privileges and restrictions granted to and imposed upon any wholly unissued series of preferred stock and the designation of any such shares, without any vote or action by our shareholders. The Board of Directors may authorize and issue Preferred stock with voting power or other rights that could adversely affect the voting power or other rights of the holders of common stock.

Presently, Jumik Technologies, Ltd ("JUMIK") owns all of the issued and outstanding preferred stock. Mr Stevens, the Company's Chairman, holds a controlling interest in JUMIK and, as such, controls the preferred stock.
Mr. Stevens control of the preferred stock could delay, defer or prevent a change in control of the Company, because the terms of preferred stock could potentially prohibit the Company's consummation of any merger, reorganization, sale of substantially all of its assets, liquidation or other extraordinary corporate transaction without the approval of the holders of the outstanding shares of the preferred stock.


Our stock price will be potentially volatile and may impede our ability to secure equity financing or complete business combination transactions on favorable terms to the Company.

There has been no public market for our common stock. There can be no assurance that an active trading market will develop or be sustained. At a future date, provided a public market for the stock does develop, the market price of the shares of common stock is likely to be highly volatile and may be significantly affected by factors such as fluctuations in the Company's operating results, announcements of technological innovations or new products and/or services by the Company or its competitors, governmental regulatory action, developments with respect to patents or proprietary rights and general market conditions.

In addition, the stock market has, from time to time, experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. Significant fluctuations may impede our ability to secure equity financing or complete business combination transactions on favorable terms to the Company.

Our Company's indemnification of officers and directors may result in substantial expenditures by the Company

Our Articles of Incorporation provide for the indemnification of directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of the Company. We will also bear the expenses of such litigation for any directors, officers, employees, or agents, upon such person's promise to repay the Company therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by the Company that it will be unable to recoup.


Required regulatory disclosure relating to low-priced stocks may negatively impact liquidity in our common stock.

While the initial offering price is $10.00, there may be downward pressure due to lack of demand for the Company's stock or from the Selling Shareholders. Should the trading price of the common stock drop to less than US$5.00 per share, trading in the common stock in the US secondary market would be subject to certain rules promulgated under the Securities Exchange Act of 1934, which rules require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a "penny stock" (generally, any non-NASDAQ equity security that has a market price of less than US$5.00 per share, subject to certain exceptions).

Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transactions prior to sale.

The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market liquidity and the ability of stockholders to sell the common stock in the US secondary market.


Current prospectus and state blue sky requirements may impede our ability to offer common stock in certain jurisdictions.

We will be able to issue shares of its common stock only if there is then a current prospectus relating to such common stock and only if such common stock is qualified for sale or exempt from qualification under applicable state securities laws of the jurisdictions in which the various holders of the common stock reside. We have undertaken and intend to file and keep current a prospectus that will permit the purchase and sale of the common stock, but there can be no assurance that we will be able to do so.

Although we intend to seek to qualify for sale the shares of common stock in those states in which the securities are to be offered, no assurance can be given that such qualification will occur. The common stock may be deprived of any value and the market for such shares may be limited if a current prospectus covering the common stock is not kept effective or if such common stock is not qualified or exempt from qualification in the jurisdictions in which the holders then reside.

                                 USE OF PROCEEDS

The net proceeds to the Company from the sale of the 1,200,000 shares of common stock offered hereby, are estimated to be approximately $11,925,000. We are selling the Shares on a self-underwritten, no minimum basis for a period of 360 days. The Company cannot provide assurances that it will raise significant proceeds from this offering and may receive no or nominal proceeds, significantly restricting the Company's activities and plan of operations. This offering will be sold on a first come, first serve basis.

Provided subscriptions exceed 1,200,000 shares, all excess subscriptions will be promptly returned to such subscriber, without interest, and without deduction for commissions or expenses. We will not use an underwriter or securities dealer.

There can be no assurances that any amount of the offering will be sold. In that event, there is a substantial risk to us that failure to receive proceeds from this offering may significantly restrict our business operations.

The Company will not receive any proceeds from the sale of securities by the Selling Shareholders.

The Company intends to utilize any proceeds approximately as follows:


                     $1,000,000     $5,000,000     $10,000,000   $12,000,000
                     Amount of      Amount of      Amount of     Amount of
                     Proceeds       Proceeds       Proceeds      Proceeds
                     Raised         Raised         Raised        Raised


Reduction of Debt    $        -0-   $        -0-   $  1,000,000  $  1,000,000

Salaries                 492,000      2,391,478       2,391,478     2,391,478

Lease Rental              83,000         83,000          83,000        83,000

Development              250,000        828,000         828,000       828,000
Research and
Engineering

Marketing                155,000        255,000         255,000       300,000

Professional and              -0-       250,000         250,000       250,000
Consulting Fees

Shipping Expenses         20,000         30,000          30,000        40,000

Working Capital               -0-     1,162,522       5,162,522     7,107,522

A: Debt Reduction: Based on the Jumik debt equaling $1,000,000, paid after $10,000,000 is raised

B: Salaries - The $492,000 represents that balance of $1,000,000 less base costs for operations as follows:

     Dubai Production Unit (Subject to at least $1,000,000 raise):

          Manager
          Production Process Operative
          Production Process Operative
          Laborer
          Laborer
          Cleaner

     Corporate Office:

          President
          Chief Executive Officer
          Chief Financial Officer
          Executive Vice President
          Vice President Sales & Marketing
          Systems & IT Manager

     U.K. Research & development Unit:

          Unit Manager
          Business Manager
          Technical Support & Process Manager
          Environmental Sector Manager
          Pharmaceutical Sector Manager
          Engineering Manager
          Polymer Engineer
          Technician
          Production Operative
          Production Operative
          Fitter/Machinist

C: Lease Rental - Office leasing + $30,000 for Dubai

D: UK R&D - Represents expenditures on research, development, equipment, raw materials and other material to further develop the Company's products and to develop the Company's next generation of products. Also represents expenditures on equipment necessary to manufacture the Company's products and mechanically assemble components of the Company's products for the establishment of the Company's fully automated manufacturing facility.

E: Marketing - $155,000 base + 100,000 increase as $5,000,000 raised up to $300,000

F: Shipping - FOB Factory - amounts listed represent samples and inter-company shipping.

G: Working Capital - Represents expenditure for general corporate purposes including accounts payable, payroll, purchase of materials for purchase orders, overhead, administrative expenses and general corporate purposes.

-------------------------------
The foregoing represents the Company's best estimate of its allocation of the net proceeds of this offering based upon the current state of its business, operations and plans, current business conditions and the Company's evaluation of its industry. Future events, including problems, delays, expenses and complications that may be encountered, changes in economic or competitive conditions and the results of the Company's sales and marketing activities may make shifts in the allocation of funds necessary or desirable. Management will have broad discretion to determine the use of proceeds.

We have wide discretion in the use of our proceeds. We reserve the right to use the funds obtained from this offering for other purposes not presently contemplated which we deem to be in our best interest and the best interest of our shareholders. As a result, our success will be substantially dependent upon the discretion and judgment of our management. The application and allocation of the net proceeds of the offering are determined by discretion and judgment of our management.

Reports to Stockholders

We plan to furnish our stockholders with an annual report for each fiscal year containing financial statements audited by our independent certified public accountants. Additionally, we may, in our sole discretion, issue unaudited quarterly or other interim reports to our stockholders when we deems appropriate, issue Company newsletters and update our website at www.pvaxx.com. We intend to comply with the periodic reporting requirements of the Securities Exchange Act of 1934 for so long as the Company is subject to those requirements.


                         DETERMINATION OF OFFERING PRICE

Prior to this Offering, there has been no public market for the Securities. The initial public offering price for the common stock has been determined by the Company. Among the factors considered were the market price of the Company's common stock, an analysis of the areas of activity in which the Company is engaged, the present state of the Company's business, the Company's financial condition, the Company's prospects, an assessment of management, and the general condition of the securities market at the time of this Offering. The public offering price of the common stock does not necessarily bear any relationship to assets, earnings, book value or other criteria of value applicable to the Company.

The Company anticipates that the common stock will be submitted for quotation on the Over-the-Counter Bulletin Board ("OTC:BB") under the symbol "PVXX", but there can be no assurances that an active trading market will develop, even if the securities are accepted for quotation.

                                  CAPITALIZATION

The following is the capitalization of our company as of December 31, 2000.

                                                     AMOUNT TO BE
                   AMOUNT            AMOUNT          OUTSTAND. UPON
TITLE OF CLASS     AUTHORIZ.         OUTSTAND.       ISSUANCE OF ALL SHARES
----------------   ----------------  --------------  -----------------------
Common Stock,
No par value          40,000,000        21,322,800        22,522,800

Preferred Stock       10,000,000        10,000,000        10,000,000

The following table sets forth the capitalization of the Company as of December 31, 2000. This table should be read in conjunction with the financial statements and notes thereto included elsewhere in this Prospectus.

Actual
-------------
Long-term Liabilities                             $     1,609,946

Stockholders' equity:

Common stock (no par value)                               204,200
40,000,000 shares authorized; 21,322,800
shares issued and outstanding (actual)

Preferred Stock, 10,000,000 shares
authorized;
Series A Convertible                                      100,000

Additional paid-in capital                                217,914
Retained Earnings                                      (1,850,325)
Accumulated Other Comprehensive Income            $        12,382
Total stockholders' equity                        $     1,084,405
Total capitalization                              $     1,084,405

-------------------------------------------------

                                   DILUTION

At December 31, 2000, the net tangible book value of the Company was ($1,382,229) or ($.065) per share. Net tangible book value per share is determined by dividing the net tangible book value of the Company (total tangible assets less total liabilities) by the number of outstanding shares of Common Stock. Assuming the sale of the Securities offered hereby of 1,200,000 shares (less estimated expenses of this Offering) the net tangible book value of the Company at December 31, 2000 would have been $10,542,771 or $0.468 per share, representing an immediate increase in net tangible book value of $0.533 per share to the existing stockholders and an immediate dilution of $9.532 per share (or 95 %) to new investors.


The following table illustrates this per share dilution:

Initial offering price per share of common stock         $     10.00

Net tangible book value per share of
common stock before the offering                         $    (0.065)

Increase attributable to new investors                   $     0.533

                                                         ============

Proforma net tangible book value after the offering      $10,542,771

Dilution to new investors                                $     9.532/share

Percentage of dilution to new investors                           95%

The following table summarizes the number of shares of common stock purchased from PVAXX, the total consideration paid and the average price per share paid by our existing shareholders at December 31, 2000 and new investors purchasing shares of common stock in this offering, before deducting the estimated offering expenses.

The table, with respect to new investors, gives effect to the 21,322,800 shares issued on our formation and through December 31, 2000 in connection with various private placements, debenture and bridge financing.

                Shares          Purchased    Consideration   Paid          Average Price
                Number          Percentage   Amount          Percentage    Per Share
                --------------  ------------ --------------  ------------- --------------

Existing
Shareholders     21,322,800       94.67%     $   522,114        04.17%      $   0.02

New Investors     1,200,000        5.33%     $12,000,000        95.83%      $  10.00

Total            22,522,800      100.00%     $12,522,114       100.00%      $   0.56



                              PLAN OF DISTRIBUTION

Conduct of the offering

We hereby offer the right to subscribe for 1,200,000 shares at $10.00 per share on a self-underwritten, no minimum basis for a period of 360 days. We will not use an underwriter or securities dealer. The Company cannot provide assurances that it will raise significant proceeds from this offering and may receive no or nominal proceeds, significantly restricting the Company's activities and plan of operations. We will not compensate any person in connection with the offer and sale of the shares.

The Company believes that obtaining net proceeds of at least $1,000,000, together with the cash generated from operations, will be sufficient to support the Company's anticipated growth, expansion and marketing efforts for at least 12 months following the completion of this Offering. There can be no assurances that the Company will be able to obtain at least $1,000,000 of net proceeds on a timely basis, or at all. In such event, the Company may be unable to complete its current plans for expansion. If the Company requires additional financing and is unable to obtain it, the Company's operations will be materially adversely effected.

The registration statement of which this prospectus forms a part also relates to the potential resale of 4,708,985 shares of Common Stock that were issued to certain Selling Shareholders in connection with the Company's completed business combination on July 11, 2000. Such shares represent approximately 80% of the total shares being offered hereby and may be sold at the prevailing market prices that may undercut the fixed price that the 1,200,000 shares are being offered in the primary offering. The sale of shares by Selling Shareholders may have a continuing depressive effect on the primary offering as there will be no arrangement to address the price of the Company's stock provided it moves below the price of shares to be sold in the primary offering.

Our board members, Henry Stevens and Bryan Wade, or additional officers as they are appointed, shall distribute prospectuses related to the offering. We estimate that they will distribute a limited number of prospectuses to acquaintances, colleagues and sophisticated and/or accredited investors here in the United States, as well as in England and Switzerland. Provided additional officers are appointed, they will be identified by way of an amendment to this filing.

Henry Stevens and Bryan Wade shall conduct the offering of the shares. Although Mr. Stevens and Mr. Wade are an "associated person" as that term is defined in Rule 3a4-1 under the Securities Exchange Act, they will not be deemed to be a broker because:

     - they will not be subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Securities Exchange Act at the time of the sale of our securities;

     - they will not be compensated in connection with the sale of our shares;

     - they will not be an associated person of a broker or dealer at the time of their participation in the sale of our securities; and

     - they shall restrict their participation to the following activities:

(i) preparing written communications or delivering them through the mails or other means that does not involve their oral solicitation of a potential purchaser;

(ii) responding to inquiries of potential purchasers in communications initiated by potential purchasers, provided however, that the content of each response is limited to information contained in the registration statement; or

(iii) performing ministerial and clerical work involved in effecting any transaction.

As of the date of the prospectus, we have not retained a broker in connection with the sale of the shares. In the event we retain a broker who may be deemed an underwriter, we will file an amendment to the registration statement with the Commission. However, we have no present intention of using a broker.

No member of our management, no promoter or anyone acting at their direction will recommend, encourage or advise investors to open brokerage accounts with any broker-dealer that makes a market in the shares. Our investors shall make their own decisions regarding whether to hold or sell their securities. We shall not exercise any influence over investors? decisions.

Method of subscribing

Persons may subscribe for shares by filling in and signing the subscription agreement and delivering it to us prior to the expiration date. Subscribers must pay $10.00 per share in cash or by check, bank draft or postal express money order payable in United States dollars to "PVAXX Corporation". Provided subscriptions exceed 1,200,000 shares, all excess subscriptions will be promptly returned to such subscriber, without interest, and without deduction for commissions or expenses. We will not use an underwriter or securities dealer.

Our officers, directors, principal stockholders and any of their affiliates or associates may purchase up to 5% of the shares. Such purchases may be made in order to obtain at least $1,000,000 of net proceeds in this offering. Shares purchased by our officers, directors and principal stockholders will be acquired for investment purposes and not with a view toward distribution.

Expiration date

The offering will end the earlier of the receipt of subscriptions for 1,200,000 shares or 360 days from the date of the prospectus.

Limited State Jurisdictions Where Securities Are to be Offered

The common stock offered hereby may be eligible for sale only in certain states, and, in some of those states, may be offered or sold only to "institutional investors", as defined under applicable state securities law. No sales or distributions, other than as described herein, may be effected after this Prospectus shall have been appropriately amended or supplemented. Under the securities laws of certain states, the shares may be sold in those states only through registered or licensed broker-dealers or pursuant to available exemptions from such requirements. In addition, in certain states the shares may not be sold therein unless the shares have been registered or qualified for sale in such state or an exemption from such requirement is available and is complied with.

Upon approval, the securities will be offered in at least the following jurisdictions by salespersons of the issuer:

Florida          Washington, D.C.     Colorado     New York

Only residents of those states in which the shares have been approved for sale under applicable securities or Blue Sky laws may purchase shares in this Offering. Each potential investor will be required to execute an investment representation and subscription agreement that, among other things, requires the potential investor to certify his or her state of residence. A potential investor who is a resident of a state other than a state in which the shares have been qualified for sale may request that the Company register the shares in the state in which such investor resides. However, the Company is under no obligation to do so, and may refuse any such request.

Investor Relations Arrangements

Our company may enter into an investor relations agreement. Under the agreement, an investor relations firm is engaged to provide investor relations, corporate communications and related support services to our company, specifically including, among other duties, the development of a comprehensive plan for the dissemination of our information to shareholders as well as brokers, analysts and potential investors; advising our company regarding trends and changes in the Over-the-Counter Bulletin Board brokerage and investment community, as well as changes in share ownership of our shares, all in the context of providing appropriate investor relations communications; coordinating investor and shareholder contacts with our counsel to ensure compliance with applicable securities laws and exchange listing requirements; and assisting us with on-site investor relations meetings and with the design, preparation and dissemination of investor relations materials. No specific firm has been targeted by the Company and there can be no assurance that one will ever be engaged, or will be willing to be engaged by the Company on favorable terms.


                                LEGAL PROCEEDINGS

Neither our company nor any of our affiliates are a party, nor is any of their property subject, to material pending legal proceedings or material proceedings known to be contemplated by governmental authorities.


               DIRECTORS, EXECUTIVE OFFICERS AND SENIOR MANAGEMENT

Management

Members of Management will devote their full time and attention to the operations of the Company.

The following table sets forth the ages of and positions and offices presently held by each Director of the Company.


                                Date First
                                Became            Positions and Offices
Name                   Age      Director          With the Company
------------------     ------   --------------    -----------------------
Henry Stevens(1)       37       June 26, 2000     President and Director


Bryan Wade(1)          53       June 26, 2000     Vice President, Secretary
and
Director
------------------------------------------------------

(1)  The persons listed are the sole directors of the Company.

The board plans to adopt stock option plans and incentive-based restricted stock plans for officers, directors and employees of the Company although terms and conditions have not been established or agreed upon. Otherwise, management has no plans to issue any additional securities to management, promoters or their affiliates or associates and will do so only if such issuance is in the best interests of shareholders of the Company and complies with all applicable federal and state securities rules and regulations.

Although the Company has a very large amount of authorized but unissued common and preferred stock that may be issued without further shareholder approval or notice, it is the intention of the Company to avoid inhibiting certain transactions with prospective acquisition or merger candidates, based upon the perception by such candidate that the biodegradable plastics industry is rapidly expanding and may not afford the opportunity to proxy shareholders each time our management needs to authorize additional shares.

Personal Biographies and Summary of Experience

HENRY STEVENS, President and Director

From 1979 to 1986, Mr. Stevens was the Agricultural Manager in Bisley, UK. From there, Mr. Stevens was a design consultant in packaging development at Deranged Design from 1987 to 1993. It was there that Mr. Stevens first became involved with polymers made of poly-vinyl alcohol ("PVA"). He was Managing Director at Churchill Technology (IOM) Ltd., which is a PVA technology company. He then served as Managing Director of FIP Holdings, Ltd., which is a PVA development company until 1997. In 1998, Mr. Stevens began serving as Managing Director of PVAXX Group. His experience with PVA materials, particularly in young companies, will certainly be a valuable tool in PVAXX's development.

Mr. Stevens is a director and shareholder of Jumik Investments, Inc., an investment holding company that he controls and manages as well as an advisor to NIDICUS FOUNDATION, a trust, conceived by Mr. Stevens, and set up for the benefit of the environment and environmental technology development.

BRYAN WADE, Vice President and Director

Mr. Wade has extensive sales and marketing experience, beginning in 1985, when he served as Director of Multi-National Sales and Marketing at CFS. Mr. Wade held similar positions in Weststar Marketing and SAS Marketing Ltd. In 1995, Mr. Wade was sent to America to establish the US arm of SAS Ltd. SAS Inc. started trading in February of 1996, selling a US made product into the motor industry in Florida. By the following year, SAS Inc. had achieved the position as the number one distributor for this product throughout the United States.

Early in 2000, Mr. Wade joined PVAXX as a Vice President, overseeing all sales and marketing for the company. Still acting as the President of SAS Inc., his roll to the Company is more on an advisory basis with regard to sales and administration.

LAURENCE CALLOW, Chief Executive Officer

Mr. Callow is a successful General Manager with a marketing and business development background in OTC healthcare and food technology where he has helped to establish a new high-technology sweetener production plant from scratch in Dubai, U.A.E. He also helped launch a new sweetener business for Tate & Lyle in Jeddah, Saudi Arabia, developed the European Marketing Strategy for a sweetener product for Tate & Lyle in a joint venture with Johnson & Johnson, and has introduced a new pace and focus to the Category Development Trade Marketing Team at Pepsico Food International by reorganizing the function to significantly reduce cost.

Mr. Callow was Managing Director and Vice President -Group Business Development for Concept Foods International from 1998-Present. He was also the General Manager, Sales and Marketing-USC Middle East/Africa/Asia and European Marketing Manager for Tate & Lyle International from 1994-1998, was Business Development Director for Holmes & Marchant Healthcare from 1992-1994, was Senior Trade Marketing Manager for Pepsico Foods International from 1990-1992, was the Group Brand Manager for GD Searle Pharmaceuticals from 1984-1989 and was Brand Manager for Warner Lambert Healthcare from 1980-1884.

Mr. Callow received a BSc (Hons) in Business Administration from Aston University, U.K. He is a Member of the Chartered Institute of Marketing
(MCIM) and completed the Senior Executive Development Programme while employed at Tate & Lyle.

JAMES Q. MATHIAS, ESQ., Vice President, Marketing

Mr. Mathias served as Director of Penchant Foods (London W3) from 1992-2000, where he directed expertise in all aspects of business management, buying, marketing, logistics, branding, packaging and new product development and sales. He was also Product Marketing Manager for Sony (VE) London from 1989-1991, and was Brand Manager for Timex Corporation (London

W7) from 1987 to 1989.

Mr. Mathias received a Post-graduate Diploma in Marketing from Bristol Polytechnic in 1987 and a Business Studies-HND from Brighton Polytechnic in 1985.
---------------------------------------------------------
Management Loans and Borrowing

Other than approximately $1,000,000 in loans from related parties to the Company evidenced by a Demand Promissory Note, the Company's executive officers and directors do not plan to negotiate formal loan agreements, nor do they have understandings between the Company and third parties to borrow funds. Jumik Investments, Inc. (related party), as well as certain other Company officers and shareholders have verbally agreed that they will advance to the Company some additional funds that the Company needs for operating capital. Mr. Stevens has agreed to defer his salary indefinitely. The Company does not currently plan to borrow any funds from anyone other than its current shareholders for the purpose of repaying advances made by the shareholders. The Company will not borrow any funds to make any payments to the Company's promoters, management or their affiliates or associates.

Consultants

The Company is a development stage company and currently has 14 employees. Management of the Company expects to retain attorneys and accountants as necessary. The need for additional employees and their availability will be addressed with the decision whether or not to expand operations or to commence certain business objectives.

Company management has no current plans to use any outside consultants or advisors and has not yet adopted policies regarding their use. Ultimately, the policies to be used in selecting consultants or advisors will include examining the services to be provided, the term of service and the total amount of fees that may be paid.

Board of Directors

Colorado provides that a corporation's board of directors may be divided into various classes with staggered terms of office. Our directors are elected for a term of three years and until their successors are elected and qualified.

Number of Directors

Our board of directors currently consists of two directors. The number of directors on our board may only be changed by a vote of a majority of our directors, subject to the rights of the holders of any outstanding series of our Company's preferred stock to elect additional directors.

Removal of Directors

Our directors, or the entire board, may be removed for cause by the affirmative vote of the holders of at least 50% of the outstanding shares of common stock entitled to vote in the election of directors, voting as a single class and subject to the rights of the holders of any outstanding series of our Company's preferred stock.

Filling Vacancies on the Board of Directors

Any newly created directorships in our board of directors, resulting from any increase in the number of authorized directors or any vacancies, may be filled by a majority of the remaining members of such board of directors, even though less than a quorum, or in the case of our company, by a sole remaining director, subject to the rights of holders of any outstanding series of preferred stock. Newly created directorships or decreases in directorships in our board of directors are to be apportioned among the classes of directors so as to make all classes as nearly equal in number as practicable, provided that no decreases in the number of directors in our board of directors may shorten the term of any director then in office.

To the extent reasonably possible, any newly created directorship will be added to the class of directors whose term of office is to expire at the latest date following the creation of that directorship, unless otherwise provided for by resolution of the majority of the directors then in office.

Any newly eliminated directorship will be subtracted from the class whose office is to expire at the earliest date following the elimination of the directorship, unless otherwise provided for by resolution of the majority of the directors then in office.

Ability to Call Special Meetings

Special meetings of our Company's stockholders may be called by our board of directors, by affirmative vote of a majority of the total number of authorized directors at that time, regardless of any vacancies, or by the chief executive officer.

Advance Notice Provisions for Stockholder Nominations and Proposals

Our bylaws allow stockholders to nominate candidates for election to the board of directors at any annual or any special stockholder meeting at which the board of directors has determined that directors will be elected. In addition, the bylaws allow stockholders to propose business to be brought before any annual stockholder meeting. However, nominations and proposals may only be made by a stockholder who has given timely written notice to the Secretary of our Company before the annual or special stockholder meeting.

Under our Company's bylaws, to be timely, notice of stockholder nominations or proposals to be made at an annual stockholder meeting must be received by the Secretary of our Company no less than 60 days nor more than 90 days before the first anniversary of the preceding year's annual stockholder meeting. If the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary of the preceding year's annual stockholder meeting, notice will also be timely if delivered within 10 days of the date on which public announcement of the meeting was first made by our Company.

In addition, if the number of directors to be elected is increased and no public announcement is made by us naming all of the nominees or specifying the size of the increased board of directors at least 70 days before the first anniversary of the preceding year's annual meeting, or, if the date of the annual meeting is more than 30 days before or 60 days after the anniversary of the preceding year's annual meeting, at least 70 days before the annual meeting, a stockholder's notice will be considered timely, with respect to the nominees for any new positions created by the increase, if it is delivered to the Secretary of our company within 10 days of the date on which public announce ment of the meeting was first made by us.

Under our bylaws, to be timely, notice of a stockholder nomination to be made at a special stockholder meeting must be received no less than 60 days, nor more than 90 days, before a special meeting at which directors are to be elected or within 10 days of the date on which public announcement of the special meeting was first made by our Company.

A stockholder's notice to us must set forth all of the following:

-all information required to be disclosed in solicitations of proxies for election of directors, or information otherwise required by applicable law, relating to any person that the stockholder proposes to nominate for election or reelection as a director, including that person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected

-a brief description of the business the stockholder proposes to bring before the meeting, the reasons for conducting that business at that meeting and any material interest of the stockholder in the business proposed

-the stockholder's name and address as they appear on our books and the class and number of shares which are beneficially owned by the stockholder

-The chairman of our stockholder meeting will have the power to determine whether the nomination or proposal was made by the stockholder in accordance with the advance notice procedures set forth in our bylaws.

-If the chairman determines that the nomination or proposal is not in compliance with advance notice procedures, the chairman may declare that the defective proposal or nomination will be disregarded.

Director Compensation

The directors of our Company, who are all executive officers as well, are not compensated for serving.

Limitation of Liability and Indemnification

Our Articles of Incorporation provide that a director of our Company shall not be personally liable to the Company or any of its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

(i) for any breach of the director's duty of loyalty to the Company or its shareholders,

(ii) for acts or omissions not in good faith or which involve gross negligence, intentional misconduct or a knowing violation of law,

(iii) for any unlawful distribution as set forth in the Colorado Model Business Corporation Act of Colorado; or

(iv) for any transaction from which the director derived an improper personal benefit. These provisions may have the effect in certain circumstances of reducing the likelihood of derivative litigation against directors. While these provisions may eliminate the right to recover monetary damages from directors in various circumstances, rights to seek injunctive or other non-monetary relief is not eliminated.


                              SECURITY OWNERSHIP OF
                     CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our outstanding common stock on December 31, 2000 by (i) each director and executive officer of our company, (ii) all directors and executive officers of our company as a group, and (iii) each shareholder who was known by us to be the beneficial owner of more than five percent (5%) of our outstanding shares:


                               ------------------------------------------------

                               COMMON STOCK
                               ------------------------------------------------

Name and address               # of              % of
of beneficial owner            shares            Class             Options
--------------------------------------------------------------------------------

Jumik Investments, Inc.          16,613,815        77.9000%               -
Henry Stevens, Majority
and Controlling Shareholder

Henry Stevens                        10,000        00.0005%               -

All Officers and
Directors as a Group             16,623,815        77.9600%               -


                                PREFERRED STOCK
                                ------------------------------------------------

Jumik Investments, Inc.          10,000,000       100.0000%               -
Henry Stevens, Majority
and Controlling Shareholder

The beneficial owners have sole voting and investment power with respect to the ownership and potential disposition of their securities.

Our management has advised that we may acquire additional shares of our common stock from time to time in the open market at prices prevailing at the time of such purchases.

Our company's key personnel bring a broad range of private and public management, corporate finance and technical skills to the Company.

                          DESCRIPTION OF CAPITAL STOCK

As of the date hereof, the authorized share capital of our company consists of forty million (40,000,000) common shares of which 21,322,800 common shares are issued and outstanding, and ten million (10,000,000) preferred shares 10,000,000 of which is designated as series A preferred stock of which 10,000,000 series A convertible shares are issued and outstanding. The following is a summary of the principal attributes of the share capital of our company.

Common Shares

The rights, privileges, restrictions and conditions attached to the common shares are as follows:

Voting

Holders of our common shares shall be entitled to receive notice of and to attend and vote at all meetings of shareholders of our company, except meetings of holders of another class of shares. Each common share shall entitle the holder thereof to one vote.

Dividends

Subject to the preferences accorded to holders of series A shares and any other shares of the Company ranking senior to the common shares from time to time with respect to the payment of dividends, holders of common shares shall be entitled to receive, if, as and when declared by the board of directors, such dividends as may be declared thereon by the board of directors from time to time.

Liquidation, Dissolution or Winding-Up

In the event of the voluntary or involuntary liquidation, dissolution or winding-up of our company, or any other distribution of its assets among its shareholders for the purpose of winding-up its affairs, such event referred to herein as a "Distribution", holders of common shares shall be entitled, subject to the preferences accorded to holders of the series A shares and any other shares of the Company ranking senior to the common shares from time to time with respect to payment on a Distribution, to share equally, share for share, in the remaining property of the Company.

Preferred Shares

Our articles of incorporation provide that the board of directors is authorized to provide for the issuance of shares of undesignated preferred stock in one or more series, and to fix the designations, powers, preferences and rights of the shares of each series and any qualifications, limitations or restrictions thereof.

The number of authorized shares of our Company undesignated preferred stock may be increased by the affirmative vote of the holders of a majority of our Company's common stock, without a vote of the holders of preferred stock, unless their vote is required pursuant to the terms of any preferred stock then outstanding. The number of authorized shares of undesignated preferred stock of our Company may be reduced or eliminated by the affirmative vote of the holders of 80% of the outstanding capital stock entitled to vote in the election of directors, voting together as a single class.

Attributes

Subject to the filing of Articles of Amendment in accordance with the Act, the board of directors may from time to time fix, before issuance, the designation, rights, privileges, restrictions and conditions attached to each series of preferred shares including, without limiting the generality of the foregoing, the amount, if any, specified as being payable preferentially to such series on a Distribution; the extent, if any, of further participation on a Distribution; voting rights, if any; and dividend rights (including whether such dividends be preferential, cumulative or non-cumulative), if any.

Liquidation

In the event of a Distribution, holders of each series of preferred shares shall be entitled, in priority to holders of common shares and any other shares of our company ranking junior to the preferred shares from time to time with respect to payment on a Distribution, to be paid ratably with holders of each other series of preferred shares the amount, if any, specified as being payable preferentially to the holders of such series on a Distribution.

Dividends

The holders of each series of preferred shares shall not be entitled to dividends. Our Company has never paid any dividends on its common shares and intends to retain its earnings to finance the growth and development of our business and does not expect to pay dividends in the near future. The board of directors of our Company will review this policy from time to time having regard to our financing requirements, financial condition and other factors considered relevant.

Restrictions on Transfer

Affiliates of our Company under the Securities Act of 1933, as amended are persons who generally include individuals or entities that control, are controlled by, or are under common control with the Company and may include certain officers and directors of the company as well as principal stockholders of the company. Persons who are affiliates of the Company will be permitted to sell their shares of the company only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such exemptions afforded by
Section 4(1) or 4(2) of the Securities Act or Rule 144 thereunder.

Certain Protective Provisions

General

The articles and bylaws of our Company and the Colorado revised statutes contain certain provisions designed to enhance the ability of the board of directors to deal with attempts to acquire control of our Company. These provisions may be deemed to have an anti-takeover effect and may discourage takeover attempts that have not been approved by the board of directors (including potential takeovers which certain shareholders may deem to be in their best interest) and may adversely effect the price that a potential purchaser would be willing to pay for our stock. These provisions also could discourage or make more difficult a merger, tender offer or proxy contest, even though such transaction may be favorable to the interests of shareholders, and could potentially adversely effect the price of our common stock.

The following briefly summarizes protective provisions contained in the articles, the bylaws and the Colorado revised statutes. This summary is necessarily general and is not intended to be a complete description of all the features and consequences of these provisions, and is qualified in its entirety by reference to our articles, bylaws and the provisions of the Colorado revised statutes.

Our Company has one class of common stock issued and outstanding. Holders of our Company's common stock are each entitled to one vote for each share held.

Amendment of Articles of Incorporation

Under Colorado law, articles of incorporation of a Colorado corporation may be amended by approval of the board of directors of the corporation and the affirmative vote of the holders of a majority of the outstanding shares entitled to vote for the amendment, unless a higher vote is required by the corporation's articles of incorporation.

Our articles of incorporation provides that the affirmative vote of the holders of at least 50% of the outstanding shares of capital stock of our Company entitled to vote in the election of directors, voting together as a single class, will be required to reduce or eliminate the number of authorized shares of common stock or preferred stock, or to amend, repeal or adopt any provision inconsistent with the provisions of the articles of incorporation which deal with the following:

- undesignated preferred stock
- matters relating to the board of directors, including the number of members, board classification, vacancies and removal
- the powers and authority expressly conferred upon the board of directors
- the manner in which stockholder action may be effected
- amendments to bylaws
- business combinations with interested stockholders of our Company

- indemnification of officers and directors of our Company
- the personal liability of directors to our Company or its stockholders for breaches of fiduciary duty
- the amendment of our Company's articles of incorporation

Amendment of Bylaws

Under Colorado law, stockholders entitled to vote have the power to adopt, amend or repeal bylaws. In addition, a corporation may, in its articles of incorporation, confer such power upon the board of directors. The stockholders always have the power to adopt, amend or repeal bylaws, even though the board may also be delegated such power.

Our board of directors is expressly authorized to adopt, amend and repeal the bylaws by an affirmative vote of a majority of the total number of authorized directors at that time, regardless of any vacancies.

Our bylaws may also be adopted, amended and repealed by the affirmative vote of the holders of at least 50% of the outstanding shares of capital stock entitled to vote in the election of directors, voting together as a single class.

Limitation of Liability of Directors

The Colorado revised statutes permits a corporation to include a provision in its articles of incorporation eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for damages for a breach of the director's fiduciary duty, subject to certain limitations. Our articles of incorporation include such a provision to the maximum extent permitted by law.

While these provisions provide directors with protection from awards for monetary damages for breaches of their duty of care, they do not eliminate that duty. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his duty of care.

Indemnification of Directors and Officers

The Colorado revised statutes permit a corporation to indemnify officers and directors for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, which they had no reasonable cause to believe was unlawful. Our articles of incorporation and bylaws provide that any person who was or is a party or is threatened to be a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative, because that person is or was a director or officer, or is or was serving at the request of either of us as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, will be indemnified against expenses, including attorney's fees, and held harmless by each of us to the fullest extent permitted by the Colorado revised statutes. The indemnification rights conferred by each of us are not exclusive of any other right to which persons seeking indemnification may be entitled under any statute, our articles of incorporation or bylaws, any agreement, vote of stockholders or disinterested directors or otherwise. In addition, each of us is authorized to purchase and maintain insurance on behalf of its directors and officers.

Additionally, each of us may pay expenses incurred by our directors or officers in defending a civil or criminal action, suit or proceeding because that person is a director or officer, in advance of the final disposition of that action, suit or proceeding. However, such payment will be made only if we receive an undertaking by or on behalf of that director or officer to repay all amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified by us, as authorized by our articles of incorporation and bylaws.


                          REGISTRAR AND TRANSFER AGENT

Our transfer agent is Computershare Trust Company, 12039 West Alameda Parkway, Suite Z-2, Lakewood CO 80228, telephone: (303) 986-5400.


                     INTEREST OF NAMED EXPERTS AND COUNSEL
                            IN REGISTRATION STATEMENT

No expert named in this prospectus was paid on a contingent basis or had a material interest in our Company or any of its subsidiaries or was connected with our company or any of its subsidiaries as a promoter, underwriter, voting trustee, director, officer or employee.


              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                          FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that a director shall not be personally liable to any of its shareholders for monetary damages for breach of fiduciary duty as a director, except liability for the following:

(a) any breach of the director's duty of loyalty to our Company or its shareholders;
(b) acts or omissions not in good faith or which involve gross negligence intentional misconduct or a knowing violation of law;
(c) any unlawful distribution as set forth in the General Corporation Law of the State of Colorado; or
(d) any transaction from which the director derived an improper personal benefit.

These provisions may have the effect in certain circumstances of reducing the likelihood of derivative litigation against directors. While these provisions may eliminate the right to recover monetary damages from directors in various circumstances, rights to seek injunctive or other non-monetary relief are not eliminated.

Our By-laws provide for indemnification of our company's directors to the fullest extent permitted by law. The bylaws also permit our company, through action of the board of directors, to indemnify the officers or employees to the fullest extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by our company of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, our company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Rule 144 and Shares Eligible for Future Sale

Upon the consummation of this Offering, the Company will have 22,522,800 shares of common stock outstanding. Only those sold in this Offering (1,200,000 shares of common stock) and shares registered for the accounts of certain Selling Shareholders (4,708,985) will be freely tradeable without restriction or further registration under the Securities Act, as amended, except for any shares purchased by an affiliate of the Company (in general, a person who has a control relationship with the Company) which will be subject to the limitations of Rule 144 adopted under the Securities Act, as amended. All of the remaining 16,633,815 shares are deemed to be restricted securities, as that term is defined under Rule 144 promulgated under the Securities Act, as amended, in that such shares were issued and sold by the Company in private transactions not involving a public offering, all of which are subject to lock-up restrictions described below.

One million two hundred thousand (1,200,000) shares of common stock are held by certain shareholders of the Company, issued pursuant to Rule 701. However, recent correspondence directed from the Commission to the NASD suggests that Rule 144 sales by founding affiliates or their successors/assigns will generally not be afforded an opportunity to rely on Rule 144 for "safe harbor" re-selling under such rule and will most likely only be able to transfer such securities pursuant to an effective registration statement filed under the Securities Act of 1933.

In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company (or other persons whose shares are aggregated), who has owned restricted shares of Common Stock beneficially for at least one year is entitled to sell, within any three month period, a number of shares that does not exceed the greater of one percent of the total number of outstanding shares of the same class or the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of the Company for at least the three months immediately preceding the sale and who has beneficially owned shares of Common Stock for at least two years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.

Prior to this Offering, there has been no market for the common stock and no prediction can be made as to the effect, if any, that market sales of shares of common stock or the availability of such shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market may adversely affect prevailing market prices for the common stock and could impair the Company's ability to raise capital through the sale of its equity securities.

Redistributions-Rule 144

Rule 144 of the Securities Act lists criteria under which restricted securities and securities held by affiliates or control persons may be resold without registration. The rule prevents the creation of public markets in securities when the issuers have not made adequate current information available to the public. Preliminary Note to Securities Act Rule 144. The requirements of Rule 144(b) through (i) include provisions that:

1) current public information be available regarding the issuer of the securities;

2) at least one year elapse between the time the securities are acquired from an issuer or affiliate and the date the securities are resold under the rule;

3) the amount of securities able to be sold is limited, depending on whether the sale is by an affiliate or not;

4) the securities be sold in brokers' transactions or with a market maker;

5) Commission Form 144 be filed depending on the size of the transaction; and

6) the person filing the form has a bona fide intention to sell the securities within a reasonable time.

Secondary Trading Exemptions:

The National Securities Markets Improvement Act of 1996 provides for exemptive provisions applicable to the status of secondary trading in the securities following subsequent distributions to additional shareholders as follows:

Section 18(b) of the Securities Act of 1933, i.e., Subsection 18(b)(1), 18(b)(2), 18(b)(3) and 18(b)4 defines a covered security or federal covered security. Exempt from state regulation are (1) investment companies registered under the Investment Company Act of 1940; (2) certain securities listed on nationally-recognized stock exchanges; (3) offers or sales made to qualified purchasers; (4) certain transactions exempt from registration under the Securities Act of 1933; (5) investment advisers with assets over $25,000,000; and (6) Rule 506 offerings. States are still allowed to regulate smaller offerings, penny stocks, intrastate offerings, and certain limited offerings. Except for certain exchange-listed securities, the states may still require notice filings and have the power to require registration or suspend offerings for which notices have not been filed.

In particular, Section 18(b)(4)(A) provides that a security is a covered security with respect to a transaction that is exempt from registration pursuant to paragraph (1) or (3) of Section 4, and the issuer of such security files reports with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Section 4(1) of the Act exempts transactions by any person other than an issuer, underwriter, or dealer.

Section 4(3) of the Act exempts transactions by a dealer (including an underwriter no longer acting as an underwriter in respect of the security involved in such transaction), except--

(A) transactions taking place prior to the expiration of 40 days after the first date upon which the security was bona fide offered to the public by the issuer or by or through an underwriter;

(B) transactions in a security as to which a registration statement has been filed taking place prior to the expiration of 40 days.

Based upon the foregoing, we believe that secondary trading opportunities may exist pursuant to Sections 18(b)(4)(A), 4(1), 4(3) or 4(4) of the Act, in the states referenced above, provided that the Company continues to timely files reports required under Section 13 or 15(d) of the Exchange Act and effectuate any filings that may be required in each respective state listed above, if any.

Although the above information may provide secondary trading exemptions for shareholders, provided they sell in full compliance with Rule 144 of the Act, nonetheless, the Company must still timely file the reports required to be filed as prescribed by Section 13 or 15(d) of the Exchange Act and must file any required material with each respective state authority:

Unregistered Securities Issued or Sold Within One Year--
Recent Sales of Unregistered Securities.

The following transactions reflect the issuance during the previous year of securities not registered under the Securities Act.

On July 11, 2000, the Company completed a business combination with its predecessor as follows:

A Plan and Agreement of Share Exchange was executed on May 19, 2000, by and among Oak Brook Capital IV, Inc. and the Company, who joined in the execution of the Agreement for the purpose of making certain covenants regarding the transactions contemplated therein. Oak Brook was a shell corporation duly organized and validly existing under the laws of the state of Colorado.

At the Closing, each of the shareholders of the Company who were United States citizens executed and delivered to Oak Brook an investment representation letter statement. Oak Brook subsequently issued, on a share-for-share basis, shares of its common stock to each and every shareholder of the Company. Effectively, a change of control occurred with the Company assuming control of Oak Brook.

All such securities were issued to the shareholders of the Company with no broker-dealer or underwriter involved and no commissions paid to any person in respect thereto.

All such sales were made in reliance on Section 4(2), 4(6) and/or Regulation D the Securities Act as transactions not involving a public offering. With regard to the reliance by the Company upon the exemption from registration provided under Section 4(2), 4(6) or Regulation D-Rule 506 of the Securities Act for the sales of securities disclosed above, inquiries were made by the Company to establish that such sales were qualified for exemption from the registration requirements.

Section 4(2) Sales

In particular, the Company confirmed that with respect to any exemption claimed under section 4(2) of the Securities Act:

(i) Each purchaser referred to gave written assurance of investment intent and certificates for the shares sold to each purchaser bear a legend consistent with such investment intent and restricting transfer;

(ii) Sales within any offering were made to a limited number of United States citizens. No general solicitation to the public was made in connection with such sales;

(iii) Each purchaser represented in writing that they (or in the case of corporate investors) that their management are sophisticated investors;

(iv) Neither the Company nor any person acting on our behalf offered or sold the shares by means of any form of general solicitation or general advertising;

(v) No services were performed by any purchaser as consideration for the shares issued; and

(vii) The purchasers represented in writing that they acquired the shares for their own accounts.

The Company will continue to take the following action to ensure that a public re-distribution of the shares does not take place:

(i) a restrictive legend will be placed on each stock certificate issued in connection with the founder transactions;

(ii) stop transfer order instructions will be placed on each stock certificate issued in connection with the founder transactions; and

(iii) shareholders have been placed on notice that their securities will need to be sold in compliance with Rule 144 of the Act, and may not be transferred otherwise.


                                  BUSINESS

----------------------------------------------------------------------------
                        IMPORTANT FACTORS RELATED TO
               FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISKS
----------------------------------------------------------------------------

The statements contained in this registration statement that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company's expectations, hopes, intentions or strategies regarding the future. All forward-looking statements included in this document are based on information available to the Company on this date, and the Company assumes no obligation to update any such forward-looking statements. It is important to note that the Company's actual results could differ materially from those in such forward-looking statements. Among the factors that could cause actual results to differ materially are the risk factors that may be listed from time to time in the Company's reports on Form 10-QSB, 10-KSB and registration statements filed under the Securities Act.

Forward-looking statements encompass the following:

-  expectation that the Company can secure additional capital;

- continued expansion of the Company's operations through joint ventures and acquisitions;

-  success of existing and new marketing initiatives undertaken by the Company;
   and

- success in controlling the cost of services provided and general administrative expenses as a percentage of revenues.

The forward-looking statements included in this document are based on current expectations that involve a number of risks and uncertainties. These forward-looking statements were based on assumptions that:

-  the Company would continue to expand;

- capital will be available to fund the Company's growth at a reasonable cost;

- competitive conditions within the industry would not change materially or adversely;

-  demand for the Company's product would remain strong;

- there would be no material adverse change in the Company's operations or business; and

- changes in laws and regulations or court decisions will not adversely or significantly alter the operations of the Company.

Assumptions relating to the above statements involve judgments with respect to future economic, competitive, regulatory and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the forward-looking information will prove to be accurate.

In light of the significant uncertainties inherent in the forward-looking information included in this document, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives or plans of the Company will be achieved.

                           BUSINESS DESCRIPTION


Nature of Activities

The Company produces PVAXX(R), a biodegradable polymer that is made, in part, from poly-vinyl alcohol (PVA) and other food-grade additives, which have been used in consumer markets for over 25 years. Thus its properties, both physical and toxicological, as well as its environmental impact from its bio-degradation on disposal, have been studied in depth.

PVAXX(R), is a stable, flexible polymer similar to other everyday polymers such as polyethylene & polypropylene. It is available in various grades suitable for most product areas. PVAXX(R) production requires a very low level of energy.
No external heat is introduced, creating potentially greater environmental advantages. PVAXX(R) is significantly less expensive than other biodegradable polymers currently in the market. PVAXX(R) polymers can be ingested and have FDA approval for food contact use, and will soon obtain EU and German certification pr EN 13432 and Din 54900. PVAXX(R) components have also received EU and FDA approval for human consumption via pharmaceuticals and food contact use.

PVAXX(R) is capable of being used by manufacturers of many plastics-based products to make their products. The main advantage PVAXX(R) has when compared with conventional plastic is biodegradability. Biodegradability is the ability of a substance to be broken down into harmless components through the action of living organisms (such as bacteria).

Management believes there is growing concern among many Governments over plastics waste in landfills throughout the world. Several Governments, the Irish Government for example, have taken steps to address this concern; including taxing conventional plastics products and encouraging the development of biodegradable alternatives. The Company believes that PVAXX(R) can be used by manufacturers looking to avoid the taxation of conventional plastics products, as well as present manufacturers with the ability to market themselves as providing "environmentally friendly" products. While there are other PVA products produced by other companies, PVAXX is superior in that it is capable of use in a variety of manufacturing methods and can be produced at lower cost, thus sold at significantly lower prices.

The Product

PVAXX(R) is produced as a hard, cold compressed pellet, which can be extruded, injection molded or blown to make film, allowing manufacturers to produce a variety of products currently manufactured using plastics. PVAXX(R) can be considered as one of the few truly compostable, extrudable polymers with a carbon backbone. In the past, other biodegradable polymers and PVA products have had problems with:

-conventional PVA-thermal degradation;
-high temperature cross linking;
-poor physical characteristics;
-high wastage; and
-limited application.

The Company's research has indicated that PVAXX(R) product does not suffer from the above-listed difficulties normally associated with biodegradable polymers and PVA products.

PVAXX Corporation, a Colorado Corporation is the parent company of the PVAXX Group of companies, which is comprised of:

  . PVAXX Technologies Ltd ("PVAXX Technologies") a UK holding company for all the group patents and intellectual property.

  . PVAXX Research & Development Ltd ("PVAXX Research") a UK company undertaking all ongoing trials and developments and employing a research team of 10 people in Kemble, Wiltshire.

The technology on which the Company was founded was the conclusion of development work started in the 1980's in biodegradable polymer development and developed with the input of Polymer Development Centre in Ireland, PERA in UK, University of Leeds and University of North London, together with many individuals and consultants. The product was test marketed by a UK distributor, British Traders & Shippers Ltd, in 1998/99 and all feed back was acted upon and the products and process refined during 1999/2000 to produce the PVAXX(R) product we have today.

The markets for the product, the competition and the initial marketing strategy were reviewed by PERA, Arthur Andersen and Thompson & Wilson during late 1999, early 2000, thus allowing us to identify the correct pricing for our products being at a level below all other biodegradable polymers and therefore being the first biodegradable polymer to move away from being a low volume niche product into the mainstream, high volume markets.

The information received during these phases identified the extremely high demand for biodegradable products at a low cost. The United States Feed and Grain Commission ("USFGC") estimates 1.5 million tons of demand per annum in the US alone for a product with a market price of less than $1.50 per kg, a criteria which, at this time, Management believes only PVAXX meets. For this reason it was decided that it would be advantageous to the Company to seek penetration into the US market as we believe this will be our largest market in the long term.

To achieve this goal the companies were restructured into the PVAXX Business Group and the Company opened a US office in Florida. The Company also moved the PVAXX Research into a new facility at Kemble, and started evaluating potential locations for the large scale manufacturing. To ensure the Company had the correct level of management the founder proceeded to build a management team, beginning with Bryan Wade and James Mathias in Sales and Marketing roles and then appointing Laurence Callow as CEO. The appointment of a CFO is expected to be made in the very near future, as are some additions of experienced individuals to strengthen the Board.

Management feels that PVAXX(R) will be a significant contributor to the reduction of negative environmental and ecological impacts of plastics worldwide. Management believes PVAXX(R) offers the potential of practical solutions to worldwide waste disposal problems, as all products manufactured from PVAXX(R) biodegrade into non-toxic elements when disposed of through water immersion or in landfill.


Production and Shipping of PVAXX(R)

General--

PVAXX(R) is produced and shall be distributed as follows:

  1. The raw materials (i.e. minerals, organic substances, lubricants and additives) are mixed in a Mixer;

  2. Mixed materials feed through a PVAXX(R) patented pelleter;

  3. Pellets are dried through a Dryer;

  4. 50 KG Drums of PVAXX(R) Pellets are sent to potential customers for the implementation of trials;

  5. 20 Ton Containers of PVAXX(R) Pellets are sent to an independent distributor(s); and

  6. Provided trials are successful, the distributor will send 1 Ton Containers of PVAXX(R) Pellets for delivery to customers to be used for the production of end products. Such products may include:

       -Film/Bags;
       -Injection Moldings;
       -Extrusion;
       -Packaging;
       -Containers and
       -Other applications

Example--

PVAXX(R) polymers are currently being shipped in pelletted form in 50 Kilo drums to various potential customers at a price of $1,200 per ton. An example of the Company's current operation is as follows:

Corporation A, which produces plastic water bottles, contacts, or is contacted by, representatives of the Company and indicates that Corporation A is interested in determining whether it is possible for Corporation A to manufacture its water bottles from PVAXX(R) rather than conventional plastic.

Corporation A informs the Company how it manufactures its water bottles and the specifications for its water bottles. Corporation A orders a small amount of PVAXX(R), and pays the market price charged by the Company. The Company, based on the specifications of Corporation A, produces a sample water bottle made of PVAXX(R), which it ships to Corporation A for evaluation, along with its order of PVAXX(R). Corporation A will then run its own trials using PVAXX(R) in its manufacturing process.

If suitable, PVAXX(R) may then be used by Corporation A to produce its products. The Company is attempting to have manufacturers operating throughout industries such as film, sheet, wrapping and packaging materials, fibers and mouldings adopt PVAXX(R) as one of its base materials. Doing so would allow products to be sold and distributed with no toxic effects on the environment at an affordable cost.

The various technologies that make up PVAXX were either acquired by or developed within the Company. Development was undertaken within the Irish Government Research and Development Department, PERA, Leeds University and University of North London and within our own facilities both in England and in the Isle of Man. These entities have a wide range of experience in the development of laboratory led research and testing of polymers and plastic processes and products. More than a decade of associated research and over five years of laboratory and industrial assessment has gone into the development of PVAXX. This includes full industrial, scientific and technical assessment throughout its development.

PVAXX offers biodegradability at a cost that is competitive when compared with other plastics. Alternative products based on starch additives, fragment, but may not decompose. Those polymers that do biodegrade are generally expensive and can be difficult to process.

KEY PRODUCT AREAS WHERE PVAXX POLYMERS CAN BE USED BY OUR CUSTOMERS

PVAXX(R) is a competitively priced material that allows the customer to manufacture basic and premium plastic-based products. These include, but are not limited to, the following areas listed together with some consumption examples:

     -    Agricultural

          Agro-chem sachets, Mulch films and Plant pots;

     -    Household

          Bags, Diapers, Drinking straws, Femcare products, Hangers, Incontinence pads, Sachets and Six pack rings;

     -    Industrial

          Chemical sachets, Disposable clothing, Expanded foams and Gloves;

     -    Leisure

          Film canisters, Golf tees and Shotgun cartridges; and

     -    Medical

          Bedpans, Bowls, Cotton buds, Hospital curtains,
          One-use sterile products and capsules.

PVAXX(R) has been test marketed using British Traders and Shippers Ltd., a UK chemical/polymer distributor. This relationship has enabled the Company to refine such things as packaging, grades and pricing. The research center is currently capable of producing up to one (1) ton per hour of PVAXX(R) pellets. Management believes the Company has the ability to establish further production capacity to increase production by a further two (2) tons per hour every fourteen (14) weeks when required. The raw materials used to produce PVAXX(R) are all sourced from the major manufacturers such as, Nippon Gohsei, Omya, ECC, Chang Cheung, Unichema , Jordan Carbonate, etc.

Sales and Marketing

Markets--

Eight percent of US household waste, over 13 million tons per year, is made up of plastics and is consigned to landfill. This is repeated throughout the developed world. Mr. Reg. McCabe, Director of the Plastics Industries Association of Ireland, has reported that "Only twenty percent (20%) of plastic waste could be recycled...in the light of growing public concern about additional landfill sites.....business called on government to help out with
136,000 tons of plastic packaging waste which are produced each year. PERA has completed a detailed market study for the Company showing an immediate market of thirty (30) million tons in areas where PVAXX(R) is cheaper or has other attributes that make it immediately superior to current polymers being used on the market today.

Environmental attributes of PVAXX(R) such as complete biodegradability are regularly sought after by industry and policy makers. Governments are looking to find solutions to the high volumes of plastic waste accumulating in their landfills, the toxicity problems of plastic residue in soil, groundwater or via leaching directly into foodstuffs, and to the dioxin emissions when plastics are burned. These issues have led to interim solutions such as recycling and take back policies. However, many policy makers believe that the ultimate solution remains in the complete biodegradability of plastics.

Marketing Strategy--

As part of its marketing strategy, the Company intends to convince governmental regulatory bodies to encourage the use of biodegradable plastics. This will be in addition to the obvious marketing of PVAXX(R)'s environmental benefits directly to its customers and potential customers, who can in turn market these benefits directly to the end-consumer. In order to properly inform policy makers of the existence and benefits of PVAXX(R), Management intends to employ a two-tiered approach as follows:

     (i) First, all relevant actors at the senior government level will be personally informed of the environmental attributes of PVAXX.
          As the debate on plastic products and waste develops, PVAXX must be seen developing in a pro-active industry producing a new, environmentally safe product;

          Provided the Company convinces officials through sound research, development and environmental proof, new legislation adopted in its favor will likely be forthcoming, so long as the informing process has been conducted in a professional and diplomatic manner; and

     (ii) Second, local and state governments and local authorities must also be approached.

Throughout the entire informational process, new elements or developments must be integrated into the strategy and used to influence each actor. In addition, we hope to forge alliances with parties also interested in changing national legislation to benefit cleaner plastics. These parties could be industry federations or representatives as well as respected non-governmental organizations.

Press, Public Relations and Lobbying--

Given the range of applications in all kinds of sectors in many parts of the world, Management feels the public relations potential for PVAXX(R) and products made from PVAXX(R) is significant. The Company is beginning to create a multi-language media relations program embracing both trade and technical media, together with national newspapers and magazines in appropriate sectors, such as food, fashion, agriculture and pharmaceuticals.

Recent production of samples of PVAXX(R) has presented the opportunity for a media event in which we can effectively demonstrate the biodegradability of PVAXX(R). The Company also plans on supplying all media and key people we target with a small case of samples that enables them to carry out their own experiments.

Interactive Website--

A live website, initially cast in 5 languages, with an active inquiry office and updateable news section, is currently available and is an integral part of our marketing strategy. The eventual selling of PVAXX via the Internet, supported by our technical center at www.pvaxx.com, will provide 24-hour access to sales and technical information. PVAXX(R) has already started to contact potential polymer and chemical distribution agents in anticipation that they may increase active promotion of PVAXX(R) worldwide.

There is no advertising on our web site, nor are we entertaining potential advertising at this time. Accordingly, the Company has not been involved in the negotiation of preliminary agreements or understandings with any advertisers.

Profile Document--

We plan to produce a publication about PVAXX and the environment. It will be reflective of the website, but will be presented specifically for individuals who influence the purchase of plastics.

Advertising--

Through advertising, the Company has an opportunity to gain exposure both to potential purchasers and those who can influence purchases. Media coverage of the Company will provide useful additional advertising for the product. We intend to place announcements of our product development in the Financial Times, the Wall Street Journal, Paris Match and other respected national and international newspapers together with product advertisements in magazines in sectors such as food and drink, pharmaceuticals and agriculture.

Advertising Expenditure--

We have budgeted approximately $155,000 for advertising with a possible growth from earnings to $300,000. We hope to have good exposure that will enable us to put PVAXX forward as a visible global brand. Of course, there can be no assurances that such advertising budget can be generated through the offering, internal operations or growth from earnings.

Competitive and Environmental Issues

General--

The biodegradable plastics industry in which the Company operates is highly competitive. Some of the company's principal competitors in certain business lines are substantially larger and better capitalized than the Company. Because of these resources, these companies may be better able than the Company to obtain new customers and to pursue new business opportunities or to survive periods of industry consolidation.

Plastics have considerable utility but also result in significant amounts of waste--both during manufacture and following their use as products. Unfortunately this waste has a highly visible profile which, when combined with its indefinite lifespan, does not allow the problem to diminish. As environmental issues become increasingly voiced, the use and disposal of traditional plastic materials (which currently are non biodegradable,) are becoming a cause for concern. Public opinion, i.e. regarding the threat to the environment, has caused the European Union to outline quality standards for products, production standards and pollution levels that will enable countries within the EU to tighten their legislation.

Legislation and Government Reactions--

The EU and the UK are already pushing to limit landfill growth. Council Directive 1999/31/EC sets new targets. Within the UK around twenty-seven million (27,000,000) Tons of biodegradable municipal waste are produced each year. New government targets under the "National Strategy" have been set which will dictate that by 2006 this landfilled waste must not exceed thirteen million fifty thousand (13,050,000) Tons and by 2009, limited to eight million seven hundred thousand (8,700,000) Tons. The UK will have to find fast economic alternative solutions to reduce the existing levels.

FRANCE-has established a number of voluntary agreements between industry and governments to set targets for recycling plastics.

GERMANY-new Waste Avoidance and Management Act increasingly requires manufacturers to be responsible for the waste they produce.

USA-many States have laws requiring the 4 and 6 pack hi-cone rings and fast food packaging should be manufactured from degradable materials and banning non-degradable refuse sacks from landfill.

ITALY-passed an act to introduce new legislation that expounds laws which ban the sale of cotton bud sticks, disposable kitchenware, expanded filler for packaging, and refuse sacks.

DENMARK-statutory order 397, states that beer and soft drinks may only be sold in refillable packaging, ruling out PET and PVC bottles. There is a tax on all landfill or incinerated waste in order to encourage waste minimisation and recycling.

GREECE-Strong pressure from the leftist political parties and environmentalist to ban PVC bottles in a bid to reduce the level of toxins in uncontrolled waste-dump fires which plague the country.

SOUTH AFRICA-Has passed a prohibition on the supply of plastic carry bags, which states that no person may supply carry bags of a thickness of less than 30 microns, increasing as of June 1 2001, to a thickness of less than 80 microns. The act provides for significant financial penalties for any violations.

IRELAND-Irish Government Statement Announced By Noel Dempsey TD, Minister for the Environment and Local Government:

"It is the policy of this Government to tax plastic bags as a means of discouraging their use", the Minister said. "Over 1.2 billion plastic bags are handed out, free of charge, every year to customers in about 19,000 shops and other retail outlets throughout this country. Most end up in landfill. Too many end up in the environment as litter. They are an eyesore on our streets and roadsides, and in hedges and trees throughout the countryside. In addition, plastic bag pollution is a threat to our ecosystems, natural habitats and wildlife."

In response, the Irish Government appraised two mechanisms for introducing a levy. The point of sale approach, where the polluter pays, was considered, but was compromised by administrative complexity. The supply based levy was considered the most appropriate, as it directly targets manufacturers and wholesalers and was administratively much simpler, though it recognized that this may not have an effect on plastic bag consumption, as the system offers suppliers or shops the opportunity to absorb some of the levy to maintain bag sales.

The final sum agreed per unit was 3p for domestic or imported product. However, a levy on plastic bags is unlikely to run counter to the principles of the EC Treaty. Indeed a levy on plastic bags would be compatible with the general policy direction of the European Commission which, in principle, supports the use of market based instruments as a means of achieving higher standards of environmental protection. However, this view is contingent on there being more quantitative evidence on the contribution of plastic bags to the environmental problems of litter.

Nonetheless, Minister Dempsey has responded that "While many of the options considered in the study presuppose the continued use of plastic bags, it is clear that if we are to eradicate plastic bag pollution once and for all, we need firm and progressive measures with a real capacity to reduce the use of these bags". The study concludes that some form of levy or tax offers the most appropriate means of reducing consumption of plastic shopping bags and thereby reducing consequent environmental problems.

Competitive Alternatives to PVAXX(R)--

A.  Incineration

Apart from requiring considerable amounts of energy, incineration will also produce vast quantities of gases, contributing to the 'greenhouse effect'. PVC, one of the most common pollutants, produces hydrogen chloride when combusted, requiring expensive materials in the construction of incinerators along with downstream acid gas scrubbing equipment. Overall, incineration is expensive and creates further pollution.

B.  Landfill

Land fill sites are expensive in terms of construction and management and tie up valuable land for indefinite periods. They are filling up and closing at a high rate, thus reducing the number of available sites.

C.  Recycling

Recycling requires the physical separation on each waste site of all plastic from non-plastic material. This process then has to be followed by the attempted sorting and segregation of different types of plastic from each other, without the benefit of chemical analysis. Next, the waste is transported to the recycling site for treating and re-analyzing before re-inclusion into a manufacturing process.

Recycling is a time consuming and expensive task that is open to accidental miss-sorting and subsequent abortive processing. To quote the British Plastics Federation Statistics Handbook:-"the problem for industry is that reprocess feedstocks are often of inconsistent quality and there remain concerns about incorporating reclaimed material into food or technical applications."

D.  Other Degradable Polymers

Many plastics are now being marketed, at least partially, on their environmental merits. The following is a list of some degradable polymer manufacturers divided by the type of polymer:

    (i)   Synthetic Polymers

    -Carbonnages de France-have developed a polyurethane material used for mortuary shrouds.

    -Union Carbide-have developed Caprolactone polyester for tree seedling containers.

    (ii)  Starch-based Polymers

    -Warner-Lambert, USA. - 'Novon' product claimed to be suitable as a replacement for Polystyrene and Polyethylene in disposable product applications e.g. injection moulding of pharmaceutical capsules.

    (iii) Biopolymers
    (Plastic materials produced by micro-organisms)

    -Monsanto, England - 'Biopol' (predominately polyhydroybutyrate)--promoted as 'Nature's Plastic'. Basically a thermoplastic linear polyester used for bottles and mouldings. This relatively stiff material produced by biological fermentation of sugars to produce carbohydrates from which 'Biopol' is manufactured. This product is fully biodegradable.

    (iv)  Additive-Based
    (standard plastics with a starch additive)

    -There are many companies in this category. However, as only the starch additive biodegrades, and the starch loaded derivatives do not fully biodegrade, they leave small particles of undegraded polyethylene, or other polymer and cause ecological dangers which have been under investigation and study. Management believes that PVAXX(R)'s ability to degrade is superior to all of the above competitive alternatives.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

                      =====================================
                         PERIOD ENDING DECEMBER 31, 2000
                      =====================================

Except for historical information, the discussion in this Form SB-2 contains forward-looking statements that involve risks and uncertainties. These statements may refer to the Company's future plans, objectives, expectations and intentions. These statements may be identified by the use of words such as "expect", "anticipate", "believe", "intend", "plan" and similar expressions.

The Company's actual results could differ materially from those anticipated in such forward-looking statements. Factors that could contribute to these differences include, but are not limited to, the risks discussed in the section titled "Market Risks and other Business Factors" later in this Form SB-2.

Plan of Operation

The Company is producing PVAXX(R), that may be used by various manufacturers in producing agricultural, pharmaceutical, adhesives and food market products. The Company and its Chairman have spent the past several years developing PVAXX(R) and related technology and the Company is now selling limited quantities of PVAXX(R) for evaluation by potential customers operating in the following industries:

-Pharmaceutical;
-Industrial;
-Retail;
-Household;
-Agricultural;
-Leisure.

Year 2000--

The Company has accomplished the following during the calendar year 2000:

-has opened a new facility and European HQ in Kemble;
-has sold/and is presently supplying pre-production samples to potential customers;
-has commenced a public relations program;
-has appointed several members of a management team;
-has appointed corporate legal and financial advisors; and -has registered the Company to do business in Dubai, United Arab Emirates, where it hopes to establish its manufacturing facility;

Next 12 Months of Operations--

(i) We intend to appoint a global distributor during the 1st quarter of 2001. When this has been achieved, we intend to ship production quantities to customers (small quantities of PVAXX(R) are being shipped to various potential customers for evaluation. We anticipate that this will continue). Management anticipates average selling prices will be $1,200 per ton for non-pharmaceutical grade PVAXX(R) and $6,000 per ton for pharmaceutical grade PVAXX(R). Should the Company need additional financing prior to achieving greater levels of sales, the President and majority shareholder may contribute additional capital to the Company, or the Company may decide to raise capital through the sale of equity. Presently, the Company has the ability to produce one (1) ton per hour at its research facility located at Kemble Business Park, Nr Malmesbury, Wiltshire, UK.;

(ii) We have completed the necessary product research and development, and have sufficient manufacturing capacity to supply samples and product during the next 12 months. Small quantities of PVAXX(R) polymers are already being shipped in pellet form in 50 Kilo drums to various potential customers.
These shipments are purchased by the potential customer at market prices, but are primarily used by the buyers to evaluate the functionality and durability of PVAXX(R). The Company also makes a sample of the product that the potential customer will ultimately manufacture using PVAXX(R) and provides the sample along with the PVAXX(R) polymer shipment. Prospective customers are responsible for completing their own trials and tests to determine whether PVAXX(R) will be suitable for production of their products. If suitable, PVAXX(R) may be used to enable customers in a range of industries to produce products such as film, sheet, wrapping and packaging materials, fibers and mouldings with no toxic effects on the environment at an affordable cost;


(iii) We anticipate establishing an additional production facility in Dubai, United Arab Emirates, that will have the ability to produce an additional two
(2) tons per hour of PVAXX(R). The purchase and/or lease of significant equipment in connection with this facility will be required and is fully factored into the determination that we will increase production by two (2) tons per hour; and

(iv) We expect to hire an additional 6 employees for the production facility in Dubai. We will also expand the Company's management by 2 additional hirings.

We anticipate a proportion of the initial sales to customers will be to the Italian market, where new legislation to ban a number of plastic applications is currently in the implementation phase. A development partner in each market sector (i.e. pharmaceuticals, agriculture, etc.) will be identified who will eventually receive and distribute the first deliveries of PVAXX(R). The pharmaceutical sector is being developed over the mid-term and will offer higher-margin opportunities.

The first phase in the global commercialization of PVAXX is currently underway, with the approval to design and construct a new, state-of-the-art production plant in Dubai. This unit is being designed to produce PVAXX(R). PVAXX(R) will be produced in pellet form, to allow easy use by manufacturing customers, utilizing their existing plant and production equipment.

Year 2001--

The Company anticipates accomplishing the following during the calendar year
2001:

-achieve ISO 9002 Accreditation for the United Kingdom research and development unit;
-construct and commission 100,000 Metric Ton ("MT") manufacturing plant in
 Dubai, UAE;
-supply first customers;
-commence marketing program; and
-sell an aggregate of 17,000 MT of PVAXX(R).

Year 2002--

The Company plans to accomplish the following during the calendar year 2002:

-achieve ISO 9002 Accreditation for the Dubai plant;
-increase sales of PVAXX(R) to 200,000 MT

Year 2003--

The Company plans to accomplish the following during the calendar year 2003:
-increase sales of PVAXX(R) to 400,000 MT

Liquidity and Capital Resources

The Company remains in the development stage and, since inception, has experienced no significant change in liquidity or capital resources or stockholder's equity. The Company's balance sheet as of December 31, 2000, reflects a current asset value of $406,336, and a total asset value of $1,084,406 in the form of cash and capitalized organizational costs.

The Company is hereby registering for the sale of equity in connection with the sale of 1,200,000 shares at approximately $10.00/share. The Company does not have any underwriting commitments for such sale of equity and cannot provide assurances that it will raise significant proceeds from this offering and may receive no or nominal proceeds, significantly restricting the Company's activities and plan of operations.

Notwithstanding the steps taken by us to raise additional capital, our immediate cash requirements are significant. We cannot assure you that we will be able to successfully realize cash flow from operations or that such cash flow will be sufficient. We believe that our existing and anticipated capital resources will enable us to fund our planned operations through Fiscal 2001. In addition, our annual and quarterly operating results may be affected by a number of factors, including the following:

     - our ability to manage inventories, shortages of components or labor;
     -    the degree of automation used in the assembly process;
     - fluctuations in material costs and the mix of material costs versus labor;
     -    manufacturing and overhead costs;
     -    price competition;
     -    the inability to pass on excess costs to customers;
     -    the timing of expenditures in anticipation of increased sales; and
     -    customer product delivery requirements.

Any one of these factors, or a combination thereof, could adversely affect us.

The Company believes that obtaining $1,000,000 of net proceeds from this offering will permit it to continue meeting its working capital obligations and fund the further development of its business for at least the next 12 months. There can be no assurance that any additional financing will be available to the Company on acceptable terms, or at all. If adequate funds are not available, the Company may be required to delay, scale back or eliminate its research, engineering and development or manufacturing programs or obtain funds through arrangements with partners or others that may require the Company to relinquish rights to certain of its technologies or potential products or other assets. Accordingly, the inability to obtain such financing could have a material adverse effect on the Company's business, financial condition and results of operations.

Evolving Industry Standards; Rapid Technological Changes

The Company's success in its business will depend in part upon its continued ability to enhance its existing products, to introduce new products quickly and cost effectively to meet evolving customer needs, to achieve market acceptance for new product offerings and to respond to emerging industry standards and other technological changes. There can be no assurance that the Company will be able to respond effectively to technological changes or new industry standards. Moreover, there can be no assurance that competitors of the Company will not develop competitive products, or that any such competitive products will not have an adverse effect upon the Company's operating results.

There can also be no assurance that the Company will be successful in refining, enhancing and developing its operating strategies and products going forward, that the costs associated with refining, enhancing and developing such strategies and products will not increase significantly in future periods or that the Company's existing technology will not become obsolete as a result of ongoing technological developments in the marketplace.

Volatility of Stock Price

The Company believes factors such as the Company's liquidity and financial resources, quarter to quarter and year-to-year variations in financial results could cause the market price of the Company's common stock to fluctuate substantially. Any adverse announcement with respect to such matters or any shortfall in revenue or earnings from levels expected by management could have an immediate and material adverse effect on the trading price of the Company's common stock in any given period. As a result, the market for the Company's common stock may experience material adverse price and volume fluctuations and an investment in the Company's common stock is not suitable for any investor who is unwilling to assume the risk associated with any such price and volume fluctuations.

Sufficiency of Cash Flows

The Company believes that current cash balances and any cash generated from operations and from available debt or equity financing will be sufficient to meet its cash needs for working capital and capital expenditures for at least the next twelve months provided at least $1,000,000 is raised in this offering. Thereafter, if cash generated from operations is insufficient to satisfy the Company's liquidity requirements, management may seek to sell additional equity or obtain credit facilities. The sale of additional equity could result in additional dilution to the Company's shareholders.

Results of Operations

Limited revenues of $2,442 were received by the Company through December 31, 2000.

Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" issued by the Financial Accounting Standards Board, under which deferred tax assets and liabilities are provided on differences between the carrying amounts for financial reporting and the tax basis of assets and liabilities for income tax purposes using the enacted tax rates. Under SFAS 109, deferred tax assets may be recognized for temporary differences that will result in deductible amounts in future periods. A valuation allowance is recognized if on the weight of available evidence it is more likely than not that some portion or the entire deferred tax asset will not be realized.

                            DESCRIPTION OF PROPERTY

Our corporate headquarters are located at 12730 New Brittany Boulevard, Ft. Myers, Florida 33907, (941) 274-9355.

The Company executed a 3-Year Lease Agreement on May 23, 2000 with S.W. Enterprise Associates, Inc. to cover the 2,491 square foot corporate headquarter location. The Lease Agreement expires on May 31, 2003 and contains the following payment terms:

Year 1
Quarter           Base Rent      CAM              Tax             Monthly

1st Qtr.          $ 6,000.00     $   4,387.50     $    623.25     $  3,670.25
2nd Qtr.          $ 6,000.00     $   3,887.50     $    623.25     $  3,670.25
3rd Qtr.          $ 7,150.00     $   4,390.00     $    695.50     $  4,095.13
4th Qtr.          $ 8,100.00     $   4,390.00     $    749.50     $  4,163.33


Year 2            $ 33,695.00    $ 18,262.40      $  3,118        $  4,589.55
Year 3            $ 35,043.84    $ 18,992.90      $  3,242        $  4,773.25


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company's Principal Shareholder, Jumik Investments, holds an unsecured, non-interest bearing demand note obligating the Company to pay Jumik Investments, upon demand, approximately $1,000,000 owed to Jumik for loans made to the Company. While Jumik does not currently intend to call this note due, there can be no assurances that he will not demand the note. A demand could have an adverse effect on the Company's financial condition.

Mr. Stevens has deferred receipt of a salary in an effort to help the Company to continue and grow. Should the Company's financial condition improve, the Company has verbally committed to pay Mr. Stevens for his services to the Company. The Company and Mr. Stevens are currently in discussions that could result in Mr. Stevens receiving a smaller lump-sum payment than his accrued salary. However, no decisions and/or agreements have been made or reached in this regard.

Other than their employment agreements and various loans set forth above, no material transactions involving the directors, senior officers or principal holders of the Company's securities have occurred since the Company was incorporated.

The Company intends to indemnify its officers and directors to the full extent permitted by Colorado law. Under Colorado law, a corporation may indemnify its agents for expenses and amounts paid in third party actions and, upon court approval in derivative actions, if the agents acted in good faith and with reasonable care. A majority vote of the Board of Directors, approval of the stockholder or court approval is required to effectuate indemnification.

Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to officers, directors or persons controlling the Company, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by an officer, director or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

Transactions between the Company and its officers, directors, employees and affiliates will be on terms no less favorable to the Company than can be obtained from unaffiliated parties. Any such transactions will be subject to the approval of a majority of the disinterested members of the Board of Directors.


                             EXECUTIVE COMPENSATION

The following executive compensation was paid for the year ended June 30, 2000, to our company's directors, officers or affiliates or other persons who were executive officers of the company as at June 30, 2000.


               Annual Compensation               Long Term Compensation

                                                 -------------------------------
                                                 Compensation Awards
                                                 -------------------------------

                                                 Securities
Name and          Principal     Other Annual     Underlying     All Other
Position          Salary        Compensation     Options/(1)/   Compensation
                  ($)           ($)              (#)            ($)
--------------    ------------  ---------------  -------------  -------------

Henry Stevens              -0-(1)
12730                         (2)
New Brittany Blvd.



Ft. Myers, Florida
33907
President and
Director

Bryan Wade           $        (2)
12730                (Annualized)
New Brittany Blvd.
Ft. Myers, Florida
33907
Vice President and
Secretary

____________________________

[FN]
(1)Originally, Mr. Stevens was to receive a $600,000 per year in salary. However, Mr. Stevens has not drawn a salary in an effort to help the Company to continue and grow. Should the Company's financial condition improve, the Company has verbally committed to pay Mr. Stevens for his services to the Company. The Company and Mr. Stevens are currently in discussions that could result in Mr. Stevens receiving a smaller lump-sum payment than his accrued salary. However, no decisions and/or agreements have been made or reached in this regard.

(2) Mr. Stevens has executed a five-year employment agreement whereby he will paid $600,000 per annum. Mr. Wade has also executed a three-year employment agreement whereby he will be paid $120,000 the first year and $180,000 per annum thereafter.

Additional Compensation

The Company currently has no retirement, pension or profit sharing program for the benefit of its directors, officers or other employees. The Board of Directors may recommend one or more such programs for adoption in the future.

Director Compensation

Our Company does not reimburse directors for expenses incurred, if any, in attending meetings of the board of directors and does not pay director fees to directors for their service on the board.

Stock Option Plans and Compensatory Plans

Under the terms of our present consulting and advisory services plan, our Company is authorized to issue a maximum of 2,000,000 common shares from time to time, for the benefit of directors, officers, full time employees, consultants and advisors of our Company or its subsidiaries and companies wholly owned by these individuals.

We are contemplating the implementation of a new stock option and award-based plan designed to provide incentives to directors, executive officers and employees of our Company or its subsidiaries and companies wholly owned by these individuals in order to permit those persons to participate in the growth and success of our Company.

Any options so granted will be exercisable at the exercise price and for such period of time as may be determined by the board of directors and approved pursuant to the requirements of the applicable stock exchange, or if our securities are not listed on a stock exchange, then in accordance with the conditions established by the board of directors.

Any stock options will be non-transferable and terminate on the earlier of the expiration date or the 30th day following the day on which the director, officer or employee, as the case may be, ceases to be either a director, officer or employee of our company or any of its subsidiaries.

Indebtedness of Directors and Senior Officers and Promoters

No director, senior officer, promoter or other member of management or their respective associates or affiliates have been indebted to our Company at any time during the period ended December 31, 2000 or since that date.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements.
---------------------------------


        PVAXX CORPORATION (FORMERLY OAKBROOK CAPITAL IV) & SUBSIDIARIES

                         (A Development Stage Company)
                             FINANCIAL STATEMENTS
                                 June 30, 2000


The following financial statements include a balance sheet as of June 30, 2000, statements of operations and deficit accumulated during development stage, statements of changes in stockholders' equity and statements of cash flows for the years ended June 30, 2000 and 1999 respectively, and for the period from May 1, 1998 (inception) through June 30, 2000.


                       PVAXX CORPORATION & SUBSIDIARIES



Index to Financial Statements                          1
Report of Independent Auditor                          2
Balance Sheet                                          3
Statements of Operations & Deficit Accumulated
 During Development Stage                              4
Statements of Changes in Stockholders' Equity          5
Statements of Cash Flows                               6
Notes to Financial Statements                          7

                              September 20, 2000


Shareholders and Board of Directors
PVAXX CORPORATION
Fort Myers, Florida


Report of Independent Auditor

I have audited the accompanying balance sheet of PVAXX Corporation (formerly Oakbrook Capital IV) & Subsidiaries (a development stage company) as of June 30, 2000, and the related statements of operations and deficit accumulated during the development stage, changes in shareholders' equity, and cash flows for the years ended June 30, 2000 and 1999, respectively and for the period from May 1, 1998 (inception) through June 30, 2000. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PVAXX Corporation & Subsidiaries as of June 30, 2000 and 1999 respectively, and the results of operations for the years then ended and for the development stage period from May 1, 1998 (inception) through June 30, 2000, and its cash flows and changes in stockholders' equity for the same periods, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in Note #1 to the financial statements, the Company and all of its subsidiaries are in a development stage, and have yet to realize any revenue. This raises substantial doubt about the company's ability to continue as a going concern. Management's plan in regard to these matters are discussed in Note #9. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Dennis W. Bersch, CPA
Milwaukee, WI

                PVAXX CORPORATION (Formerly Oakbrook IV) & SUBSIDIARIES
                             (Development Stage Companies)
                     (With Auditor's Report of September 20, 2000)
                                  BALANCE SHEET
                                  June 30, 2000

                                    ASSETS
                                    ------

CURRENT ASSETS:
  Cash and cash equivalents                      $  118,631
  Restricted cash and cash equivalents (Note 6)     299,970
  VAT tax refund receivable                          22,989
                                                 ----------
      Total current assets                       $  441,589

FIXED ASSETS:
  Machinery & equipment                          $  596,851
  Office equipment                                    9,698
  Furniture & fixtures                               45,496
  Motor vehicles                                     51,648
  Less accumulated depreciation                     (20,000)
                                                 ----------
      Net fixed assets                              683,694

OTHER ASSETS:
  Prepaid expenses                               $   31,469
  Deposits                                            4,349
  Patent rights (Note 1)                             64,703
                                                 ----------
      Total other assets                         $  100,521
                                                 ----------

      Total assets                               $1,225,804


                   LIABILITIES AND SHAREHOLDERS' EQUITY
                   ------------------------------------

CURRENT LIABILITIES:
  Accounts payable                               $  125,667
  Current portion of long-term
    liabilities (Note 10)                           132,446
  Accrued wages-officers                            180,000
  Other accrued liabilities                         109,565
                                                 ----------
      Total current liabilities                  $  547,678

LONG TERM LIABILITIES:
  Notes payable (Note 10)                        $    4,427
  Capital lease to related parties (Note 10)        516,226
  Loans payable to officers/directors (Note 3)       95,971
                                                 ----------
      Total long term liabilities                $  616,624
                                                 ----------
      Total liabilities                          $1,164,302

SHAREHOLDERS' EQUITY
  Preferred stock-no par value,
    0% noncumulative, nonparticipating,
    convertible, 10,000,000 shares authorized,
    issued and outstanding (Note 1)              $  100,000
  Common stock-no par value, 40,000,000
    shares authorized, 21,322,800 issued and
    outstanding of which 90,000 shares are in
    escrow (Note 6)                                 204,200
  Paid in Capital                                   217,914
  Accumulated other comprehensive income              8,882
  Deficit accumulated during the
    development stage                              (469,494)
                                                 ----------
      Total equity                                   61,502
                                                 ----------
      Total liabilities and equity               $1,225,804


The accompanying notes are an integral part of these financial statements.

        PVAXX CORPORATION (formerly Oak Brook Capital IV) and Subsidiaries
                          (Development Stage Companies)
                  (With Auditor's Report of September 20, 2000)
             STATEMENT OF OPERATIONS AND DEFICIT ACCUMULATED DURING
                                DEVELOPMENT STAGE
                For the years ended June 30, 2000 and 1999 and from May 1, 1998 (Inception) thru June 30, 2000

                                                                       Since
                                     2000               1999           Inception
REVENUE                              $          -       $          -   $         -
   Direct costs                                 -                  -             -
                                     ------------       ------------   -----------
Gross Profit                         $          -       $          -   $         -

OPERATING EXPENSES
   Development costs                 $     40,222                  -   $    40,222
   Finance costs                           22,647                           32,872
   Administrative costs                   384,192                  -       384,192
                                     ------------       ------------   -----------
      Total operating expenses            447,061                  -   $   457,286
                                     ------------       ------------   -----------
      Operating income (loss)        $   (447,061)                 -   $  (457,286)

OTHER INCOME AND (EXPENSES)               (12,208)                 -       (12,208)
                                     ------------       ------------   -----------
Net Operating Income (loss)          $   (459,269)                 -   $  (469,494)

INCOME TAXES                                    -                  -             -
                                     ------------       ------------   -----------

Net Loss & Deficit accumulated
 during the development stage        $   (459,269)                 -   $  (469,494)
                                     ------------       ------------   -----------

PER SHARE INFORMATION
  Weighted average number of
    common shares outstanding          11,249,356                  0    11,249,356

  Profit (loss) per share            $      (0.04)                 -   $     (0.04)
                                     ------------       ------------   -----------

  Fully diluted shares                 21,249,356                  -    21,249,356

  Profit (loss) per fully diluted
    share                            $      (0.02)                 -   $     (0.02)
                                     ------------       ------------   -----------

The accompanying notes are an integral part of these financial statements.

         PVAXX CORPORATION (formerly Oak Brook Capital IV) and Subsidiaries
                           (Development Stage Companies)
                   (With Auditor's Report of September 20, 2000)
                    STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                        From inception through June 30, 2000

                                 Shares Issued
                             ---------------------
                                                                                        Accumulated
                           Common       Preferred   Common      Preferred    Paid-in    Comprehensive   Retained
                           Stock        Stock       Stock       Stock        Capital    Income           Earnings    Equity
                           ----------   ----------  ---------   -----------  ---------  --------------   ----------  -----------

Acquisition of subsidiary
corporations by PVAXX

  Issuance of stock to
  founder 3/31/00                   -   10,000,000  $       -   $   100,000  $       -  $            -   $        -   $        -

          3/31/00          19,865,168            -    198,652             -   (237,728)              -            -   $  (39,076)

Issuance of common stock
to various persons
for cash  3/31/00              44,832                     448                  156,572                                   157,020

Issuance of common stock
for cash restricted by
investor  3/31/00              90,000                     900                  299,070                                   299,970


Reverse acquisition with
Oak Brook IV
  Exchange of Common
  Stock for net assets
  of Oak Brook IV 5/19/00   1,322,800                   4,200                                               (10,225)      (6,025)

Foreign currency
 translation adjustment             -            -          -            -           -           8,882            -        8,882

Net loss for the period             -            -          -            -           -               -     (459,269)    (459,269)
                          -----------  -----------  ---------     --------    --------       ---------     ---------    ----------
Balance at 6/30/2000       21,322,800   10,000,000    204,200     100,000      217,914           8,882     (469,494)      61,502
                          -----------  -----------  ---------     --------    --------       ---------     ---------    ----------


The accompanying notes are an integral part of these financial statements.

        PVAXX CORPORATION (formerly Oak Brook Capital IV) and Subsidiaries
                          (Development Stage Companies)
                  (With Auditor's Report of September 20, 2000)
                             STATEMENT OF CASH FLOWS
                 For the years ended June 30, 2000 and 1999 and
                from May 1, 1998 (Inception) thru June 30, 1999

                                                                              Since
                                          2000                 1999           Inception
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net Loss                                 $     (459,269)      $           -  $   (469,494)
 Adjustments to reconcile net loss to
   net cash provided by (used in)
   operating activities:
  Depreciation & amortization             $       20,000       $           -  $     20,000
  (Increase) in VAT taxes receivable             (22,990)                  -       (22,990)
  (Increase) in other assets                     (35,817)                  -       (35,817)
  (Increase) in accounts payable                 115,442                   -       125,667
  Increase in accrued liabilities                109,565                   -       109,565
  Increase in accrued officer wages              180,000                   -       180,000
                                          --------------       -------------  ------------
  Net cash provided by (used in)
   operating activities                   $      (93,069)      $           -  $    (93,068)
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase/investment of intangible patent        (64,703)                  -       (64,703)
 Purchase of equipment and improvements                -                   -             -
                                          --------------       -------------  ------------

 Net cash provided by (used in) investing
   activities                             $      (64,703)       $          -  $    (64,703)

CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from notes & loans payable      $        7,097                   -         7,097
 Increase in loans to Officers/Directors          95,971                   -        95,971
 Proceeds from notes & loans payable-
   related parties
 Repayments of notes & loans payable             (57,692)                  -       (57,692)
 Proceeds from sale of common stock              417,914                   -       417,914
 Proceeds from sale of preferred stock           100,000                   -       100,000
 Sale of common stock for services                 4,200                   -         4,200
 Cash restricted by investor                    (299,970)                  -      (299,970)
                                          --------------       -------------   ------------
 Net cash provided by (used in) financing
   activities                                    267,520                   -       267,520
                                          --------------       -------------   ------------

EFFECT OF EXCHANGE RATE CHANGES ON CASH            8,882                   -         8,882
                                          --------------       -------------   ------------
Increase in Cash and Cash Equivalents            118,631                   -       118,631

Cash at beginning of period                            -                   -             -
                                          --------------       -------------   ------------
Cash at end of period                     $      118,631                   -       118,631
                                          --------------       -------------   ------------

Supplemental information:
 Interest expense                         $       12,208                   -        12,208
 Income tax expense                                    -                   -             -

Noncash investing and financing
  transactions:
 Acquisition of equipment                 $     (703,693)                      $  (703,693)
 Capital equipment lease                         703,693                           703,693
                                          --------------       -------------   ------------
     Total                                $            -                   -             -


The accompanying notes are an integral part of these financial statements.

        PVAXX CORPORATION (FORMERLY OAKBROOK CAPITAL IV) & SUBSIDIARIES
                         NOTES TO FINANCIAL STATEMENTS
                              AS OF JUNE 30, 2000


NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

History of the Reporting Entity

PVAXX Corporation, formed in Florida on March 31, 2000, is the parent corporation of PVAXX Research & Development LTD, PVAXX, (Europe) LTD, and PVAXX Technologies LTD. PVAXX Corporation purchased net business assets at fair value of PVAXX Research & Development LTD and PVAXX Technologies LTD in exchange for 10,000,000 shares of its Preferred and 20,000,000 shares of its Common stock. The net business assets consisted of two patent applications described below, current liabilities, and a vehicle. This transaction was accounted for as a combination of entities under common control. The PVAXX companies were owned and controlled by the acquiring Company's President and Chairman of the Board of Directors, Henry Stevens. The only activities of any of these companies to date have been development stage activities.

The role of each of the subsidiary companies is as follows:

* PVAXX Technologies, Ltd. is the holder of unlimited rights to manufacture, process, and sell poly vinyl alcohol products governed by patents issued under International Publication Numbers WO 98/26911 on June 25, 1998 and WO 00/12615 on March 9, 2000

* PVAXX Research and Development Ltd. performs research into product improvements and applications. Doing business as PVAXX Engineering, it produces machines forming the product into pellets, which are then sold to converters. Under the trade style PVAXX SoftCap Systems it manufactures and sells capsule making machinery

* PVAXX Europe Ltd. is a dormant company.

Oakbrook Capital IV, (Oakbrook IV) was formed in May 1998 in Colorado, with 40,000,000 shares of common and 10,000,000 shares of preferred stock authorized. It was registered with the SEC as one of a series of blank check companies seeking a business combination with an operating company. On May 19, 2000, Oakbrook IV entered into a share exchange agreement, with PVAXX Corporation, a development stage company. The transaction is reported herein as a reverse acquisition with PVAXX as the accounting acquirer and Oak Brook IV as the legal survivor.

In conjunction with the reverse merger, Oakbrook IV, changed its name to PVAXX Corporation, and the newly named PVAXX and all of the subsidiaries have changed their respective fiscal year-ends to June 30.

Principles of Consolidation
These financial statements combine the accounts of the Colorado corporation, Oak Brook Capital IV, into the accounts of the former Florida corporation, PVAXX Corporation. They are consolidated with the three 100% owned UK subsidiary corporations (PVAXX Technologies, Ltd., PVAXX Research & Development, Ltd. and PVAXX Europe, Ltd.). After conversion of UK currency to US dollars, all significant inter-company accounts and transactions have been eliminated.

Foreign Currency Translation and Transactions
The financial position and results of operations of the company's foreign subsidiaries are determined using the local currency as the functional currency. Assets and liabilities of these subsidiaries are translated at the exchange rate in effect as of the balance sheet date. Income statement accounts are translated at the average rate of exchange prevailing during the period. Translation adjustments arising from the use of differing exchange rates from period to period are included in the accumulated other comprehensive income account in shareholder's equity section.

Use of Estimates
The process of preparing financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reporting of amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Cash and Cash Equivalents
Highly liquid assets with a maturity date of three (3) months or less from the date of acquisition are treated as cash or cash equivalents.

Property and Equipment
Property and equipment is stated at cost less accumulated depreciation. Depreciation is computed using straight-line and accelerated methods over estimated useful lives of the property. Estimated useful lives of property & equipment are as follows:

          Machinery & equipment      3 to 15 years
          Office equipment                 5 years
          Furniture & Fixtures       5 to  7 years
          Motor Vehicles                   5 years

The amortization of leasehold improvements is based on the shorter of the lease term or the life of the improvement.

Betterments and large renewals, which extend the life of an asset, are capitalized whereas maintenance and repairs and small renewals are expensed as incurred.

VAT Taxes Receivable
The United Kingdom subsidiaries are required to pay a Value Added Tax (VAT) on purchases made from certain vendors. The company receives a tax refund for the VAT paid to various vendors.

Other Accrued Liabilities
Other accrued consist of accrued employee wages, and payroll taxes, due as the balance sheet date.

Intangibles
The patents were acquired from a related party in exchange for stock in the PVAXX group of companies. The fair of the patents was deemed to be their historical cost at the date of acquisition and the stock was valued at the historical cost of the patent. Intangible assets such as patents on other intellectual property are recorded at cost if it is determinable at the date of acquisition. Such intangible assets are amortized over estimated useful lives based on the nature of the item. The Company will begin amortizing its patent when it emerges from the development stage.

In accordance with SFAS 121, "Accounting for Impairment of Long-Lived Assets and Long-Lives Assets to be Disposed of", intangibles are evaluated for impairment when events or changes in circumstances indicate that the carrying amounts of the assets may not be recoverable through the estimated undiscounted future cash flows resulting from the use of these assets. When any such impairment exists, the related assets are written down to fair value.

The company has not generated any revenue relating to its patents due to the fact that its operations are in the development stage. Although there is substantial doubt about the company's ability to continue as a going concern as described in Note #9, the company has just acquired the patents and it is actively engaged in promoting and developing this technology. At this time there are no events and conditions that exist to indicate that the asset maybe impaired. However, should the company's efforts to negotiate successful long-term revenue contracts for its products, the company will realize an impairment loss on the write-down of the patent to its fair value.

Income Taxes
The Company uses the asset and liability method as identified in SFAS 109, Accounting for Income Taxes.

The consolidated Company has a net operating loss carryforward (NOL) of $469,494 available to future periods due to losses generated since its inception through June 30, 2000. The net operating losses and credits expire at various dates beginning in 2018 and continuing through 2020. This NOL would result in a tax debit based on application of appropriate UK and US tax rates if offsetting profits were anticipated. Because the Company and its subsidiaries are in the development stages, there is no assurance that future operations will generate a profit or income, therefore the company recognizes a valuation adjustment which completely offsets the deferred tax asset related to the net operating loss carryforward.

Stock Exchanged for Services
The issuance of equity instruments in exchange for goods or services are accounted for based upon the fair value of the goods or services received. The services exchanged for equity shown on the statements of changes of stockholder's equity were valued at $.003/share because it was determined that $4,200 worth of legal services had been provided to set up the Oak Brook IV shell.

Convertible Preferred Stock
The Company issued convertible preferred stock relating to the transaction discussed above and in Note 3. The preferred stock does not have voting rights, and is noncumulative, nonparticipating and has preference up to its par value upon liquidation. The stock maybe converted 1 for 1 for common stock at the discretion of holder.

NOTE 2 - ACCOUNTS RECEIVABLE

Management believes all receivables are due and collectible and no reserve for un-collectable amounts is necessary.

NOTE 3 -  RELATED PARTY TRANSACTIONS

As discussed in Note #1, the Company effectively acquired PVAXX Research & Development LTD and PVAXX Technology, from a company owned and controlled by Henry Stevens, the present majority shareholder of PVAXX Corporation. The ultimate consideration for the transaction is the 10,000,000 shares of Preferred stock and 20,000,000 shares of Common stock held by Henry Stevens and others whose PVAXX Florida corporation shares were exchanged.

The President, and another officer, advanced $95,971 to the Company on a short-term basis at a rate of 8%. Due to the short period of time that the Company has had the use of these funds, the Company has not accrued any interest relating to these advances because the amounts are immaterial. However, in accordance with current accounting standards, interest will be accrued at a rate of 8% on these funds in subsequent periods.

The patent rights owned by PVAXX Technologies, Ltd., were developed by and acquired from a company owned by the President, Henry Stevens, and are carried at their actual cost of $68,018.

The Company entered into an Employment Agreement dated March 20, 2000 with Henry Stevens, the Company's President and Chairman of the Board of Directors. The Agreement is for a term of five years and renewable by the Company.

Under the Agreement, the Company agrees to pay the following amounts:

  a) $50,000 per month net of all taxes;
  b) Use of a motor vehicle at the choice of the employee;
  c) Use of residential facilities in the Fort Myers area at a rental not to exceed $36,000 per annum; and
  d) The Company will establish a performance related share option program, under which the company's board of directors will determine participation commensurate with the employee's position. However, as of balance sheet date, the Company has not officially established a share option plan.

No payments have been made under the Agreement as of the date of the financial statements.


NOTE 4 -  RISKS AND UNCERTAINTIES

The Company's future operating results may be affected by a number of factors. The ability of the Company to raise the capital necessary to continue to develop and bring its products to market is not assured. The product being developed by PVAXX will be sold in a highly competitive global market in which it will need to demonstrate performance characteristics sought by customers, at a competitive price which will yield a profit after production and distribution costs. Estimates of the size of the market, and the company's eventual market share may not be realized, and the effect of competition cannot be determined.

NOTE 5 -  COMMITMENTS AND CONTINGENT LIABILITIES

Leased Facilities - operating lease
The Company has entered into a three (3) year operating lease for office space in the Fort Myers area with an unrelated party. Under the terms of this lease, effective June 1, 2000 the Company is obligated for monthly base rental amounts plus sales tax and Common Area Maintenance (CAM) charges. Under the terms of the lease, the Company is obligated to keep and maintain the leased premises, including fixtures and improvements, in good condition.

The Company is obligated for the following rent payments over the lease term:

                           Total        Monthly                  Sales
                           Rent         Base Rent     CAM        Tax

Year 1
  1st quarter              $  11,013    $  2,000      $  1,463   $  208
  2nd quarter                 11,013       2,000         1,463      208
  3rd quarter                 12,285       2,400         1,463      232
  4th quarter                 13,239       2,700         1,463      250

Year 2                        55,080       2,808         1,522      260

Year 3                        57,276       2,920         1,583      270


Employee Compensation
In addition to the employment contract with the President disclosed in Note 3, an arrangement with the Vice-president provides for a salary of $10,000 monthly for one year, and $15,000 thereafter.

NOTE 6 -  RESTRICTED CASH
On March 3, 2000, the former PVAXX executed an agreement with an unrelated individual who transferred $299,970 to an escrow agent in exchange for 90,000 share block of the 20,000,000 shares of common stock issued as discussed in Notes 1 and 3. Under the terms of the escrow agreement, updated and signed on August 4, 2000, the funds will be released to the company when the exchanged shares of the new PVAXX Corporation are tradable on a U.S. national exchange at not less than $5.00 per share. If this is not achieved, the funds may be released to the investor six (6) months after the effective date (August 4, 2000) of the agreement, upon return of the 90,000 shares, which would be held as treasury stock. As of balance sheet date the 90,000 shares of stock as well as the $299,970 remain in the custody of the escrow agent.


NOTE 7 -  FAIR VALUES OF FINANCIAL INSTRUMENTS

The carrying amounts reported in the consolidated balance sheet for cash and cash equivalents, restricted cash, receivables, accounts payable, accrued expenses and other liabilities, approximate fair value because of immediate or short-term maturity of these financial instruments. The underlying carrying amount reported for long-term debt and capital leases approximates fair value because, in general, the interest on the underlying instruments fluctuates with market rates.

NOTE 8 -  EARNINGS PER SHARE

Basic earnings per share are computed by dividing earnings available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share reflect per share amounts that would have resulted if all preferred stock had been converted to common stock. The following reflects amounts reported in the financial statements:

                                   For the period ended June 30, 2000
                              ___________________________________________

                                 Income          Shares        Per-share
                               (Numerator)   (Denominator)      Amount

Income available to common
stockholders
  -basic earnings per share    $  (459,269)    11,249,356      $    (0.04)
Effect of dilutive securities
  -convertible preferred stock                 10,000,000
income available to common
stockholders
  -fully diluted earnings per
   share                       $  (469,494)    21,249,356      $    (0.02)


                                   For the period ended June 30, 1999
                              ____________________________________________

Income available to common
stockholders
  -basic earnings per share    $         -                     $        -


                                          From inception
                              ____________________________________________

Income available to common
stockholders
  -basic earnings per share    $  (469,494)    11,249,356      $     (0.04)
Effect of dilutive securities
  -convertible preferred stock                 10,000,000
Income available to common
stockholders
  -fully diluted earnings per
   share                       $  (469,494)    21,249,356      $     (0.02)

NOTE 9 - GOING CONCERN CONSIDERATIONS

The ability of the Company to emerge from the development stage and to develop into a going concern is dependent on the success of the Company in negotiating long-term revenue contracts and acquiring additional equity capital. However, there can be no assurance that the Company will be successful in accomplishing its objectives. The financial statements do not include any adjustments that might be necessary should the company, be unable to continue as a going concern.

The company is addressing the substantial doubt about its ability to continue as a going concern through the deferral of cash payments to the principal shareholders, through the negotiation of anticipated private placements with additional investors, and by taking steps to register shares for sale on the public market in order to generate additional working capital, in order for the company to expand its operations and to bring it's product to the market. In addition, certain of the company's officers and shareholders have agreed that they will advance to the company some additional funds that the company needs for operating capital. Although, as of the balance sheet date of June 30, 2000, the Company had not entered into any revenue-producing contracts, several successful field tests of various products have been conducted, and management expects to have successfully negotiated several contracts before the end of this fiscal year.

NOTE 10 - LONG TERM LIABILITIES AND CAPITAL LEASES

Long-term liabilities include a three-year capital lease dated May 1, 2000 with Jumik Investments, a company owned and controlled by Henry Stevens, the present majority shareholder of PVAXX Corporation, for equipment, office furniture and vehicles. The terms of the lease require the company to pay $12,534 per month as adjusted for foreign currency, interest of 2.5% plus a balloon payment for the balance at the end of the term. At the end of the term, PVAXX will own the leased assets. The fair value of the leased assets were determined to be 50% of Jumik's original cost due to the fact that they have been previously used by the lessor. The lease does not require the Company to restrict its, dividends, additional debt, or further leasing. These lease terms have been deemed to be comparable with similar arrangements with unrelated parties.

The automobile note is with an unrelated party. Depreciation expense for leased assets is included in depreciation expense for owned assets.

The gross amounts of assets recorded under capital leases are listed in the table below at currency rates in effect:

          Machinery & equipment           $  596,851
          Furniture & fixtures                45,496
          Motor Vehicles                      59,293
                                          __________

          Total Assets acquired              701,640

          Less accumulated depreciation      (18,322)

          Net leased assets               $  683,318

This list does not include purchased assets.


The future minimum capital lease payments and the future obligations owed on the automobile note are listed in the table below.


                       Capital Lease         Auto note

         2001          $ 129,776             $ 2,670
         2002            134,405               3,170
         2003            381,821               1,491


         Current         129,776               2,670
         Long term       516,226               4,427

         Total         $ 646,002             $ 7,097

PVAXX Corporation is the guarantor of these leases.

                                PVAXX CORPORATION
                         (FORMERLY OAKBROOK CAPITAL IV)
                                 & SUBSIDIARIES
                          (Development Stage Companies)
                        CONSOLIDATED FINANCIAL STATEMENTS
                               December 31, 2000
                                   (Unaudited)

The following financial statements include a consolidated balance sheet as of December 31, 2000, consolidated statements of operations and deficit accumulated during development stage, consolidated statements of changes in stockholders' equity and consolidated statements of cash flows for the three and six months ended December 31, 2000 and 1999 respectively, and for the period from May 1, 1998 (inception) through December 31, 2000.


                        PVAXX CORPORATION & SUBSIDIARIES



Index to Financial Statements                                  1
Accountant's Review Report                                     2
Consolidated Balance Sheet                                     3
Consolidated Statements of Operations & Deficit Accumulated
 During Development Stage                                      4
Consolidated Statements of Changes in Stockholders' Equity     5
Consolidated Statements of Cash Flows                          6
Notes to Financial Statements                                  7

                           BERSCH ACCOUNTING S.C.
                        Certified Public Accountants

633 W. Wisconsin Ave.                              Milwaukee, Wisconsin 53203
Tel: 414-272-8800                                    www.berschaccounting.com
Fax: 414-223-4070                                    email: bersch@execpc.com

February 17, 2001

Shareholders and Board of Directors
PVAXX CORPORATION
Fort Myers, Florida

Accountant's Review Report


I have reviewed the accompanying consolidated balance sheet of PVAXX Corporation and Subsidiaries as of December 31, 2000 and the related consolidated statements of operations & deficit accumulated during the development stage, changes in stockholders' equity and cash flows for the three and six months then ended and from May 1, 1998 (inception) through December 31, 2000, in accordance with Statements of Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of PVAXX Corporation and Subsidiaries.

A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, I do not express such an opinion.

On the basis of my review, I am not aware of any material modifications that should be made to the accompanying consolidated financial statements in order for them to be in conformity with generally accepted accounting principles.


Dennis W. Bersch, CPA
Milwaukee, WI

                            PVAXX CORPORATION
                     (FORMERLY OAK BROOK CAPITAL IV)
                              & SUBSIDIARIES
         (With Accountant's Review Report of February 17, 2001)
                        CONSOLIDATED BALANCE SHEET
                               (UNAUDITED)

                                  ASSETS



CURRENT ASSETS:
     Cash and cash equivalents                     $     8,360
     Restricted cash and cash equivalents (Note 6)     299,970
     VAT tax refund receivable                          22,745
            Total current assets                                 $   406,336
FIXED ASSETS
     Machinery & equipment                         $   589,497
     Office equipment                                   19,847
     Furniture & fixtures                               67,994
     Motor vehicles                                     50,779
     Less:  accumulated depreciation                  (136,987)
            Net fixed assets                                         591,130
 OTHER ASSETS:
     Prepaid expenses                              $    16,192
     Deposits                                            4,349
     Patent rights (Note 1)                             66,400
            Total other assets                                        86,940

            Total assets                                                       $ 1,084,406


                   LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
     Accounts Payable                              $   122,627
     Current portion of
      long-term liabilities (Note 10)                    2,860
     Accrued wages - officers                          499,935
     Accrued interest - loans payable to
      officers/directors (Note 3)                      133,574
     Other accrued liabilities                          31,292
          Total current liabilities                              $   790,288
LONG TERM LIABILITIES:
     Notes payable (Note 10)                       $     3,089
     Capital lease to related parties (Note 10)        635,130
     Loans payable to officers/directors (Note 3)      971,728
          Total long term liabilities                              1,609,946

          Total liabilities                                                    $ 2,400,235

SHAREHOLDERS' EQUITY:
     Preferred stock - no par value, 0%,
      noncumulative, nonparticipating, convertible
      10,000,000 shares authorized,
      issued and outstanding                                     $   100,000
     Common stock - no par value,
      40,000,000 shares authorized
      21,322,800 shares issued and outstanding
      of which 90,000 shares are in escrow (Note 6)                  204,200
     Paid in Capital                                                 217,914
     Accumulated other comprehensive income                           12,382
     Deficit accumulated during the development stage             (1,850,325)

          Total equity                                                          (1,315,829)

          Total liabilities and equity                                         $ 1,084,405


                 PVAXX CORPORATION (FORMERLY OAKBROOK IV) & SUBSIDIARIES

                               (Development Stage Companies)
                 (With Accountant's Review Report of February 17, 2001)

         CONSOLIDATED STATEMENT OF OPERATIONS AND DEFICIT ACCUMULATED DURING
                                    DEVELOPMENT STAGE
          For the three and six months ended December 31, 2000 and 1999 and from May 1, 1998 (Inception) thru December 31, 2000
                                       (Unaudited)


                                (Unaudited)    (Unaudited)    (Unaudited)    (Unaudited)    (Unaudited)
                                     December 31, 2000             December 31, 1999      Since Inception

                                 3 months       6 months       3 months       6 months

REVENUE                         $      2,403   $      2,442   $          -   $          -   $      2,442

COST OF REVENUE
   Direct costs                           57             58              -              -             58
                                ------------   ------------   ------------   ------------   ------------

      Gross profit              $      2,346   $      2,385   $          -   $          -   $      2,385

OPERATING EXPENSES
   Development costs            $    308,290   $    366,275                                 $    406,296
   Finance costs                           -              -                                       26,962
   Administrative costs              533,273        961,910              -              -   $  1,352,236
                                ------------   ------------   ------------   ------------   ------------

      Total operating expenses       841,564      1,328,185              -              -      1,785,494

      Operating income (loss)   $   (839,217)  $ (1,325,800)  $          -   $          -   $ (1,783,109)

OTHER INCOME AND (EXPENSES)          (54,130)       (55,031)             -              -       (67,216)
                                ------------   ------------   ------------   ------------   ------------

Net Operating Income (Loss)     $   (893,348)  $ (1,380,831)  $          -   $          -   $ (1,850,325)

INCOME TAXES                               -              -              -              -              -
                                ------------   ------------   ------------   ------------   ------------

Net loss and Deficit
 accumulated during the
 development stage              $   (893,348)  $ (1,380,831)  $          -   $          -   $ (1,850,325)
                                ------------   ------------   ------------   ------------   ------------

PER SHARE INFORMATION
  Weighted average number of
  common shares outstanding       21,322,800     21,322,800                                   21,070,078

      Profit (loss) per share   $      (0.04)  $      (0.06)                                $      (0.09)
                                ------------   ------------   ------------   ------------   ------------

  Fully diluted shares            31,322,800     31,322,800                                   31,070,078

    Profit (loss) per
     fully diluted share        $      (0.03)  $      (0.04)                                $      (0.06)


     The accompanying notes are an integral part of these financial statements.

               PVAXX CORPORATION (Formerly Oakbrook IV) AND SUBSIDIARIES
                              (Development Stage Companies)
                (With Accountant's Review Report of February 17, 2001)
                     STATEMENT OF CHANGES IN STOCKHOLDERS EQUITY
                      From inception through December 31, 2000
                                       (Unaudited)

                              Shares Issued
                              ------------------------------
                                                                                              Accumulated
                              Common     Preferred   Common      Preferred                    Comprehensive Retained
                              Stock      Stock       Stock       Stock       Paid-in-Capital  Income        Earnings   Equity
                              ---------- ----------- ----------- ----------- ---------------  -------------  --------------------
Acquisition of subsidiary
corporations by PVAXX Corp

 Issuance of common stock
 for subsidiary companies
 3/31/00                      19,865,168             $   198,652 $           $    (237,728)   $           -  $        -$  (39,076)

 Issuance of common stock
 for cash
 3/31/00                          44,832                     448                   156,572                                157,020

 Issuance of common stock for
 cash restricted by investor
 3/31/00                          90,000                     900                   299,070                                299,970

 Issuance of preferred stock
 3/31/00                                  10,000,000                  100,000                                             100,000

Reverse merger with Oak Brook
IV
 Net assets of Oak Brook IV
 IV 5/19/00                    1,322,800                   4,200                                                (10,225)   (6,025)

Foreign currency
translation adjustment                                                                                8,882                 8,882

Net loss for the period
ended 6/30/00                          -           -           -            -                -            -    (459,269) (459,269)
                              ----------  ----------  ----------  -----------     ------------  -----------   ---------- ---------

Balance 6/30/2000             21,322,800  10,000,000  $  204,200  $   100,000     $    217,914  $     8,882   $(469,494) $ 61,502

Foreign currency translation
adjustment                                                                                            3,500                 3,500

Net loss for the period
ended 12/31/00                         -           -           -            -                -            -  (1,380,831) (1,380,831)
                              ----------  ----------  ----------  -----------     ------------ ------------  ----------- ----------

Balance 12/31/2000            21,322,800  10,000,000  $  204,200  $   100,000     $    217,914  $    12,382 $(1,850,325) (1,315,829)
                              ----------  ----------  ----------  -----------     ------------ ------------  ----------- ----------


     The accompanying notes are an integral part of these financial statements.

         PVAXX CORPORATION (FORMERLY OAKBROOK IV) & SUBSIDIARIES
                     (Development Stage Companies)
          (With Accountant's Review Report of February 17, 2001)

                    CONSOLIDATED STATEMENT OF CASH FLOWS
    For the three and six months ended December 31, 2000 and 1999 from May 1, 1998 (Inception) thru December 31, 2000
                               (Unaudited)

                                                        (Unaudited)    (Unaudited)    (Unaudited)    (Unaudited)   (Unaudited)

                                                             December 31, 2000            December 31, 1999        Since Inception
                                                        3 months       6 months       3 months       6 months


CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Loss                                              $    (893,348) $ (1,380,831)  $          -   $           -  $(1,850,325)
  Adjustments to reconcile net loss to net cash
   provided by (used in) operating activities:
    Depreciation & amortization                         $      30,042       118,050                                 $   137,847
    (Increase) in VAT taxes receivable                         14,520          (144)                                    (22,890)
    (Increase) in inventories                                 (74,522)      (75,752)                                    (75,742)
    (Increase) in prepaid expenses                             15,000        15,000                                     (16,295)
    (Increase) in security deposits                                                                                      (4,349)
    Foreign currency adjustments                                             (4,864)
    Increase in accounts payable                               12,593        (1,253)                                    123,289
    Increase in accrued interest                              123,232       125,231                                     134,361
    Increase in accrued liabilities                            (4,237)        8,239                                      31,402
    Increase in accrued officer wages                         169,935       319,935              -               -      499,935
                                                        -------------- -------------  ------------   -------------  -------------
 Net cash provided by (used in) operating activities    $    (606,782) $   (876,379)  $          -   $          -  $ (1,042,768)

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase/investment of intangible patent                   (2,758)       (2,803)                                    (66,824)
    Purchase of equipment and improvements                    (28,445)      (36,300)             -              -       (93,486)
                                                        -------------- -------------  ------------   -------------  -------------
 Net cash provided by (used in) investing activities    $     (31,203) $    (39,103)  $          -   $          -  $   (160,310)

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from notes & loans payable                 $           -  $          -   $          -   $           -  $     7,504
    Increase in loans to Officers/Directors                    620,972      806,250                                     977,600
    Proceeds from notes & loans payable -
     related parties
    Repayments of notes & loans payable                         (1,019)      (1,036)                                     (1,517)
    Proceeds from sale of common stock                                                                                  417,914
    Proceeds from sale of preferred stock                                                                               100,000
    Sale of common stock for services                                                                                     4,200
    Cash restricted by investor                                      -            -              -               -     (299,970)
                                                        -------------- ------------   ------------   -------------  -------------
 Net cash provided by (used in) financing activities           619,953      805,250              -              -     1,205,731
                                                        -------------- ------------   ------------   -------------  -------------

EFFECT OF EXCHANGE RATE CHANGES ON CASH                            146           55             -               -         5,707
                                                        -------------- ------------   ------------   -------------  -------------

(Decrease) Increase in Cash and Cash Equivalents               (17,887)    (110,213)             -              -         8,360

Cash at beginning of period                                     26,247      118,573              -               -            -
                                                        -------------- ------------   ------------   -------------  -------------

Cash at end of period                                   $        8,360 $      8,360   $          -   $           -  $     8,360
                                                        -------------- ------------   ------------   -------------  -------------
Supplemental information:
    Interest paid                                       $          903 $        903   $          -   $           -  $    16,790
    Income tax expense                                               -            -              -               -            -

Noncash transactions
  Purchase of machinery in exchange for
  related party lease
    Machinery & Equipment                               $      613,187
    Capital Lease with related party                          (639,187)
                                                        --------------

                                                        $            -
                                                        ==============

     The accompanying notes are an integral part of these financial statements.

      PVAXX CORPORATION (FORMERLY OAKBROOK CAPITAL IV) & SUBSIDIARIES

                       NOTES TO FINANCIAL STATEMENTS
                          AS OF DECEMBER 31, 2000


NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

HISTORY OF THE REPORTING ENTITY
PVAXX Corporation, formed in Florida in 2000, is the parent corporation of PVAXX Research & Development LTD, PVAXX, (Europe) LTD, and PVAXX Technologies LTD. PVAXX Corporation purchased net business assets at fair value of PVAXX Research & Development LTD and PVAXX Technologies LTD in exchange for 10,000,000 shares of its Preferred and 20,000,000 shares of its Common stock. The net business assets consisted of two patent applications described below, current liabilities, and a vehicle. This transaction was accounted for as a combination of entities under common control. The PVAXX companies were owned and controlled by the acquiring Company's President and Chairman of the Board of Directors, Henry Stevens. The only activities of any of these companies to date have been development stage activities.

 The role of each of the subsidiary companies is as follows:

- PVAXX Technologies, Ltd. is the holder of unlimited rights to manufacture, process, and sell poly vinyl alcohol products governed by patents issued under International Publication Numbers WO 98/26911 on June 25, 1998 and WO 00/12615 on March 9, 2000

- PVAXX Research and Development Ltd. performs research into product improvements and applications. Doing business as PVAXX Engineering, it produces machines forming the product into pellets. Under the trade style PVAXX SoftCap Systems it manufactures and sells capsule making machinery

-    PVAXX Europe Ltd. is a dormant company.

Oakbrook Capital IV, (Oakbrook IV) was formed in May 1998 in Colorado, with 40,000,000 shares of common and 10,000,000 shares of preferred stock authorized. It was registered with the SEC as one of a series of blank check companies seeking a business combination with an operating company. On May 19, 2000, Oakbrook IV entered into a share exchange agreement, with PVAXX Corporation, a development stage company. The transaction is reported herein as a reverse acquisition with PVAXX as the accounting acquirer and Oak Brook IV as the legal survivor.

In conjunction with the reverse acquisition, Oakbrook IV, changed its name to PVAXX Corporation, and the newly named PVAXX and all of the subsidiaries have changed their respective fiscal year-ends to June 30.

PRINCIPLES OF CONSOLIDATION
These financial statements include the combined accounts of the Colorado corporation, Oak Brook Capital IV, and the former Florida corporation, PVAXX Corporation. They are consolidated with the three 100% owned UK
subsidiary   corporations  (PVAXX  Technologies,  Ltd.,  PVAXX  Research  &
Development, Ltd. and PVAXX Europe, Ltd.). After conversion of UK currency to US dollars, all significant inter-company accounts and transactions have been eliminated.

FOREIGN CURRENCY TRANSLATION AND TRANSACTIONS
The financial position and results of operations of the company's foreign subsidiaries are determined using the local currency as the functional currency. Assets and liabilities of these subsidiaries are translated at the exchange rate in effect as of the balance sheet date. Income statement accounts are translated at the average rate of exchange prevailing during the period. Translation adjustments arising from the use of differing exchange rates from period to period are included in the accumulated other comprehensive income account in shareholder's equity section.

USE OF ESTIMATES
The process of preparing financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reporting of amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

CASH AND CASH EQUIVALENTS
Highly liquid assets with a maturity date of three (3) months or less from the date of acquisition are treated as cash or cash equivalents.

PROPERTY AND EQUIPMENT
Property and equipment is stated at cost less accumulated depreciation. Depreciation is computed using straight-line and accelerated methods over estimated useful lives of the property. Estimated useful lives of property & equipment are as follows:

              Machinery & equipment        3 to 15 years
              Office equipment             5 years
              Furniture & fixtures         5 to 7 years
              Motor vehicles               5 years

The amortization of leasehold improvements is based on the shorter of the lease term or the life of the improvement.

Betterments and large renewals, which extend the life of an asset, are capitalized whereas maintenance and repairs and small renewals are expensed as incurred.

Inventory
Inventories consist of raw materials and are stated at the lower of cost (first-in, first-out) or net realizable value.

VAT TAXES RECEIVABLE
The United Kingdom subsidiaries are required to pay a Value Added Tax (VAT) on purchases made from certain vendors. The company receives a tax refund for the VAT paid to various vendors.

OTHER ACCRUED LIABILITIES
Other accrued consist of accrued employee wages, and payroll taxes, due as the balance sheet date.

INTANGIBLES
The patents were acquired from a related party in exchange for stock in the PVAXX group of companies. The fair of the patents was deemed to be their historical cost at the date of acquisition and the stock was valued at the historical cost of the patent. Intangible assets such as patents on other intellectual property are recorded at cost if it is determinable at the date of acquisition. Such intangible assets are amortized over estimated useful lives based on the nature of the item. The Company will begin amortizing its patent when it emerges from the development stage.

In accordance with SFAS 121, "Accounting for Impairment of Long-Lived Assets and Long-Lives Assets to be Disposed of", intangibles are evaluated for impairment when events or changes in circumstances indicate that the carrying amounts of the assets may not be recoverable through the estimated undiscounted future cash flows resulting from the use of these assets. When any such impairment exists, the related assets are written down to fair value.

The company has not generated any revenue relating to its patents due to the fact that its operations are in the development stage. Although there is substantial doubt about the company's ability to continue as a going concern as described in Note #9, the company has just acquired the patents and it is actively engaged in promoting and developing this technology. At this time there are no events and conditions that exist to indicate that the asset may be impaired. However, should the Company's efforts to negotiate long-term revenue contracts for its products be unsuccessful, the Company may realize an impairment loss on the write-down of the patent to its fair value.

INCOME TAXES
The Company uses the asset and liability method as identified in SFAS 109, Accounting for Income Taxes.

The consolidated Company has a net operating loss carryforward (NOL) of $1,850,325 available to future periods due to losses generated since its inception through December 31, 2000. The net operating losses and credits expire at various dates beginning in 2018 and continuing through 2020. This NOL would result in a tax debit based on application of appropriate UK and US tax rates if offsetting profits were anticipated. Because the Company and its subsidiaries are in the development stages, there is no assurance that future operations will generate a profit or income, therefore the company recognizes a valuation adjustment which completely
offsets   the  deferred  tax  asset  related  to  the  net  operating  loss carryforward.

STOCK EXCHANGED FOR SERVICES
The issuance of equity instruments in exchange for goods or services are accounted for based upon the fair value of the goods or services received. The services exchanged for equity shown on the statements of changes of stockholder's equity were valued at $.003/share because it was determined that $4,200 worth of legal services had been provided to set up the Oak Brook IV shell.

CONVERTIBLE PREFERRED STOCK
The Company issued  convertible preferred stock relating to the transaction
discussed above and in  Note  3.   The preferred stock does not have voting
rights, and is noncumulative, nonparticipating and has preference up to its par value upon liquidation. The stock may be converted 1 for 1 for common stock. at the discretion of holder.

NOTE 2 -  ACCOUNTS RECEIVABLE

Management believes all receivables are due and collectible and no reserve for un-collectable amounts is necessary.

NOTE 3 -  RELATED PARTY TRANSACTIONS

Through a series of transactions, the Company effectively acquired the PVAXX Business Group from a company owned and controlled by Henry Stevens, the present majority owner of PVAXX Corporation. The ultimate consideration for the transaction is the 10,000,000 shares of Preferred stock and 20,000,000 shares of Common stock held by Henry Stevens and others whose PVAXX Florida corporation shares were exchanged. The PVAXX Business Group consists of the subsidiary companies described in Note 1.

The President, and another officer, advanced $971,728 to the Company. The amounts advanced are due upon demand and the effective interest rate assumed is 8%. The company has accrued $124,557 of interest relating to these advances.

The patent rights owned by PVAXX Technologies, Ltd., were developed by and acquired from a company owned by the President, Henry Stevens, and are carried at their actual cost of $66,400 after adjustment for foreign currency.

The Company entered into an Employment Agreement dated March 20, 2000 with Henry Stevens, the Company's President and Chairman of the Board of Directors. The Agreement is for a term of five years and renewable by the Company.


Under the Agreement, the Company agrees to pay the following amounts:

                         a)   $50,000 per month net of all taxes;

                         b) Use of a motor vehicle at the choice of the employee;

                         c) Use of residential facilities in the Fort Myers area at a rental not to exceed $36,000 per annum; and

                         d) The Company will establish a performance related share option program, under which the company's board of directors will determine participation commensurate with the employee's position. However, as of balance sheet date, the Company has not officially established a share option plan.

No payments have been made under the Agreement as of the date of the financial statements.

NOTE 4 -  RISKS AND UNCERTAINTIES

The Company's future operating results may be affected by a number of factors. The ability of the Company to raise the capital necessary to continue to develop and bring its products to market is not assured. The product being developed by PVAXX will be sold in a highly competitive global market in which it will need to demonstrate performance characteristics sought by customers, at a competitive price which will yield a profit after production and distribution costs. Estimates of the size of the market, and the company's eventual market share may not be realized, and the effect of competition cannot be determined.

NOTE 5 -  COMMITMENTS AND CONTINGENT LIABILITIES

LEASED FACILITIES - OPERATING LEASE
The Company has entered into a three (3) year operating lease for office space in the Fort Myers area with an unrelated party. Under the terms of this lease, effective June 1, 2000 the Company is obligated for monthly base rental amounts plus sales tax and Common Area Maintenance (CAM) charges. Under the terms of the lease, the Company is obligated to keep and maintain the leased premises, including fixtures and improvements, in good condition.

The Company is obligated for the following rent payments over the lease term:

                   Total     Monthly             Sales
                   Rent      Base Rent   CAM     Tax
Year 1
     1st quarter  $11,013    $2,000      $1,463  $208
     2nd quarter   11,013     2,000       1,463   208
     3rd quarter   12,285     2,400       1,463   232
     4th quarter   13,239     2,700       1,463   250

Year 2             55,080     2,808       1,522   260

Year 3             57,276     2,920       1,583   270

EMPLOYEE COMPENSATION
In addition to the employment contract with the President disclosed in Note 3, an arrangement with the Vice-president provides for a salary of $10,000 monthly for one year, and $15,000 thereafter.

NOTE 6 -  RESTRICTED CASH

On March 3, 2000, the former PVAXX executed an agreement with an unrelated individual who transferred $299,970 to an escrow agent in exchange for a 90,000 share block of the 20,000,000 shares of common stock issued as discussed in Notes 1 and 3. Under the terms of the escrow agreement, updated and signed on August 4, 2000, the funds will be released to the company when the exchanged shares of the new PVAXX Corporation are tradable on a U.S. national exchange at not less than $5.00 per share. If this is not achieved, the funds may be released to the investor six (6) months after the effective date (August 4, 2000) of the agreement, upon return of the 90,000 shares which would then be held in the treasury for resale. As of balance sheet date the 90,000 shares of stock as well as the $299,970 remain in the custody of the escrow agent.

NOTE 7 -  FAIR VALUES OF FINANCIAL INSTRUMENTS

The carrying amounts reported in the consolidated balance sheet for cash and cash equivalents, restricted cash, receivables, accounts payable, accrued expenses and other liabilities, approximate fair value because of immediate or short-term maturity of these financial instruments. The underlying carrying amount reported for long-term debt and capital leases approximates fair value because, in general, the interest on the underlying instruments fluctuates with market rates.

NOTE 8 -  EARNINGS PER SHARE

Basic earnings per share are computed by dividing earnings available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share reflect per share amounts that would have resulted if all preferred stock had been converted to common stock. The following reflects amounts reported in the financial statements:

                                                       For the 3 months ended December 31, 2000
                                            --------------------------------------------------------
                                            Income             Shares               Per-share
                                            (Numerator)        (Denominator)        Amount
Income available to common stockholders
   -basic earnings per share                $  (893,348)        21,322,800          $    (0.04)
Effect of dilutive securities
   -convertible preferred stock                                 10,000,000
                                            --------------------------------
Income available to common stockholders
   -fully diluted earnings per share        $  (893,348)        31,322,800          $    (0.03)
                                            ========================================================


                                                       For the 6 months ended December 31, 2000
                                            --------------------------------------------------------
                                            Income             Shares               Per Share
                                            (Numerator)        (Denominator)        Amount

Income available to common stockholders
   -basic earnings per share                $(1,380,831)        21,322,800          $    (0.06)
Effect of dilutive securities
   -convertible preferred stock                                 10,000,000
                                            --------------------------------
Income available to common stockholders
   -fully diluted earnings per share        $(1,380,831)        31,322,800          $    (0.04)
                                            ========================================================

                                               For the 3 months ended December 31, 1999

Income available to common stockholders     $         -                             $        -
                                            ========================================================
   -basic earnings per share


                                               For the 6 months ended December 31, 1999

Income available to common stockholders     $         -                             $        -
                                            ========================================================
   -basic earnings per share


                                                               From inception
                                            --------------------------------------------------------
Income available to common stockholders
   -basic earnings per share                $(1,850,325)         21,070,078         $    (0.09)
Effect of dilutive securities
   -convertible preferred stock                                  10,000,000
                                            -------------------------------
Income available to common stockholders
   -fully diluted earnings per share        $(1,850,325)         31,070,078         $    (0.06)
                                            -------------------------------------------------------

NOTE 9 - GOING CONCERN CONSIDERATIONS

The ability of the Company to emerge from the development stage and to develop into a going concern is dependent on the success of the Company in negotiating long-term revenue contracts and acquiring additional equity capital. However, there can be no assurance that the Company will be successful in accomplishing its objectives. The financial statements do not include any adjustments that might be necessary should the company, be unable to continue as a going concern.

The company is addressing the substantial doubt about its ability to continue as a going concern through the deferral of cash payments to the principal shareholders, through the negotiation of anticipated private placements with additional investors, and by taking steps to register shares for sale on the public market in order to generate additional working capital, in order for the company to expand its operations and to
bring it's product to the market.   In  addition,  certain of the company's
officers and shareholders have agreed that they will advance to the company some additional funds that the company needs for operating capital. Although, as of the balance sheet date of December 31, 2000, the Company had not entered into any revenue-producing contracts, several successful field tests of various products have been conducted, and management expects to have successfully negotiated several contracts before the end of this fiscal year. Furthermore, as discussed in Note #3 the Company's majority shareholder has advanced the Company $971,728 thus enabling the Company to continue operating and, as discussed in Note #10, Jumik Investments, Inc. has agreed to accept a deferred payment arrangement further facilitating the ongoing operations and bringing to market of the Company's products.

NOTE 10 - LONG TERM LIABILITIES AND CAPITAL LEASES

Long-term liabilities include a three-year capital lease dated May 1, 2000 with Jumik Investments, a company owned and controlled by Henry Stevens, the present majority shareholder of PVAXX Corporation, for equipment, office furniture and vehicles. The terms of the lease require the company to pay $12,534 per month as adjusted for foreign currency, interest of 2.5% plus a balloon payment for the balance at the end of the term. At the end of the term, PVAXX will own the leased assets. The fair value of the leased assets were determined to be 50% of Jumik's original cost due to the fact that they have been previously used by the lessor. The lease does not require the company to restrict its, dividends, additional debt, or further leasing. These lease terms have been deemed to be comparable with similar arrangements with unrelated parties. However, to facilitate working capital needs of the Company, Jumik Investments, Inc. has agreed to suspend payments on this lease until the company either successfully acquires additional equity financing, or has secured several long-term revenue producing contracts, thus providing the capital necessary to meet this commitment. Interest will continue on this contract at the rate discussed above. As of balance sheet date, the Company has accrued interest of $9,017 relating to this lease.

The automobile note is with an unrelated party. Depreciation expense for leased assets is included in depreciation expense for owned assets.

The gross amounts of assets recorded under capital leases are listed in the table below at currency rates in effect:

                 Machinery & equipment            $586,807
                 Furniture & fixtures               44,730
                 Motor vehicles                     50,779
                                                  --------

                 Total leased assets acquired      682,316

                 Less accumulated depreciation    (130,038)
                                                  --------

                 Net leased assets                $552,278
                                                  --------

The future minimum lease payments and the obligations owed on the automobile note are listed in the table below.

                          Capital Lease      Auto Note
      2001                                   $  2,860
      2002                                      3,088
      2003                   635,130                -
                          ----------         --------

      Current                                $  2,860
      Longterm               635,130            3,088
                          ----------         --------

      Total               $  635,130         $  5,948
                          ----------         --------

PVAXX CORPORATION IS THE GUARANTOR OF THESE LEASES.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

Not applicable.


                                  LEGAL MATTERS

The validity of our common stock offered hereby has been passed upon for us by Nadeau & Simmons, P.C., 1250 Turks Head Building, Providence, Rhode Island.


                                     EXPERTS

Dennis W. Bersch, CPA, our independent auditor, has audited the financial statements of our Company included for the year ended June 30, 2000, which are included in this prospectus and registration statement. These financial statements are given on their authority as experts in accounting and auditing.


                              ADDITIONAL INFORMATION

We have filed with the Commission a registration statement on Form SB-2 under the Securities Act, with respect to the shares of common stock offered hereby. This prospectus constitutes a part of the Registration Statement and does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted from this prospectus as permitted by the rules and regulations of the Commission. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to herein are not necessarily complete and, where such agreement or other document is an exhibit to the registration statement, each such statement is qualified in all respects by the provisions of such exhibit, to which reference is hereby made for a full statement of the provisions thereof. For further information with respect to our company and its common stock, reference is hereby made to the registration statement and to the exhibits thereto.

The registration statement and the exhibits may be inspected, without charge, and copies may be obtained, at prescribed rates, at the public reference facilities of the Commission maintained at Judiciary Plaza, 450 Fifth Street, NW, room 1024, Washington, DC 20549, or on the Internet at http://www.sec.gov. Copies of the Registration Statement and the exhibits may also be inspected, without charge, at the Commission's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. In addition, copies of the Registration Statement and the exhibits may be obtained by mail, at prescribed rates, from the Public Reference Branch of the Commission at 450 Fifth Street, NW, Washington, DC 20549.

             NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY
           STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF
            THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY
                               OF THIS PROSPECTUS.

The information contained in this prospectus is subject to completion or amendment. The shares described in this prospectus may not be sold, nor may offers to buy be accepted, prior to the time this registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful, prior to registration under the securities laws of any such state.


                Subject to Completion Dated ______________, 2001

                               PVAXX CORPORATION

                               1,200,000 Shares
                                 Common Stock


This prospectus relates to the offer and sale of up to 1,200,000 shares of common stock, no par value of PVAXX Corporation (the "Company"). We are selling the Shares on a self-underwritten, no minimum basis for a period of 360 days. We will not use an underwriter or securities dealer. The Company cannot provide assurances that it will raise significant proceeds from this offering and may receive no or nominal proceeds, significantly restricting the Company's activities and plan of operations. Our corporate address is 12730 New Brittany Boulevard, Ft. Myers, Florida 33907. We estimate that total expenses will be approximately $75,000 in connection with this offering of our shares.

The registration statement of which this prospectus forms a part also relates to the potential resale of 4,708,985 shares of Common Stock that were issued to certain Selling Shareholders in connection with the Company's completed business combination on July 11, 2000. Such shares represent approximately 80% of the total shares being offered hereby and may be sold at the prevailing market price that may undercut the fixed price that shares are being offered in the primary offering of 1,200,000 shares. The sale of shares by Selling Shareholders may have a continuing depressive effect on the primary offering as there will be no arrangement to address the price of the Company's stock provided it moves below the price of shares to be sold in the primary offering.

                                TABLE OF CONTENTS


Prospectus Summary
Risk Factors
     Competition
     Potential Fluctuations in Quarterly Operating Results
     Limited Operating History
     Dependence on Third-Party Suppliers
     Patents, Trademarks and Proprietary Information
     Rapid Technological Changes
     Expansion
     Government Regulation
     Dependence on Key Personnel
     Control by Principal Shareholders, Officers and Directors
     Issuance of Preferred Stock
     Trading Market; Volatility of Stock Price
     Possible Need for Additional Financing
     Indemnification of Officers and Directors
     Dependence Upon Outside Advisors
     Rule 144 Sales
Use of Proceeds
Dilution
Dividend Policy
Business
Management's Discussion and Analysis of Financial Condition and
 Results of Operations
Management
Certain Transactions
Principal Shareholders
Description of Capital Stock
Plan of Distribution
Legal Matters
Experts
Additional Information
Financial Statements                                                   F-1

-------------------------------

        UNTIL ____________________, 2001 (45 DAYS AFTER THE DATE OF THIS
        PROSPECTUS) ALL DEALERS EFFECTING TRANSACTIONS IN THE SHARES OF
          COMMON STOCK OFFERED HEREUNDER MAY BE REQUIRED TO DELIVER A
                                   PROSPECTUS.

===============================================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE
 SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES
   EFFECTIVE.  THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE
     SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE
 UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF
                                   SUCH STATE.

===============================================================================


                                PVAXX CORPORATION

                        ---------------------------------

                                 4,708,985 Shares

                        ---------------------------------

                                   Common Stock
                        ---------------------------------

                                    PROSPECTUS

                        ---------------------------------

                               ______________, 2001

This Prospectus relates to the potential sale of 4,708,985 shares of common stock, no par value per share of PVAXX Corporation (the "Company"), hereinafter collectively referred to as the "Selling Shareholders." The Company will not receive any of the proceeds on the sale of the securities by the Selling Shareholders. The resale of the securities of the Selling Shareholders are subject to Prospectus delivery and other requirements of the Securities Act of 1933, as amended. Sales of such securities or the potential of such sales at any time may have an adverse effect on the market prices of the securities offered hereby.

The Company has applied for quotation its Common Stock on the Over-the-Counter Bulletin Board ("OTC:BB"), although there can be no assurances that an active trading market will develop even if the securities are accepted for quotation or that the Company will maintain certain minimum criteria established by the NASD for continued quotation.

The securities offered by this Prospectus may be sold from time to time by the Selling Shareholders, or by their transferees. No underwriting arrangements have been entered into by the Selling Shareholders. The distribution of the securities by the Selling Shareholders may be effected in one or more transactions that may take place on the over-the-counter market including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale of such shares as principals at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Shareholders in connection with sales of such securities.

The Selling Shareholders and intermediaries through whom such securities may be sold may be deemed 'underwriters' within the meaning of the Act, with respect to the securities offered and any profits realized or commissions received may be deemed underwriting compensation. The Company has agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Act.

All costs incurred in the registration of the securities of the Selling Shareholders are being borne by the Company.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                          THE DATE OF THIS PROSPECTUS IS
                          ________________________, 2001


                                   THE OFFERING



Securities Offered(1)                    4,708,985 shares of Common
                                         Stock, no par value. See "Description
                                         of Securities."

Securities Outstanding Prior to
  Company Offering                       21,322,800 Shares

Securities Outstanding Subsequent to
  all Contemplated Company Offerings     22,522,800 Shares

Use of Proceeds                          The Company will not receive any of
                                         the proceeds of the offering of the
                                         securities offered hereby by the
                                         Selling Shareholders.

Risk Factors                             The securities are subject to a high
                                         degree of risk and substantial
                                         dilution. See "Risk Factors" and
                                         "Dilution".

Proposed OTC:BB Symbols                  Common Stock--PVXX

-------------------

1. Concurrently with this Offering, the Company is offering 1,200,000 shares of Common Stock.

2. On the date of this Prospectus, a Registration Statement under the Act with respect to a self-underwritten public offering of 1,200,000 shares of Common Stock by the Company was declared effective by the Securities and Exchange Commission, and the Company commenced the sale of Shares offered thereby. Sales of securities under this Prospectus by the Selling Shareholders or even the potential of such sales may have an adverse effect on the market price of the Company's securities.


                              SELLING SHAREHOLDERS

The registration statement of which this prospectus forms a part relates to the potential resale of 4,708,985 shares of Common Stock that were issued to certain Selling Shareholders in connection with the Company's completed business combination on July 11, 2000. The Company will not receive any of the proceeds derived from the resale of the securities by the Selling Shareholders.

The resale of the securities of the Selling Shareholders are subject to Prospectus delivery and other requirements of the Securities Act of 1933, as amended. Sales of such securities or the potential of such sales at any time may have an adverse effect on the market prices of the securities offered hereby. The securities offered may be sold from time to time directly by the Selling Shareholders. Alternatively, the Selling Shareholders may from time to time offer such securities through underwriters, dealers or agents. The distribution of securities by the Selling Shareholders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of such shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Shareholders in connection with such sales of securities.

The securities offered by the Selling Shareholders may be sold by one or more of the following methods, without limitations:

(a) a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus;

(c) ordinary brokerage transactions and transactions in which the broker solicits purchasers, and

(d) face-to-face transactions between sellers and 46 purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. The Selling Shareholders and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Act with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation.

At the time a particular offer of securities is made by or on behalf of a Selling Shareholder, to the extent required, a Prospectus will be distributed which will set forth the number of shares being offered and the terms of the Offering, including the name or names of any underwriters, dealers or agents, if any, the purchase price paid by any underwriter for sales purchased from the Selling Shareholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers and the proposed selling price to the public. Sales of securities by the Selling Shareholders or even the potential of such sales would likely have an adverse effect on the market prices of the securities offered hereby.

Investments in our shares involve a high degree of risk. The shares have not been approved or disapproved by the Securities and Exchange Commission nor has the Commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Registration of Previously Issued Shares

Sales of securities by the Selling Shareholders or even the potential of such sales would likely have an adverse effect on the market prices of the securities offered hereby.

The following table sets forth certain information with respect to our selling shareholders, persons or entities for whom our company is registering for resale to the public, either the shares of our company's common stock which such persons or entities own.

The following table reflects such person's or entities' ownership as of December 31, 2000.


Certificate                                                    Maximum No. of
Number       Name of Owner         Address                     Shares Offered
------------ --------------------  --------------------------- ---------------

2425-000001  ABRAHAM, GREGORY      7669 SAN SABASTIAN WAY               1,429
                                   NAPLES, FL 34109

2425-000157  ALOFSIN,ELISABETH     36 WARD AVENUE                         500
                                   MIDDLETOWN, RI 02842

2425-000158  ALOFSIN,PETER J.      36 WARD AVENUE                         500
                                   MIDDLETOWN, RI  02842

2425-000159  ALSHEIMER,TIMOTHY     FOUR WINDS, BELLEVUE AVE.              100
                                   NEWPORT, RI 02840

2425-000002  AMODIO,ANTHONY        269 Kirtland Drive                   2,000
             DENISE AMODIO(JTWROS) Naples, FL  34110

2425-000223  ST. ANDRE,MICHAEL C   1250 TURKS HEAD BUILDING               500
             C/O RICK NADEAU       PROVIDENCE, RI 02903

2425-000224  ST. ANDRE, STEPHEN J  1250 TURKS HEAD BUILDING               500
             C/O RICK NADEAU       PROVIDENCE, RI  02903

2425-000160  ARCELLO,VINCE         651 W MAIN RD                          100
                                   MIDDLETOWN, RI 02842

2425-000161  BADGER,TERRY          85 SUMMER STREET                       500
                                   OAKLAND, ME  04963

2425-000003  BARMOOR COMMERCIAL    BARMOOR HOUSE                        3,263
             DEVELOPMENTS LTD      109 CHORLEY ROAD,SWINTON
                                   MANCHESTER, CAN  M27 4AA

2425-000004  BAXLEY,GARY L &       1225 CARNEVALE                         500
             KAREN B (JTWROS)1225  LECANTO, FL  34461

2425-000162  BEALL,MARK            12790 ATLANTIC AVENUE                  500
                                   LAKEWOOD, CO  80228

2425-000006  BEDDIS,DAPHNE         9 HART GREEN RUSPIDGE                  150
                                   CINDERFORD GLOS, UKI GL14 3AB


2425-000007  BEGLEY,MARK           ELDER HOUSE  WINDRUSH                1,400
                                   OXFORDSHIRE, UKI

2425-000008  BENCE,CHRISTOPHER     ASHCOMBE HOUSE ASHLEY ROAD           9,137
                                   BATTLEDOWN CHELTNHAM GLOS
                                   UKI  GL52 6QS

2425-000174  BEUCHLER,ROBERT J     102 S TEJON STREET STE 300             500
                                   COLORADO SPRINGS CO  80903

2425-000010  BILLAU,BRYAN          SHOOTERS END  BELMONT GROVE            725
                                   STROUD GLOS, UKI  GL5 1UN

2425-000175  BINKOWSKI,DAVID J     3808 SOUTH SHERMAN STREET              500
                                   ENGLEWOOD, CO  80110

2425-000176  BLANEY,THOMAS H II    201 LINE ROAD                          100
                                   BELLEMEAD, NJ  08502

2425-000011  BLASDALE,BRIAN        SPRINGBROOK HOUSE,SPRING LANE        1,450
                                   LAPWORTH SOLIHULL, UKI B94 5NS

2425-000165  BLEZARD,JACOB W       1250 TURKS HEAD BUILDING               250
             C/O RICK NADEAU       PROVIDENCE, RI  02903

2425-000166  BLEZARD,JARED         1250 TURKS HEAD                        250
             C/O RICK NADEAU       PROVIDENCE, RI  02903

2425-000167  BLEZARD,JULIE L       1250 TURKS HEAD BUILDING               250
             C/O RICK NADEAU       PROVIDENCE, RI  02903

2425-000163  BLEZARD,KALEIGH K     1250 TURKS HEAD BUILDING               250
                                   PROVIDENCE, RI  02903

2425-000164  BLEZARD,KRISTIAN R    1250 TURKS HEAD BUILDING               250
                                   PROVIDENCE, RI  02903

2425-000168  BLEZARD,ROBERT C      1250 TURKS HEAD BUILDING             2,500
             & MILDRED C JTWROS    PROVIDENCE, RI 02903
             C/O RICK NADEAU

2425-000169  BLEZARD,ROBERT C JR   1250 TURKS HEAD BUILDING             2,500
             C/O RICK NADEAU       PROVIDENCE, RI 02903

2425-000170  BLEZARD, WILLIAM C    1250 TURKS HEAD BUILDING             2,500
             C/O RICK NADEAU       PROVIDENCE, RI  02903

2425-000284  BLOXHAM,NICOLA        53 GOATSTOWN ROAD                    5,000
                                   DUBLIN 14, IRE, FOR


2425-000005  BOLTIC,LEWIS &        2545 W LAUREEN STREET                  286
             KAREN BAXLEY JTWROS   LECANTO, FL  34461

2425-000177  BORDAY, ROBERT        4 WOLCOTT AVENUE                       100
                                   JAMESTOWN, RI  02835

2425-000171  BOYD,KAREN            1250 TURKS HEAD BUILDING             2,000
                                   PROVIDENCE, RI  02903

2425-000012  BRITISH TRADERS &     429 RAINHAM RD                      20,000
             SHIPPERS LTD          SOUTH  DAGENHAM ESSEX, UKI    **(RESTRICTED)

2425-000013  BROMIGE,DAVID         86 PETERBOROUGH ROAD                 4,000
                                   LONDON, UKI SW6 3HH

2425-000014  BROMIGE,GILLIAN       86 PETERBOROUGH ROAD                 2,000
                                   LONDON, UKI SW6 3HH

2425-000178  BROUILLETTE,DAVID C   1250 TURKS HEAD BUILDING               250
             C/O RICK NADEAU       PROVIDENCE, RI  02903

2425-000179  BROUILLETTE,ERIN C    1250 TURKS HEAD BUILDING               250
             C/O RICK NADEAU       PROVIDENCE, RI  02903

2425-000180  BROUILLETTE,JEANNE E  1250 TURKS HEAD BUILDING               250
             C/O RICK NADEAU       PROVIDENCE, RI  02903

2425-000181  BROUILLETTE,ROBERT C  1250 TURKS HEAD BUILDING             2,500
             C/O RICK NADEAU       PROVIDENCE, RI  02903

2425-000015  BRUEN,JAMES           75 ROSELAWN ROAD                     9,000
                                   CASTLEKNOCK DUBLIN, IRE

2425-000016  BUCHANAN,ROY &        6064 SANDRA DRIVE                    1,000
             SHARON BUCHANAN       SPRING HILL, FL  34607
             JTWROS

2425-000182  CARICO,THOMAS DARRELL 322 SAVANNAH AVE                     2,000
             C/O RICKY D. WOLFE    STATESBORO, GA  30458

2425-000017  CARR,BRIAN  &         2438 DUSTIN CIR                        100
             JO ANN CARR JTWROS    SPRING HILL, FL  34608

2425-000018  CASSATA,JOSEPH        12003 CAVERN RD                        200
                                   SPRING HILL, FL  34609

2425-000386  132555119, CEDE & CO  P O BOX #20,                       207,000
                                   BOWLING GREEN STATION
                                   NEW YORK, NY  10274 0020


2425-000020  CHAPMAN, GRAHAME      195 BRAMBLE ROAD, DAWSHEATH          4,000
                                   THUNDERSLEY, ESSEX, UKI

2425-000019  CHAPMAN,JOY           2 ROSE COTTAGE PARKEND               2,000
                                   PAGANHILL STROUD GLOS,
                                   UKI GL5 4AZ

2425-000183  CLARKE,DAWN           1250 TURKS HEAD BUILDING             1,000
                                   PROVIDENCE, RI 02903

2425-000021  COE,ROBIN MARY COE    30 JACKSON PLACE                       500
                                   MOONACHIE, NJ  07074

2425-000022  COWLEY,RONALD         308 LEIGH ROAD                       2,900
                                   WORSLEY MANCHESTER, UKI,M28 1LH

2425-000185  COX,JOHN H            3373 SOUTH NIAGRA WAY                  500
                                   DENVER, CO  80224

2425-000378  CROWE,IAN             OAK VILLA, UPTON ST                    957
                                   LEONDARDS GLOS, UKI GL4 8DG

2425-000023  D'ASCOLI, FRANK       9039 CALLE ALTA CT                     300
             & KATHY D'ASCOLI      NEWPORT RICHEY, FL  34655
             JTWROS

2425-000025  DAWSON, JOHN          30 HIGHMEADOW                        1,738
                                   MONMOUTH, UKI NP25 3TB

2425-000024  DAWSON,JOHN DICKIE    30 HIGHMEADOW                        5,752
                                   MONMOUTH, UKI NP25 3TB

2425-000186  DISANTO,THOMAS J      73 CINDYANN DR                       1,000
                                   EAST GREENWICH, RI 02818

2425-000172  DONNER, DAVID         51 MARLAND ROAD                      1,000
                                   COLORADO SPRINGS, CO 80906

2425-000173  DONNER, MEREDITH      51 MARLAND ROAD                      1,000
                                   COLORADO SPRINGS, CO 80906

2425-000026  DREW, KERRY &         ST. LAWRENCE 78 GRAHAM RD.         115,200
             JUTTA DREW JTWROS     GREAT MALVERN WORCESTER
                                   UKI WR14

2425-000187  EBERT,MICHAEL L       4110 N. SCOTTSDALE ROAD                500
                                   SCOTTSDALE, AZ  85251-3919


2425-000027  EDGEWORTH,MICHAEL     22 GUILDINGS WAY, KINGS STANLEY      7,450
                                   STONEHOUSE GLOS, UKI

2425-000030  EDGEWORTH,THOMAS      HIGH RIDGE VAN DER BREEN ST         11,750
                                   BISLEY STROUD GLOS, UKI

2425-000188  ELLSWORTH, CHARLES    2324 EUDORA STREET                     500
                                   DENVER, CO  80207

2425-000035  EVANS, AP             LITTLE ACRE POND LANE                2,400
                                   HARDWICKE GLOS, UKI

2425-000034  EVANS, MR & MRS AP    LITTLE ACRE POND LANE                6,000
                                   HARDWICKE GLOS, UKI

2425-000189  EVERSULL, JACK        5728 LBJ FREEWAY STE 200               100
                                   DALLAS, TX  75240

2425-000036  FOX, ROBERT F FOX &   18136 HOOT OWL LANE                    100
             LYNETTE W FOX JTWROS  SPRING HILL, FL  34610

2425-000190  FRANK,ARTHUR          30 MONGENAIS ST                        100
                                   PROVIDENCE, RI  02909

2425-000040  FREEBURY, KATE        27 BISHOPS ROAD                      5,000
                                   ABBEYMEAD GLOS, UKI GL4 5FP

2425-000041  FREEBURY, WILLIAM J   BEECHOTE LONGRIDGE                  60,000
             & SANDRA I JTWROS     SHEEPSCOMBE NR STROUD, UKI

2425-000037  FREEBURY, WJ & SI     BEECHCOTE LONGRIDGE                388,620
                                   SHEEPSCOMBE NR STROUD, UKI

2425-000043  GARDNER, J            THE COTTAGE THE QUARRY                 840
                                   BROCKHAMPTON,CHELTENHAM
                                   GLOS, UKI  GL54 5XL

2425-000042  GARDNER, JILL         THE COTTAGE THE QUARRY               1,920
                                   BROCKHAMPTON, CHELTENHAM
                                   GLOS, UKI  GL54 5XL

2425-000044  GAVE, GAYLE &         1074 6TH LANE NORTH                    100
             SHELIEA JTWROS        NAPLES, FL  34102

2425-000045  GELLING, BRIAN        1 HOLLY GROVE, SALE                    725
                                   CHESHIRE, UKI  M33 2DS


2425-000046  GOUDY, LOUIS &        668 CYPRESS WAY                        300
             PATRICIA GOUDY        NAPLES, FL  34110
             JTWROS

2425-000047  GRIM, ELLI &          14561 MAJESTIC EAGLE CT.               750
             MONTY GRIM JTWROS     FORT MYERS, FL  33912

2425-000048  HAINES, TERRY P       18 TEMPLARS FIRS  WOOTTON              700
                                   BASSETT, SWINDON, UKI  SN4 7EN

2425-000049  HALE, BARBARA         26 CASTLEMEAD KINGS STANLEY          2,000
                                   STONEHOUSE GLOS, UKI

2425-000380  HALL, DAVID           ANVIL COTTAGE WINDRUSH               1,400
                                   NEAR BURFORD OXFORDSHIRE
                                   UKI,FOR

2425-000050  HALL,MATTHEW          GREEN LANE HOUSE,WINDRUSH NR        30,000
                                   BURFORD, OXFORD, UKI

2425-000191  HAND, AMY             2965 S WILLIAMS                        500
                                   DENVER, CO  80210

2425-000192  HAND,DAVID            2965 S WILLIAMS                        500
                                   DENVER, CO  80210

2425-000052  HARDACRE,JOHN         KINGS BUILDINGS                      1,880
                                   LYDNEY GLOS, UKI  GL15 5HE

2425-000053  HARRIS, ALAN &        3211 15TH AVE SW                       429
             LINDA HARRIS JTWROS   NAPLES, FL  34117

2425-000058  HART, CJ              GLEBE HOUSE HATHEROP,                1,333
                                   CIRENCESTER GLOS, UKI

2425-000193  HART, CRAIG           7014 E CAMELBACK RD NO 580             100
                                   SCOTTSDALE, AZ  85251

2425-000055  HART, HF              GLEBE FARM HATHEROP                  2,000
                                   CIRENCESTER GLOS, UKI

2425-000054  HART, JAMES           GLEBE HOUSE HATHEROP                 6,000
                                   CIRENCESTER GLOS, UKI

2425-000056  HART, OF              GLEBE HOUSE HATHEROP                 1,334
                                   CIRENCESTER GLOS, UKI


2425-000057  HART, RVR             GLEBE HOUSE HATHEROP                 1,333
                                   CIRENCESTER GLOS, UKI

2425-000194  HEATH,MARGARET        357 HARRIS HILL RD                     500
                                   POLAND, ME  04274

2425-000059  HEAVEN, MALCOM        8 MEADOWAY BISHOPS CLEEVE            3,760
                                   CHELTENHAM GLOS, UKI  GL52 4NB

2425-000195  HEJMANOWSKI, DON      2013 TORWOOD CIRCLE                    100
                                   PLAINFIELD, IL  60544

2425-000060  HERBERT, PHILIP       21 ABBOTS VIEW BUCKSHAPT            66,478
                                   CINDERFORD GLOS, UKI

2425-000062  HESTER, GEOFFREY      94 REDGROVE PARK                     3,450
                                   CHELTENHAM, UKI  GL51 6OZ

2425-000197  HOLLAND, CHUCK        245 TARAGONA WAY                     3,000
                                   DAYTONA BEACH, FL  32114

2425-000196  HOLLAND, CONSTANCE    PO BOX 250                           3,000
                                   MYSTIC,CT

2425-000198  HOLLEY, KEVIN J       1250 TURKS HEAD BUILDING             2,500
                                   PROVIDENCE, RI  02903

2425-000064  HOOD, SIMON           PADDOCK END                          3,500
                                   CHERINGWORTH GRANGE
                                   CHIPPING CAMPDEN, UKI GL65 6XY

2425-000199  HUGLION, ROGER        255 W 84TH ST APT 3B                   100
                                   NEW YORK, NY  10024

2425-000065  JERRAM, NELSON        12 FIRS CLOSE MARLBROOK             10,000
                                   BROMSGROVE WORCESTERSHIRE, UKI

2425-000067  JOHNSON, LAURILYN     767 CAPEVIEW DR                        150
                                   FORT MYERS, FL  33919

2425-000200  JOHNSON, ROBERT B     1225 E COMMODORE PLACE               1,000
                                   TEMPE, AZ  85283

2425-000066  JOHNSON, SCOTT T      18301 PANTHER TRAIL                    150
                                   FORT MYERS, FL  33917

2425-000068  JONES, A              FATHERFORD FARM, OKEHAMPTON          7,250
             (PENSION FUND)        DEVON, UKI  EX20 1QQ


2425-000069  JONES, ALAN           FATHERFORD FARM, OKEHAMPTON         12,000
                                   DEVON, UKI  EX20 1QQ

2425-000070  JONES, BERNARD        GLENLYN CHURCH ROAD                  9,070
                                   CAINSCROSS STROUD GLOS, UKI

2425-000072  JONES, ME             FATHERFORD FARM, OKEHAMPTON          7,250
             (PENSION FUND)        DEVON, UKI  EX20 1QQ

2425-000073  JORDAN, JERRY &       12741 TREELINE CT                      300
             JOANIE JORDAN JTWROS  N FORT MYERS, FL  33903

2425-000075  KANE, NANCEE          538 UPPER GLADY FORK RD                100
                                   CANDLER, NC  28715

2425-000076  KAZI, ILYA            4 B PYRLAND ROAD                     4,000
                                   ISLINGTON LONDON, UKI N5 2JD

2425-000077  KEANE, BRYAN &        5324 SW 2ND AVE.                       460
             RHONDA KEANE JTWROS   CAPE CORAL, FL  33901

2425-000078  KEAR, DAVID           RIVERDALE NEW RD BREAM               2,820
                                   LYDNEY GLOS, UKI  GL15 6HT

2425-000201  KELLY, JAMES V        1250 TURKS HEAD BUILDING             7,000
                                   PROVIDENCE, RI  02903

2425-000079  KOEHLER, CK &         1861 SANTA BARBARA BLVD.             4,000
             SJ KOEHLER JTWROS     NAPLES, FL  34116

2425-000080  KRECICKI, JERRY JR    1032 11TH ST N                         400
                                   NAPLES, FL  34102

2425-000083  LACEY, DIANE          STANLEY COTTAGE RYEFORD              2,000
                                   STONEHOUSE GLOS, UKI

2425-000081  LACEY, RICHARD        STANLEY COTTAGE RYEFORD              4,000
                                   STONEHOUSE GLOS, UKI

2425-000084  LAGDEN, RAYMOND       2 ANDERSON DRIVE                     2,000
                                   STONEHOUSE GLOS, UKI

2425-000085  LIPMAN, LARRY         13101 PONDEROSA WAY                 90,000
                                   FORT MYERS, FL  33907

2425-000086  LOTZ, JOHN V TTEE     2430 OLD GROVES RD, B-103            6,000
             THE LOTZ TRUST        NAPLES, FL  34109


2425-000087  LOTZ, PAUL &          1922 TIMBERLINE DRIVE                4,000
             MARGARET LOTZ JTWROS  NAPLES, FL  34109

2425-000202  LUH, NING             12925 CREAMERY HILL DRIVE              100
                                   GERMANTOWN, MD  20874

2425-000203  MAIORINO, PASQUALE    TWO GREAT FALLS PLAZA                2,000
                                   AUBURN, ME  04210

2425-000088  MALONE, RAYMOND       1520 BISCAYNE WAY                      300
                                   MARCO ISLAND, FL  34145

2425-000089  MCCLAIN, ALLEN        6221 DEER RUN SW                     1,000
                                   FORT MYERS, FL  33908

2425-000090  MCGEE, TERRY &        5997 ASHFORD LANE                    3,000
             PEGGY H MCGEE JTWROS  NAPLES, FL  34110

2425-000091  MCNALLY, JOHN         TPC OFFICES, DUNBRIDGE ROAD          1,000
                                   STROUD, UKI GL5 3EX

2425-000092  MCTIFFIN, PHILIP      YEW TREE COTTAGE                     1,400
                                   OFF THE GREEN
                                   BADGEWORTH, UKI GL51 5UL

2425-000093  MEATON, JEFFREY       MEADOW COTTAGE, ST CHLOE             2,000
                                   AMBERLEY, STOUD GLOS, UKI

2425-000205  MERRELL, AMANDA       3313 RILEY                             500
                                   PLANO, TX  75025

2425-000208  MERRELL, JOYCE        3313 RILEY                           4,400
                                   PLANO, TX  75025

2425-000207  MERRELL, LEWIS F      3313 RILEY                           4,400
                                   PLANO, TX  75025

2425-000206  MERRELL, MATTHEW      3313 RILEY                             500
                                   PLANO, TX  75025

2425-000204  MERRELL, STEVEN       3313 RILEY                             500
                                   PLANO, TX  75025

2425-000209  MESSIER, CARROLL      1250 TURKS HEAD BUILDING             1,000
                                   PROVIDENCE, RI  02903


2425-000210  MESSIER,              1250 TURKS HEAD BUILDING               500
             CHRISTOPHER D         PROVIDENCE, RI  02903
             C/O JIM SIMMONS

2425-000211  MESSIER, MIKAELA      1250 TURKS HEAD BUILDING               500
             C/O JIM SIMMONS       PROVIDENCE, RI  02903

2425-000094  MILES, MELVYN         5 SHEPHERDS CROFT                    9,450
                                   WOODLANDS STROUD GLOS, UKI

2425-000096  MILLS, PAT            920 SE 5TH PLACE                     2,000
                                   CAPE CORAL, FL  33990

2425-000097  MORGAN, THOMAS L &    9110 DEVILSNECK RD                   1,000
             JACQUALINE P MORGAN   FLORAL CITY, FL  34436
             JTWROS

2425-000099  MORRIS, DIANA         68 FARMFIELD ROAD                    1,120
                                   WARDENHILL, CHELTENHAM
                                   UKI  GL51 3RA

2425-000098  MORRIS, PETER         22 RODMARTON, NR CIRENCESTER        20,000
                                   GLOS, UKI

2425-000100  MORTON, GLENN A &     4701 POND APPLE DRIVE S              2,000
             FRANCIS MORTON        NAPLES, FL  34119
             JTWROS

2425-000101  MOULDER, MICHAEL &    1042 ROSEBANK WAY                   20,000
             WENDY MOULDER JTWROS  HOPE ISLAND
                                   QUEENSLAND, AUS 4212

2425-000212  NADEAU, CHRISTOPHER   1250 TURKS HEAD BUILDING             2,500
             C/O RICK NADEAU       PROVIDENCE, RI  02903

2425-000213  NADEAU, DYLAN M       1250 TURKS HEAD BUILDING               500
             C/O RICK NADEAU       PROVIDENCE, RI  02903

2425-000214  NADEAU, GREG A        1250 TURKS HEAD BUILDING             2,500
             C/O RICK NADEAU       PROVIDENCE, RI  02903

2425-000215  NADEAU, MATTHEW R     1250 TURKS HEAD BUILDING             2,500
             C/O RICK NADEAU       PROVIDENCE, RI  02903

2425-000216  NADEAU, RICHARD &     1250 TURKS HEAD BUILDING             2,500
             R JOYCE NADEAU JTWROS PROVIDENCE, RI  02903


2425-000155  NADEAU,RICHARD JR     1250 TURKS HEAD BUILDING           155,250
                                   PROVIDENCE, RI  02903

2425-000217  NADEAU, TYLER J       1250 TURKS HEAD BUILDING               500
             C/O RICK NADEAU       PROVIDENCE, RI  02903

2425-000226  NEVILLE, LANE G       8846 EAST DIAMOND RIM DRIVE            500
                                   SCOTTSDALE, AZ  85255-9129

2425-000102  NEWLAN, DAVID &       1012 SW 54TH LANE                      300
             PEGGY NEWLAN JTWROS   CAPE CORAL, FL  33914

2425-000103  NIDICUS FOUNDATION    OFFICE 791 2 OLD BROMPTON RD     2,000,000
                                   LONDON, UKI  SW7 3DQ

2425-000104  NIXON, JOHN           TREE HOUSE, BLACKHEATH WAY,         20,000
                                   WEST MALVERN, UKI  WR14 4DR

2425-000218  NOLAN, BRADDOCK C     1250 TURKS HEAD BUILDING               250
             C/O RICK NADEAU       PROVIDENCE, RI  02903

2425-000219  NOLAN, HOLLY B        1250 TURKS HEAD BUILDING             2,500
             C/O RICK NADEAU       PROVIDENCE, RI  02903

2425-000220  NOLAN, JESSICA A      1250 TURKS HEAD BUILDING               250
             C/O RICK NADEAU       PROVIDENCE, RI  02903

2425-000221  NOLAN, REBECCA L      1250 TURKS HEAD BUILDING               250
             C/O RICK NADEAU       PROVIDENCE, RI  02903

2425-000105  ONGE, ETHEL &         5546 WINKLER RD                      1,000
             MICHAEL ONGE JTWROS   FORT MYERS, FL  33919

2425-000106  OVERTHROW, CLIVE      3 HILL VIEW, SANDHURST LANE          2,000
                                   SANDHURST LANE GLOS,
                                   UKI GL2 9NN

2425-000227  PELL, HUNTER          3313 RILEY                             500
             C/O LEWIS F. MERRELL  PLANO, TX  75025

2425-000228  PELL, JESSICA         3313 RILEY                             500
             C/O LEWIS F MERRELL   PLANO, TX  75025

2425-000107  PENSION SYSTEMS LTD   ESTATE HOUSE 51 DAWSON STREET       24,000
             PENSION SCHEME        DUBLIN 2, IRE
             07-10-2000


2425-000229  PESCOSOLIDO, PETER    374 COMMONWEALTH RD                  1,000
                                   WAYLAND, MA  01778

2425-000230  PETRUNEY, JOHN        66 HASKELL ST                          100
                                   BEVERLY FARMS, MA  01915

2425-000231  PFALMER, MICHAEL G    4710 NORTHPARK DRIVE                   500
                                   COLORADO SPRINGS, CO
                                   80918-3899

2425-000232  PLATZ, THOMAS         TWO GREAT FALLS PLAZA                2,000
                                   AUBURN, ME  04210

2425-000233  POWELL, DYER          10 DIVISION ARCADE                     500
                                   BUFFALO, MN  55313

2425-000234  RADUCHA, PAUL         667 PROVIDENCE STREET                  100
                                   WOONSOCKET, RI  02895

2425-000108  RAMSDEN, HOWARD       HAWKS CAY COOMBE ROAD,               2,820
                                   RINGMORE SHALDON, DEVON
                                   UKI TQ14 OEX

2425-000235  REAVIS, RICHARD       651 W MAIN RD                          100
                                   MIDDLETOWN, RI  02842

2425-000109  REEVES, MARTIN        CAVALIER MILL FARM,                 28,000
                                   GREAT CHEVERELL
                                   DEVIZES, WILTSHIRE, UKI

2425-000111  REIS, BRIAN &         17230-10 TERRAVERDE CIR              2,000
             STACEY REIS JTWROS    FORT MYERS, FL  33908

2425-000236  REVIOUS, JEFF         761 GARFIELD                           500
                                   DENVER, CO  80206

2425-000112  REYNOLDS, KEVIN &     455 ECHO CIRCLE                      2,858
             CATHERINE JTWROS      MARCO ISLAND, FL  34145

2425-000113  REYNOLDS, RAYMOND     4820 FIRETHORN                       1,000
                                   JACKSON, MI  49201

2425-000114  REYNOLDS, RICHARD     8628 HEATH STORE WAY,                1,000
                                   GRAND LODGE, MI  48837

2425-000115  RISLEY, JACQUELIN &   12 NANCY LANE                           30
             GERALD STREAM JTWROS  FORT MYERS, FL  33931


2425-000116  ROFFE, DAVID          PEBBLESTONES QUEENS DRIVE,          20,000
                                   CASHES GREEN STROUD GLOS, UKI

2425-000237  ROUETTE, JOANNE       1250 TURKS HEAD BUILDING             3,500
                                   PROVIDENCE, RI  02903

2425-000238  RUBITAILLE, ROMEO     53 SLADE ST                            100
                                   PAWTUCKET, RI  02688

2425-000117  SADLER, DAVID         APT 4 THE BEECHES, HEALD ROAD          725
                                   BOWDON ALTRINCHAM,
                                   UKI  WA14 2HZ

2425-000377  SADLER, HELEN C.      APT 4 THE BEECHES, HEALD ROAD          725
                                   BOWDON ALTRINCHAM,
                                   UKI WA14 2HZ

2425-000239  SANTOS, JACK          466 GREAT RD                           100
                                   LINCOLN, RI  02865

2425-000118  SCARFONE,CARMIE L &   6636 S MERLEING LOOP                   500
             CLAUDIA SCARFONE      FLORAL CITY, FL  34436
             JTWROS

2425-000119  SCHNEIDER, JAMES      18531 OSTEGO ROAD                       30
                                   SAN CARLOS PARK
                                   FORT MYERS, FL  33905

2425-000244  SIMMONS, AMY          1250 TURKS HEAD BUILDING             1,000
             C/O JIM SIMMONS       PROVIDENCE, RI  02903

2425-000242  SIMMONS, ASHLEY M     1250 TURKS HEAD BUILDING               500
             C/O JIM SIMMONS       PROVIDENCE, RI  02903

2425-000245  SIMMONS, CHRIS. H     1250 TURKS HEAD BUILDING             1,000
             C/O JIM SIMMONS       PROVIDENCE, RI  02903

2425-000156  SIMMONS, JAMES R      1250 TURKS HEAD BUILDING           175,000
                                   PROVIDENCE, RI  02903

2425-000240  SIMMONS, JAMES R      1250 TURKS HEAD BUILDING             1,000
                                   PROVIDENCE, RI  02903

2425-000241  SIMMONS, JOHN R       1250 TURKS HEAD BUILDING             1,000
             C/O JIM SIMMONS       PROVIDENCE, RI  02903

2425-000243  SIMMONS, JUSTIN R     1250 TURKS HEAD BUILDING               500
             C/O JIM SIMMONS       PROVIDENCE, RI  02903


2425-000225  SIMMONS, THERESE R    1250 TURKS HEAD BUILDING             2,000
             C/O JIM SIMMONS       PROVIDENCE, RI  02903

2425-000120  SINNOTT, KARL         C/O PVAXX R&D KEMBLE BUSINESS       40,000
                                   PARK, MALMESBURY WILTSHIRE     **(RESTRICTED)
                                   UKI  SN16 9SH

2425-000246  SMALL, ANDY           39 SCHOOL ST                           100
                                   NEWPORT, RI  02840

2425-000121  SMITH, ADAM           C/O VALLEY VILLA COTTAGE             2,000
                                   WATERLANE OAKRIDGE,
                                   STROUD GLOS, UKI

2425-000122  SMITH, DARRELL        FAIRLAWN SELSLEY WEST                8,000
                                   STROUD GLOS, UKI

2425-000247  SMITH, DAVID          3 RESTMERE TERRACE                     100
                                   MIDDLETOWN, RI  02842

2425-000123  SMITH,DIANE R         4302 SANTA BARBARA BLVD                160
                                   APT 12
                                   CAPE CORAL, FL  33914

2425-000248  SMITH, GLEN           1 SUNSET HILL RD                       100
                                   MIDDLETOWN, RI  02842

2425-000124  SOWDEN, STEPHANIE     28 WOODPECKERS MILFORD               8,570
                                   NR GUILDFORD SURRY
                                   UKI  GU8 5DL

2425-000125  SPENCER TRUST         C/O LINCOLN TR CO/ PO BOX 23        14,500
                                   LINCOLN CHAMBERS 31 BROAD ST
                                   ST HELIER JERSEY, UKI

2425-000126  STAMBAUGH, JOHN W     14112 DELSILVER DRIVE                  100
             IN TRUST FOR          BROOKSVILLE, FL  34613
             JACQUELINE M CANOVA

2425-000222  STANDRE, LAURIE ST    1250 TURKS HEAD BUILDING             2,500
             C/O RICK NADEAU       PROVIDENCE, RI  02903

2425-000134  STEVENS, A            C/O COCKBURY COTTAGE                10,000
                                   FRANCE LYNCH, NR STROUD
                                   GLOS, UKI  GL6 8LN

2425-000128  STEVENS, CLARE        2 UPLANDS LLANRHIDIAN                2,000
                                   NORTH GOWER SWANSEA, UKI


2425-000133  STEVENS, J            C/O COCKBURY COTTAGE                10,000
                                   FRANCE LYNCH, NR STROUD
                                   GLOS  UKI  GL6 8LN

2425-000127  STEVENS, JANE         BRAMLEY LAWRENCES MEADOW             4,000
                                   GOTHERINGTON CHELTENHAM
                                   GLOS, UKI

2425-000131  STEVENS, KG &         COCKBURY COTTAGE, FRANCE            50,000
             MC STEVENS JTWROS     LYNCH, NR STROUD GLOS
                                   UKI  GL6 8LN

2425-000132  STEVENS, MICHAEL      BRAMLEY LAWRENCES MEADOW             4,000
                                   GOTHERRINGTON CHELTENHAM, UKI

2425-000130  STEVENS, YOLANDA      JACKBARROW FARM, DUNTISBOURNE       10,000
                                   ABBOTS, CIRENCESTER GLOS,
                                   UKI,GL7 71D

2425-000249  SULLIVAN, SEAN        7 COLONIAL DR                          100
                                   MIDDLETOWN, RI  02840

2425-000250  SURYANARAYAN, RAJARAM 1250 TURKS HEAD BUILDING             2,500
                                   PROVIDENCE, RI  02903

2425-000135  TAYLOR, LINDA         21 BROADOAK ROAD, WORSLEY            3,262
                                   MANCHESTER, UKI  M28 2TL

2425-000258  THATCHER, GRAYSON S   125 GIDEON LAWTON LANE               5,350
                                   PORTSMOUTH, RI  02871

2425-000259  THATCHER, JENNIFER M  125 GIDEON LAWTON LANE               6,000
                                   PORTSMOUTH, RI  02871

2425-000255  THATCHER, JOANN       2321 JUNIPER LANE                    1,000
                                   AMARILLO, TX  79109

2425-000154  THATCHER, MARK T      125 GIDEON LAWTON LANE             200,000
                                   PORTSMOUTH, RI  02871

2425-000253  THATCHER, MICHAEL T   C/O JOHN J WALLACE JR                  500
                                   17 W CHEYENNE MTN BLVD
                                   COLORADO SPRINGS, CO 80906


2425-000257  THATCHER, MILLS T     125 GIDEON LAWTON LANE               5,200
                                   PORTSMOUTH, RI  02871

2425-000254  THATCHER, SETH T      C/O THOMAS S THATCHER                  500
                                   2321 JUNIPER LANE
                                   AMARILLO, TX  79109

2425-000251  THATCHER, STEPHANIE   C/O THOMAS S THATCHER                  500
                                   2321 JUNIPER LANE
                                   AMARILLO, TX  79109

2425-000252  THATCHER, STEVEN B    85 NEWBURY STREET                      500
                                   BOSTON, MA  02116

2425-000256  THATCHER, THOMAS S    2321 JUNIPER LANE                    1,000
                                   AMARILLO, TX  79109

2425-000379  THOMSON, ROB &        4 HEATHFIELD ROAD                   36,000
             SANDRA THOMSON JTWROS FARMHILL STROUD GLOS
                                   UKI  GL5 4DQ1

2425-000136  THOMSON, WENDY        HOLLINGSCLOUGH  WATERLANE            2,000
                                   BISLEY GLOS, UKI

2425-000260  TRUSLOW, JAMES L V    735 WILLETT AVE, UNIT 107            3,500
                                   EAST PROVIDENCE, RI  02915

2425-000262  WALLACE, JOHN J JR    17 W CHEYENNE MTN BLVD               4,400
                                   COLORADO SPRINGS, CO 80906

2425-000261  WALLACE, MEREDITH     17 W CHEYENNE MTN BLVD               4,400
                                   COLORADO SPRINGS, CO  80906

2425-000137  WALTERS, ASHLEY       THE FOLLY QUEENS ROAD                4,000
                                   CHELTENHAM GLOS, UKI

2425-000138  WARDLE, ALAN          TWELLOW, 108 PARK ROAD,              1,450
                                   HALE ALTRINCHAM, UKI WA15 9JT

2425-000263  WEIBEL, JAY           29 BOWENS WHARF                        600
                                   NEWPORT, RI  02840

2425-000264  WEISS, DAVID          C/O JIM SIMMONS                        500
                                   1250 TURKS HEAD BUILDING
                                   PROVIDENCE, RI  02903

2425-000265  WEISS, IZABELLE       C/O JIM SIMMONS                        500
                                   1250 TURKS HEAD BUILDING
                                   PROVIDENCE, RI  02903


2425-000266  WEISS, JONATHAN P     C/O JIM SIMMONS                      1,000
                                   1250 TURKS HEAD BUILDING
                                   PROVIDENCE, RI  02903

2425-000267  WEISS, MICHAEL D      C/O JIM SIMMONS                        500
                                   1250 TURKS HEAD BUILDING
                                   PROVIDENCE, RI  02903

2425-000268  WEISS, SARAH A        C/O JIM SIMMONS                        500
                                   1250 TURKS HEAD BUILDING
                                   PROVIDENCE, RI  02903

2425-000271  WERNER, ANTHONY M     3701 E CACTUS CREEK COURT            3,000
                                   HIGHLANDS RANCH, CO  80126

2425-000274  WERNER, CHRIS. ANTH.  PO BOX 216                          10,500
                                   KOHLER, WI  53083

2425-000151  WERNER, GERARD        C/O ZENITH HOLDINGS                200,000
                                   PO BOX 216
                                   KOHLER, WI  53044

2425-000269  WERNER, JOHANNA       2123 STANFORD AVENUE                 3,000
                                   ST PAUL, MN  55105

2425-000272  WERNER, KEVIN         3175 LIMERICK LANE                   5,000
                                   SHEBOYGAN, WI  53080

2425-000273  WERNER, MARY BELLE    2620 N 40TH STREET                   6,300
                                   SHEBOYGAN, WI  53083

2425-000275  WERNER, MARY ELIZ.    PO BOX 216                          10,850
                                   KOHLER, WI  53083

2425-000270  WERNER, PATRICK J     903 ST CLAIR                         3,000
                                   ST PAUL, MN  53105

2425-000276  WERNER-KLETZEIN, PA.  2026 N 6TH STREET                    3,000
                                   SHEBOYGAN, WI  53083

2425-000278  WERNER-SCHUTTEY, GRE. 9704 OLD BARN RD                     3,000
                                   MEQOUN, WI  53072

2425-000139  WILCOX, DANNY         3 POTTLE CLOSE BOTLEY               11,238
                                   OXFORD, UKI  OX2 9SN


2425-000141  WILDEN, GRAHAM        KINGS BUILDINGS                      1,128
                                   LYDNEY GLOS, UKI  GL15 5HE

2425-000142  WILEY, TOMMY &        24032 FREDERICK DRIVE                1,000
             JANIE WILEY JTWROS    BROOKSVILLE, FL  34601

2425-000143  WILLIAMS, ALAN        213 WESTWARD ROAD                    1,450
                                   EBLEY STROUD, UKI GL5 4SX

2425-000144  WITTKE, PAUL &        8115 MONTOCK CT                      1,500
             CAMILLE WITTKE JTWROS NEW PORT RICHEY, FL  34655

2425-000145  WITTKE, PETER G       52 NEWTONS CORNER RD                 1,500
                                   HOWELL, NJ  07731

2425-000279  WOLFE, ADELINE        322 SAVANNAH AVENUE                  1,000
                                   STATESBORO, GA  30458

2425-000282  WOLFE,CAMILLE         322 SAVANNAH AVENUE                  2,000
                                   STATESBORO, GA  30458

2425-000280  WOLFE, GRANT          322 SAVANNAH AVENUE                  1,000
                                   STATESBORO, GA  30458

2425-000281  WOLFE, RICKY D        322 SAVANNAH AVENUE                  2,000
                                   STATESBORO, GA  30458

2425-000147  YOUNG, DANIEL &       1 BRICK COTTAGE SHUTE STREET         2,580
             SARAH GARRATH JTWROS  KING STANLEY STROUD GLOS, UKI

2425-000146  YOUNG, JOHN           JONATHANS REDMILL FARM LANE          2,000
                                   SELSLEY WEST STROUD GLOS, UKI

2425-000153  ZENITH  HOLDINGS LTD  PO BOX 216                         200,000
                                   KOHLER, WI  53044

                                                                    =========
TOTALS                                                              4,708,985



                             PLAN OF DISTRIBUTION

The shares of our common stock registered hereunder may be sold, if desired, by our selling shareholders, subsequent to a registered broker/dealer establishing an automated quotation on the Over-the-Counter Bulletin Board.

The Selling Shareholders' shares must be offered:

(i) through dealers or in ordinary brokers' transactions, in the over-the-counter market or otherwise;

(ii) at the market or through market makers or into an existing market for the securities;

(iii) in other ways not involving market makers or established trading markets, including direct sales to purchasers or effective through agents; or

(iv) in combinations of any of such methods of sale. The shares will be sold at market prices prevailing at the time of sale or at negotiated prices.

If a dealer is utilized in the sale of the shares in respect of which our prospectus is delivered, the selling shareholder will sell such shares to the dealer, as principal. The dealer may then resell such shares to the public at varying prices to be determined by such dealer at the time of resale.

Sales of our shares at the market and not at a final price, which are made into an existing market for the shares, will be made by our selling shareholders to or through a market maker, acting as principal or as agent. Other sales may be made, directly or through an agent, to purchasers outside existing trading markets. A selling broker may act as agent or may acquire the shares or interests therein as principal or pledgee and may, from time to time, effect distributions of such shares and interests.

The shares offered hereby are eligible for sale only in certain states, and, in some of those states, may be offered or sold only to institutional investors, as defined under applicable state securities law. No sales or distributions, other than as described herein, may be effected after our prospectus shall have been appropriately amended or supplemented.

The Selling Shareholders may also pledge their shares pursuant to the margin provisions of their customer agreements with their brokers. If there is a default by the Selling Shareholders, the brokers may offer and sell the pledged shares.

Brokers or dealers may receive commissions or discounts from the Selling Shareholders (or, if the broker-dealer acts as agent for the purchaser of the shares, from such purchaser) in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved.

We cannot estimate at the present time the amount of commissions or discounts, if any, that will be paid by the Selling Shareholders in connection with sales of the shares.

The Selling Shareholders and any broker-dealers or agents that participate with the Selling Shareholders in sales of the shares may be deemed to be underwriters within the meaning of the Securities Act in connection with such sales. In that event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We have agreed to pay all fees and expenses incident to the registration of the shares, including certain fees and disbursements of counsel to the Selling Shareholders. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The Selling Shareholders have also agreed to indemnify us, our directors, officers, agents and representatives against certain liabilities, including certain liabilities under the Securities Act.

The Selling Shareholders and other persons participating in the distribution of the shares offered hereby are subject to the applicable requirements of Regulation M promulgated under the Securities Exchange Act of 1934 in connection with the sales of the shares.

Limited State Jurisdictions Where Securities Are to be Offered

The common stock offered hereby may be eligible for sale only in certain states, and, in some of those states, may be offered or sold only to institutional investors, as defined under applicable state securities law. No sales or distributions, other than as described herein, may be effected after this Prospectus shall have been appropriately amended or supplemented. Under the securities laws of certain states, the shares may be sold in those states only through registered or licensed broker-dealers or pursuant to available exemptions from such requirements. In addition, in certain states the shares may not be sold therein unless the shares have been registered or qualified for sale in such state or an exemption from such requirement is available and is complied with.

Upon approval, the securities will be offered in at least the following jurisdictions by salespersons of the issuer:

Florida
Washington, D.C.
Colorado
New York

Only residents of those states in which the shares have been approved for sale under applicable securities or Blue Sky laws may purchase shares in this Offering. Each potential investor will be required to execute an investment representation and subscription agreement that, among other things, requires the potential investor to certify his or her state of residence. A potential investor who is a resident of a state other than a state in which the shares have been qualified for sale may request that the Company register the shares in the state in which such investor resides. However, the Company is under no obligation to do so, and may refuse any such request.

Investor Relations Arrangements

Our company may enter into an investor relations agreement. Under the agreement, an investor relations firm is engaged to provide investor relations, corporate communications and related support services to our company, specifically including, among other duties, the development of a comprehensive plan for the dissemination of our information to shareholders as well as brokers, analysts and potential investors; advising our company regarding trends and changes in the Over-the-Counter Bulletin Board brokerage and investment community, as well as changes in share ownership of our shares, all in the context of providing appropriate investor relations communications; coordinating investor and shareholder contacts with our counsel to ensure compliance with applicable securities laws and exchange listing requirements; and assisting us with on-site investor relations meetings and with the design, preparation and dissemination of investor relations materials. No specific firm has been targeted by the Company and there can be no assurance that one will ever be engaged, or will be willing to be engaged by the Company on favorable terms.

      NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS
 AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. NEITHER THE
   DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE
   AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT
RELATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH AN OFFER
                              WOULD BE UNLAWFUL.


        UNTIL ____________________, 2001 (45 DAYS AFTER THE DATE OF THIS
        PROSPECTUS) ALL DEALERS EFFECTING TRANSACTIONS IN THE SHARES OF
          COMMON STOCK OFFERED HEREUNDER MAY BE REQUIRED TO DELIVER A
                                  PROSPECTUS.

====================================================================


====================================================================

                           ------------------------


               Subject to Completion Dated ______________, 2001


                               PVAXX CORPORATION

                               4,708,985 Shares

                                 Common Stock

                               TABLE OF CONTENTS

Prospectus Summary
Risk Factors
     Year 2000 Problems May Have an Adverse Effect
     Competition
     Potential Fluctuations in Quarterly Operating Results
     Limited Operating History
     Dependence on Third-Party Suppliers
     Patents, Trademarks and Proprietary Information
     Rapid Technological Changes
     Expansion
     Government Regulation
     Dependence on Key Personnel
     Control by Principal Shareholders, Officers and Directors
     Issuance of Preferred Stock
     Trading Market; Volatility of Stock Price
     Possible Need for Additional Financing
     Indemnification of Officers and Directors
     Dependence Upon Outside Advisors
     Rule 144 Sales
Use of Proceeds
Dilution
Dividend Policy
Business
Management's Discussion and Analysis of Financial Condition and
 Results of Operations
Management
Certain Transactions
Principal Shareholders
Description of Capital Stock
Plan of Distribution
Legal Matters
Experts
Additional Information
Financial Statements                                                    F-1


                         -------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Model Business Corporation Act of the State of Colorado ("CMBCA") provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person's conduct was unlawful.

The CMBCA provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation.

The CMBCA provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.

The Company's Articles of Incorporation (incorporated by reference herein) provides for indemnification of directors, officers and other persons as follows:

To the fullest extent permitted by the CMBCA as the same now exists or may hereafter be amended, the Corporation shall indemnify, and advance expenses to, its directors and officers and any person who is or was serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Corporation, by action of its board of directors, may provide indemnification or advance expenses to employees and agents of the Corporation or other persons only on such terms and conditions and to the extent determined by the board of directors in its sole and absolute discretion.

The indemnification and advancement of expenses shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability.

The indemnification and advancement of expenses, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such officer or director. The indemnification and advancement of expenses that may have been provided to an employee or agent of the Corporation by action of the board of directors, shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person, after the time such person has ceased to be an employee or agent of the Corporation, only on such terms and conditions and to the extent determined by the board of directors in its sole discretion.

THE COMPANY'S BY-LAWS (INCORPORATED BY REFERENCE HEREIN) PROVIDES THAT:

Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, because he is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "Indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the CMBCA, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide before such amendment), against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that, except as provided in the section "Right of Indemnitees to Bring Suit" with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation.

RIGHT TO ADVANCEMENT OF EXPENSES.

The right to indemnification conferred in the section "Right to Indemnification" of this Article shall include the right to be paid by the Corporation the expenses (including attorney's fees) incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the CMBCA requires, an advancement of expenses incurred by an Indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this section or otherwise.

The rights to indemnification and to the advancement of expenses conferred in this section and the section "Right to Indemnification" of this Article shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators. Any repeal or modification of any of the provisions of this Article shall not adversely affect any right or protection of an Indemnitee existing at the time of such repeal or modification.

RIGHT OF INDEMNITEES TO BRING SUIT.

If a claim under the section "Right to Indemnification" or "Right to Advancement of Expenses" of this Article is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expenses of prosecuting or defending such suit. In
(1) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (2) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the CMBCA.

Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the CMBCA, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise shall be on the Corporation.

NON-EXCLUSIVITY OF RIGHTS.

The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Articles of Incorporation as amended from time to time, these By-Laws, any agreement, any vote of stockholders or disinterested directors or otherwise.

INSURANCE.

The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the CMBCA.

INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION.

The Corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation. The directors and officers of our company are covered by a policy of liability insurance.

ITEM 25.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The expenses in connection with the sale of the Shares are estimated as follows:

Securities and Exchange Commission registration fee*      $   20,375
Legal Fees and expenses*                                      18,625
Accounting fees and expenses*                                 33,000
Printing and Engraving*                                        2,000
Miscellaneous*                                                 1,000
                                                          ----------
TOTAL                                                     $   75,000
----------------------
*estimated


ITEM 26.   UNREGISTERED SECURITIES ISSUED OR SOLD WITHIN ONE YEAR.

Oak Brook Capital IV, Inc. was incorporated under the laws of the State of Colorado on May 15, 1998. It was incorporated as a "blind pool" or "blank check" company for the purpose of seeking to acquire one or more properties or businesses. Oak Brook elected to voluntarily file a registration statement in order to become a reporting company under the Securities Exchange Act of 1934, as amended.

A Plan and Agreement of Share Exchange was executed on May 19, by and among Oak Brook PVAXX, Mark T. Thatcher and Gerard M. Werner, who joined in the execution of the Agreement for the purpose of making certain covenants regarding the transaction contemplated therein. Oak Brook is a corporation duly organized and validly existing under the laws of the state of Colorado, with its registered office at 17 West Cheyenne Mountain Blvd., Colorado Springs, Colorado 80906, its principal executive office at 1250 Turks Head Building, and its phone number is (401) 272-5800; PVAXX is a corporation duly organized and validly existing under the laws of the state of Florida, with its registered office located in the city of Ft. Myers, State of Florida, its principal executive office at 12730 New Brittany Boulevard, Ft. Myers, FL 33907, and its phone number is (941)274-9355; and Mark T. Thatcher is the Chairman and Secretary and Gerard M. Werner is the President and a Director of Oak Brook.

The respective boards of directors of Oak Brook and PVAXX deemed it desirable and in the best interests of their respective corporations, for Oak Brook to acquire the outstanding capital stock of PVAXX in exchange for the issuance of shares of the common and preferred stock of Oak Brook and proposed, declared advisable and approved such share exchange (the "PVAXX EXCHANGE") pursuant to this Agreement, which Agreement has been duly approved by resolutions of the respective boards of directors and a vote by the shareholders of Oak Brook and PVAXX.

APPROVAL OF PLAN AND AGREEMENT OF SHARE EXCHANGE

The Board of Directors and shareholders have unanimously approved a Plan and Agreement of Share Exchange (the "Exchange"), whereby Oak Brook acquired all of the issued and outstanding capital stock of PVAXX in exchange for 20,000,000 shares of the Common stock of Oak Brook and 10,000,000 shares of the Preferred Stock of Oak Brook.

CONVERSION OF PVAXX'S STOCK AND OTHER SECURITIES:

PVAXX shareholders surrendered one hundred percent (100%) of their issued and outstanding common and preferred shares to Oak Brook in exchange for receipt of one hundred percent (100%) of PVAXX shares, Oak Brook, on the terms and subject to the conditions herein set forth, issued and delivered to PVAXX shareholders:

       (i) Issuance of Shares and Options in connection with the PVAXX Exchange. The aggregate number of Oak Brook Shares of common stock to be issued or reserved for issuance in connection with the PVAXX Exchange shall be twenty million (20,000,000) As soon as practicable after the PVAXX Exchange became effective, Oak Brook caused its transfer agent (the "Transfer Agent") to issue to the shareholders of oak Brook, on a pro rata basis, an aggregate of twenty million (20,000,000) Shares of Oak Brook common stock in exchange for all the existing shares of PVAXX common stock.

            The calculation of pro rata distributions for the purposes of this section shall be made by dividing the aggregate number of Oak Brook Shares of common stock to be issued or reserved for issuance in connection with the PVAXX Exchange by the aggregate number of PVAXX Shares of common stock issued or reserved as a result of options, warrants, convertible securities or other commitments. No other issuance of securities is required to effect the PVAXX Exchange.

            (ii)  Fractional Interests.   No fractional shares of common stock
            of Oak Brook or certificate or script representing the same was Issued. In lieu thereof each holder of PVAXX Shares or PVAXX Options having a fractional interest arising upon such conversion was rounded up into one full additional share of Oak Brook common stock;

            (iii) Status of Common Stock. All Shares of common stock of Oak Brook into which PVAXX Shares were converted as herein provided were fully paid and non-assessable and issued in full satisfaction of all rights pertaining to such Shares;

            The PVAXX Exchange was intended to qualify as an I.R.C. 368(b) tax-free reorganization. At the Closing, (a) PVAXX delivered to Oak Brook a statement (in such form as may be reasonably requested by counsel to Oak Brook) conforming to the requirements of Section 1.897-2(h)(1)(i) of the United States Treasury Regulations, and (b) PVAXX shall deliver to the IRS the notification required under Section 1.897 - 2(h)(2) of the United States Treasury Regulations.

The following information sets forth all securities of the Company sold by it since inception, which securities were not registered under the Securities Act of 1933, as amended. There were no underwriting discounts and commissions paid in connection with the issuance of any shares of common stock prior to the date of this Registration Statement.

All of the sales of securities prior to the date hereof were made in reliance upon Section 4(2), 4(6) and Rule 505 and 506 of Regulation D of the
Securities Act, which provides exemption for transactions not involving a public offering. All certificates are "restricted securities" and bear a restrictive legend. See "Description of Securities--Shares Eligible for Future Sale."

Certain of these shares were issued without registration under the Securities Act, by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof, as transactions by an issuer not involving a public offering. Each recipient of shares delivered appropriate investment representations to the Company with respect thereto and consented to the imposition of restrictive legends upon the certificates evidencing the shares.

ITEM 27.   EXHIBITS.

                                INDEX TO EXHIBITS


EXHIBIT     NO.     DESCRIPTION


##          2.10     Plan of Share Exchange dated May 19, 2000;

##          2.11     Articles of Share Exchange between Oak Brook Capital IV,
                     Inc. and PVAXX Corporation, dated June 26, 2000;

#           3(a)     Articles of Incorporation

#           3(b)     Bylaws

#           4(a)     Agreements Defining Certain Rights of Shareholders

#           4(b)     Specimen Stock Certificate

x           4(c)     Subscription Agreement

x           4(d)     Investor Representation Letter

x           5.1      Opinion of Nadeau & Simmons, P.C. regarding the legality
                     of the securities being offered hereby.

7                    Not applicable

9                    Not applicable

##          10.1     Issuance of Restricted Shares from Authorized Shares

##          10.2     Opinion to Transfer Agent Authorizing Issuance of
                     Restricted Shares from Authorized Shares

x           10.3     Employment Agreements (Stevens and Wade)

x           10.4     Lease Terms


11                   Not applicable

14                   Not applicable

16                   Not applicable

##          20.1     Board of Director's Resolution's authorizing merger and
                     name change from Oak Brook Capital IV, Inc. to PVAXX
                     Corporation;

21                   Not applicable

x           23.1     Consent of Counsel (contained in Exhibit 5.1)

x           24.1     Consent of Dennis W. Bersch, CPA.

x           27       Financial Data Schedule

28                   Not applicable

#           99.1     Safe Harbor Compliance Statement

____________________________

## incorporated herein by reference from Registrant's Amendment to Form 8-K, filed July 10, 2000

#   incorporated herein by reference from Registrant's Third
    Amendment to Form 10SB12G, filed August 5, 1999.

x   filed herewith


ITEM 28.   UNDERTAKINGS.

The undersigned hereby undertakes:

(1) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section
13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(2) that before any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form;

(3) that every prospectus (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of
Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(4) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form SB-2 under the Securities Act of 1933, within one business day of receipt of any such request, and to send the incorporated documents by first class mail or other equally prompt means, including information contained in documents filed after the effective date of the registration statement through the date of responding to such request; and

(5) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim of indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

PVAXX CORPORATION

By:  /s/ Henry Stevens

________________________________
HENRY STEVENS
Chairman

Date: February 19, 2001


                            POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Henry Stevens, his true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution, for then and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This power of attorney may be executed in counterparts.



Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURE                  TITLE                     DATE
-----------------          ----------------          -----------------

/s/ Bryan Wade             Secretary                 February 19, 2001
